      As filed with the Securities and Exchange Commission on May 16, 2000
                                                      Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                --------------
                                    FORM S-1
                                INTERLIANT, INC.
             (Exact name of registrant as specified in its charter)
       Delaware                       7379                 13-397-8980
   (State or other        (Primary Standard Industrial  (I.R.S. Employer
   jurisdiction of        Classification Code Number) Identification No.)
   incorporation or
    organization)
                            Two Manhattanville Road
                            Purchase, New York 10577
                                 (914) 640-9000
               (Address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)
                                --------------
                               Herbert R. Hribar
                     President and Chief Executive Officer
                                Interliant, Inc.
                            Two Manhattanville Road
                            Purchase, New York 10577
                                 (914) 640-9000
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                                --------------
                                   Copies to:
                              Bruce S. Klein, Esq.
              Senior Vice President, General Counsel and Secretary
                                Interliant, Inc.
                            Two Manhattanville Road
                            Purchase, New York 10577
                                 (914) 640-9000
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------

                                         Proposed
 Title Of Each Class Of                  Maximum         Proposed       Amount Of
    Securities To Be     Amount To Be Offering Price Maximum Aggregate Registration
       Registered         Registered     Per Unit     Offering Price       Fee
-----------------------------------------------------------------------------------
7% Convertible
 Subordinated Notes due
 2005..................  $154,825,000   59.625(1)       $92,314,406      $24,371
-----------------------------------------------------------------------------------
Common Stock, par value
 $0.01.................  2,915,726(2)        -(3)              -(3)         -(3)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and based on the average of the high and low prices, on May 15, 2000, for the 7% Convertible Subordinated Notes due
    2005, as traded on the PORTAL system.
(2) This number represents the number of shares of Common Stock that are initially issuable upon conversion of the 7% Convertible Subordinated Notes due 2005 (the "Notes") registered hereby. For purposes of estimating the number of shares of Common Stock to be included in the Registration Statement upon conversion of the Notes, the Company calculated the number of shares issuable upon conversion of the Notes based on a conversion rate of 18.8324 shares per $1,000 principal amount of the Notes. In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended, the amount to be registered includes an indeterminate number of shares of Common Stock issuable upon conversion of the Notes, as this amount may be adjusted in certain circumstances outlined in the prospectus. For more details, see "Description of the Notes" under the heading "Conversion Rights."
(3) No additional consideration will be received for the Common Stock, and, therefore, no registration fee is required pursuant to Rule 457(i).
   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information contained in this prospectus is not complete and may be       +
+changed. We may not sell these securities until the registration statement    +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus is not an offer to sell these securities and it is not soliciting + +an offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion
                   Preliminary Prospectus dated May 16, 2000

PROSPECTUS

                              [LOGO OF INTERLIANT]

                          7% Convertible Subordinated
                                 Notes due 2005

  This prospectus relates to the 7% Convertible Subordinated Notes due 2005 of Interliant, Inc., a Delaware corporation, held by certain security holders who may offer for sale the notes and the shares of our common stock into which the notes are convertible at any time at market prices prevailing at the time of sale or at privately negotiated prices. The selling security holders may sell the notes or the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

  The holders of the notes may convert the notes into shares of our common stock at any time before their maturity, unless we have previously redeemed or repurchased them, at a conversion rate of 18.8324 shares per $1,000 principal amount of notes. This is equivalent to a conversion price of approximately $53.10 per share. On May 15, 2000 the last reported sale price of our common stock, listed under the symbol "INIT", on the Nasdaq National Market was $20.3125 per share.

  We will pay interest on the notes on February 16 and August 16 of each year, beginning August 16, 2000. The notes will mature on February 16, 2005. We may redeem some or all of the notes at any time on or before February 18, 2003 at a redemption price of $1,000 per $1,000 principal amount of notes, plus accrued and unpaid interest, if any, to the redemption date, if the closing price of our common stock has exceeded 150% of the conversion price then in effect for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date of mailing of the provisional redemption notice. We will make an additional payment in cash with respect to the notes called for provisional redemption in an amount equal to $152.54 per $1,000 principal amount of notes, less the amount of any interest actually paid on the notes before the call for redemption. At any time after February 18, 2003, we may redeem the notes, in whole or in part, at the redemption prices set forth in this prospectus.

  In the event of a Change of Control, as defined in this prospectus, each holder of the notes may require us to repurchase the notes at 100% of the principal amount of the notes plus accrued interest.

  The notes are general, unsecured obligations that are subordinated in right of payment to all of our existing and future senior indebtedness and effectively subordinate to all existing and future liabilities of our subsidiaries.

  Our 7% Convertible Subordinated Notes are currently eligible for trading on the PORTAL Market of the Nasdaq Stock Market.

  Investing in the notes or our common stock involves significant risks, including those described in the "Risk Factors" section beginning on page 3 of this prospectus.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is trustful or complete. Any representation to the contrary is a criminal offense.

                                 ------------

                  The date of this prospectus is       , 2000.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................   3
Use of Proceeds..........................................................  15
Dividend Policy..........................................................  15
Price Range of Common Stock..............................................  15
Selected Consolidated Financial Data.....................................  16
Ratio of Earnings to Fixed Charges.......................................  17
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  18
Business.................................................................  27
Management...............................................................  45
Related Party Transactions...............................................  56
Principal Stockholders...................................................  59
Selling Securityholders..................................................  61
Description Of Notes.....................................................  62
Description Of Capital Stock.............................................  79
Certain United States Federal Income Tax Considerations..................  81
Plan Of Distribution.....................................................  86
Legal Matters............................................................  87
Experts..................................................................  87
Where You Can Find More Information About Us.............................  88
Index to Financial Statements............................................ F-1

                               ----------------

   Interliant(R) is a registered trademark of Interliant, Inc. This prospectus also includes trademarks of other companies. These trademarks are the property of their respective holders.

   You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

   All references to "we," "us," "our" or "Interliant" in this prospectus means Interliant, Inc., the issuer of the notes and the common stock issuable upon conversion of the notes. For purposes of this prospectus, the company whose business we acquired in March 1999, the name of which was Interliant, Inc., is referred to as Interliant Texas. We changed our name from Sage Networks, Inc. to Interliant, Inc. after acquiring Interliant Texas.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus contains forward-looking statements relating to, among other things, future results of operations, growth plans, acquisitions and integration, sales, gross margin and expense trends, capital requirements, strategic partnerships and general industry and business conditions applicable to Interliant. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. When used in this prospectus, the words "anticipate," "believe," "estimate" and similar expressions are generally intended to identify forward-looking statements. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in the "Risk Factors" discussion, important factors to consider in evaluating such forward-looking statements include unforeseen difficulties in integrating acquisitions or in completing profitable acquisitions in the future, changes in external competitive market factors, changes in our business strategy or an inability to execute our strategy due to unanticipated changes in our business, our industry or the economy in general and various other factors that may prevent us from competing successfully in existing or future markets. In light of these risks and uncertainties, we cannot assure you that the forward-looking statements contained in this prospectus will be in fact realized and we assume no duty to update any information herein.

                               PROSPECTUS SUMMARY

Our Company

   We are a leading application service provider, or ASP, providing our customers with a broad range of outsourced e-business solutions. Our customers face significant challenges in doing business on the Internet due to its technical complexity, their lack of technical skills, the time necessary to implement solutions and the cost of implementation and ongoing support. By providing comprehensive outsourced solutions that combine our hosting infrastructure with Internet professional services expertise, we can rapidly design, implement, deploy and effectively manage cost-effective e-business solutions for our customers.

   As an ASP, we provide:


  . hosting infrastructure for our customers' network-based applications, which allows our customers to store their databases, applications or Web sites on equipment owned and maintained by us or on our customers' equipment located in our data centers;

  . Internet professional services for designing, implementing and deploying these network-based applications; and

  . operations support, systems and applications management and customer care for our customers and their end-users.

   Our services portfolio consists of the following solutions:

   Web Hosting. We provide virtual, dedicated and co-located Web hosting services. These range from simple, low-end, marketing-oriented Web sites on a server shared by many customers to high-end, Web-based, mission-critical applications on hardware dedicated to a specific customer.

   Enterprise Resource Planning. Our enterprise resource planning, or ERP, solutions include the implementation and hosting of PeopleSoft solutions. We provide hosting services for outsourced human resources and finance solutions, as well as implementation and management support to PeopleSoft customers.

   E-Commerce. We provide e-commerce solutions based on IBM Net.Commerce, Microsoft SiteServer, Mercantec SoftCart and other applications. Our e-commerce solutions allow our customers to create and manage electronic storefronts and provide end-to-end online e-commerce solutions.

   Customer Relationship Management. Our Customer Relationship Management, or CRM, solutions, which are based on software provided by companies such as Onyx, provide geographically distributed sales and marketing organizations with all the elements needed to deploy sales force automation, partner relationship management and other CRM solutions quickly and at a reasonable cost.

   Infrastructure/Security Solutions. Our infrastructure/security solutions allow our customers to implement and deploy technologies that enhance the performance of their hosted e-business solutions. These technologies include managed firewall services, load balancing, and caching solutions from vendors such as Cisco Systems, Check Point Software, ArrowPoint Communications, and Alteon WebSystems.

   Messaging/Knowledge Management. We offer a range of messaging and knowledge management hosting solutions for the Lotus Notes/Domino and Microsoft Exchange platforms. These solutions provide our customers with the infrastructure needed to support e-mail and other messaging methods for internal and external communication, project team collaboration and document sharing and to improve business process automation and workflow. We also provide outsourced messaging solutions based on industry-standard e-mail technologies, such as POP and SMTP, as well as proprietary messaging solutions, including our eReach for messaging.

   Distributed Learning. Our distributed learning solutions, which are based on software provided by Lotus, Macromedia and other companies, allow our customers to create online learning and training environments.

   Internet Professional Services. We implement, enhance and support all of our ASP solutions with Internet professional services, either provided by our own consultants or by our business partners. Our Internet professional services include capabilities to create intranet, extranet and application hosting solutions for our customers, as well as provide network implementation, security implementation and back-end Web development projects. These services are a key part of our ASP service delivery, enabling us to provide our customers with an end-to-end outsourced solution.

   We have four state-of-the-art primary data centers located in Houston, Texas; Atlanta, Georgia; Vienna, Virginia and Columbus, Ohio. Our data centers in Houston, Atlanta and Vienna are monitored on a 24x7 basis and include sophisticated monitoring and diagnostics, 24x7 customer support, multiple high speed network connections to the Internet and uninterruptible power supplies, fire suppression and external fuel generators. Our Columbus data center is a secured, raised-floor data center that provides continuous support, plus a standby generator, hot and cold disaster recovery sites, and off-site data storage and is monitored on a 24x7 basis.

   We have grown rapidly since our inception in December 1997, acquiring 23 hosting and related Internet service businesses through March 31, 2000. In addition, we have established strategic relationships that enable us to provide complete, scalable and reliable ASP services to our customers and business partners. Our current strategic alliances include partnerships with IBM, Dell Computer, BMC Software, Lotus Development, Microsoft, UUNET Technologies, Network Solutions, Cisco Systems and Onyx.

   Our principal executive offices are located at Two Manhattanville Road, Purchase, New York 10577 and our telephone number at that address is (914) 640-9000.

                                  RISK FACTORS

   Investing in the notes or shares of our common stock issuable upon conversion of the notes entails significant risk. You should carefully consider the risks and uncertainties described below and elsewhere in this prospectus before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks or uncertainties actually occur, our business could be adversely affected. In this event, the trading price of the notes and our common stock could decline and you could lose part or all of your investment.

 We are a young and developing company and as a result investing in the notes or our stock presents the following risks.

We have a limited operating history and may not successfully implement our business plan.

   We have a limited operating history. We were incorporated in December 1997 and began offering Web hosting services in February 1998. Through March 31, 2000, we have completed 23 acquisitions. As a result of our limited operating history and numerous acquisitions, our business model is still developing. Our business and prospects must be considered in light of the risks frequently encountered by companies in their early stages of development, particularly companies in the new and rapidly evolving Internet services market. Some of these risks relate to our ability to:

  . implement our sales and marketing strategy to support our business and build the Interliant brand;

  . identify, acquire and integrate strategic acquisitions and then cross-sell our expanding range of branded services to the customer bases of the acquired companies;

  .  provide reliable and cost-effective services to our customers;

  . continue to build our operations and accounting infrastructure to accommodate additional customers;

  . respond to technological developments and new products and services offered by our competitors;

  . develop and offer new products and services or differentiate such products and services from those offered by our competitors;

  . enter into strategic relationships with application software vendors and other strategic partners that further advance our objective to become a full service ASP;

  .  build, maintain and expand distribution channels; and

  .  attract and retain qualified personnel.

   We may not be successful in accomplishing these objectives. If we are not successful, our business could be adversely affected.

We have a history of significant losses and these losses may increase in the future.

   Since our inception in December 1997, we have experienced operating losses for each quarterly and annual period. We experienced net losses of approximately $53.9 million in the year ended December 31, 1999 and $28.6 million in the three months ended March 31, 2000. As of March 31, 2000, we had an accumulated deficit of approximately $93.4 million. The revenue, cash flow and income potential of our business model is unproven and our limited operating history makes it difficult to evaluate our prospects. We anticipate that we will incur increased expenses, losses, and cash flow deficits as we expand our sales and marketing initiatives to continue to grow the Interliant brand, fund greater levels of product development, continue to build out our data centers, implement centralized billing, accounting and customer service systems and continue our acquisition program.

   We have experienced significant growth in revenues, primarily attributable to acquisitions. This growth rate is not necessarily indicative of future operating results. Our future results will depend not only on continuing our acquisition strategy but also on internal growth. We expect that future acquisitions will increase our operating expenses and operating losses. As a result, we expect to incur significant additional operating losses. We cannot give any assurance that we will ever achieve profitability on a quarterly or annual basis, or, if we achieve profitability, that it will be sustainable.

Our operating results may fluctuate in the future. As a result, period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indications of future performance.

   Our operating results may fluctuate in the future as a result of a variety of factors, some of which are outside of our control. These factors include:

  . the quality and timing of acquisitions we complete and our ability to successfully integrate these acquisitions into our business;

  . the demand for our services, pricing pressures in our market and changes in the mix of products and services sold by us and our competitors;

  . technological issues, including technical difficulties affecting the Internet generally or our hosting operations in particular and increased technological demands of our customers;

  . the amount and timing of our costs related to our marketing efforts and service introductions by us or our reseller or referral partners; and

  .  economic conditions specific to the hosting and consulting industries.

   Historically, fluctuations in our operating results have resulted principally from completed acquisitions. Due to the factors described above, our operating results may not be indicative of future operating results. In addition, our future operating results for any particular period may differ materially from our expectations or those of investors or security analysts. In this event, the market price of the notes and our common stock would likely fall dramatically.

We only recently began to offer many of our products and services and we intend to offer new products and services in the future. If our products are not accepted by the market or have reliability or quality problems, our business may suffer.

   We have recently introduced new hosting solutions such as our hosted customer relationship management solutions as well as enhanced Internet services such as e-commerce and consulting services. If these and other new hosting solutions and enhanced Internet services that we may introduce in the future fail to gain market acceptance, our business could be adversely affected. In addition, if these newly introduced hosting solutions and enhanced Internet services have reliability, quality or compatibility problems, market acceptance of these products could be greatly hindered and our ability to attract new customers could be adversely affected. We cannot offer any assurance that these new solutions and services are free from any reliability, quality or compatibility problems.

The continued growth of the market for our products and services may not materialize.

   Our market is new and rapidly evolving. Whether the market for our products and services will continue to grow is uncertain. Our business would be adversely affected if the hosting market does not continue to grow or if businesses reduce or discontinue outsourcing their hosting business.

   Our success depends in part on continued growth in the use of the Internet. Our business would be adversely affected if Internet usage does not continue to grow. Internet usage may be inhibited for a number of reasons, such as:

  .  security and privacy concerns;

  . uncertainty of legal and regulatory issues concerning the use of the Internet;

  .  inconsistent quality of service; and

  .  lack of availability of cost-effective, high-speed connectivity.

 We are growing rapidly, principally through acquisitions, which presents the following risks.

The success of our business plan depends on our ability to make additional acquisitions. Our acquisition program entails significant risks.

   We intend to pursue opportunities to expand our business through the acquisition of selected companies in targeted markets. The acquisition candidates we review can be large, and their acquisition by us could have a significant and lasting impact on our business. We cannot guarantee that:

  . we will be able to identify appropriate acquisition candidates or negotiate acquisitions on favorable terms; or

  . we will be able to obtain the financing necessary to complete all projected future acquisitions.

   Acquisitions involve numerous risks, including adverse effects on our operating results from increases in amortization of intangible assets, inability to integrate acquired businesses, increased compensation expense associated with newly hired employees and unanticipated liabilities and expenses. In addition, we cannot guarantee that we will realize the benefits or strategic objectives we are seeking to obtain by acquiring any particular company and any acquired company could significantly underperform relative to our expectations. In particular, acquired companies have often experienced modest revenue declines immediately following the closing of the acquisition.

   Because we have only recently completed many of our acquisitions, we are currently facing all of these challenges and we have not established our ability to meet them over the long term. As a result of all of the foregoing, our acquisition strategy could adversely affect our business.

The success of our business plan depends on the successful integration of acquisitions.

   From February 1998 through March 31, 2000, we have acquired 23 businesses and are currently pursuing additional acquisitions. Our future performance will depend in large part on our ability to integrate these businesses or any future acquired businesses with our existing operations successfully and profitably. To integrate acquired businesses, it is often necessary or desirable to accomplish one or more of the following:

  . consolidate their billing and accounting systems into our systems and implement financial and other control systems;

  . relocate the servers and other equipment of acquired companies to one of our facilities;

  . migrate the operations of acquired companies onto our technology platforms;

  . integrate the customer accounts of acquired companies into our customer service system;

  . integrate the service offerings of acquired companies into the Interliant brand; and

  . identify resellers and referral partners of the services of acquired companies and migrate them to our business partner program.

   We may not be able to successfully integrate acquired businesses with existing operations without substantial costs, delays or other problems, if at all. As we integrate acquired businesses:

  . we may lose customers of acquired companies due to difficulties during the integration process;

  . we may not be able to bill customers of the acquired companies accurately due to potential deficiencies in the internal controls of the acquired companies, such as inadequate back-office systems of the acquired companies and potential difficulties in migrating records onto our own systems;

  . we may experience difficulty in collecting bills rendered by acquired companies due to inaccurate record keeping of the acquired companies;

  . key employees of the acquired companies whom we wish to retain may resign;

  . management's attention and resources could be diverted from our ongoing business concerns;

  . we may not be able to integrate newly acquired technologies with our existing technologies; and

  . we may not be able to train, retain and motivate executives and employees of the acquired companies.

   The businesses we have acquired are in various stages of the integration process. Our integration plan is constantly changing as a result of our business activities, as well as future acquisitions. Because we employ a strategy that includes a high level of acquisition activity, at any time there are likely to be one or more operating businesses that have not been integrated into our business. In addition, our acquisitions in February 2000 of reSOURCE Partner, Inc. and Softlink, Inc., respectively, represent in the aggregate our largest acquisition to date, and thus the integration risks set forth above will likely be even more significant with respect to these two acquisitions.

A significant portion of our assets consists of intangible assets, the recoverability of which is not certain and the amortization of which will increase losses or reduce earnings in the future.

   In connection with our acquisitions completed through March 31, 2000, $177.7 million of the aggregate purchase price has been allocated to intangible assets such as covenants not to compete, customer lists, trade names, assembled work force and goodwill. Annual amortization expense related to these intangible assets in the current fiscal year will be approximately $46.9 million. Amortization expense will increase as we acquire additional businesses. Our business could suffer if changes in our industry or our inability to operate the business successfully and produce positive cash flows from operations result in an impairment in the value of our intangible assets and therefore necessitate a write-off of all or part of these assets.

Our rapid growth and expansion has and may continue to significantly strain our resources.

   We are experiencing rapid growth, primarily due to acquisitions. This rapid growth has placed and is likely to continue to place, a significant strain on our operating and financial resources. Our future performance will partly depend on our ability to manage our growth effectively, which will require that we further develop our operating and financial system capabilities and controls. We have invested and intend to continue to invest, significant amounts in billing, accounts receivable, customer service and financial systems. Because we employ a strategy that includes a high level of acquisition activity, at any time there are likely to be one or more operating businesses that have not been integrated into our core systems and continue to produce financial and other information from their existing systems. As a result, our ability to record, process, summarize and report financial data could be adversely affected.

We may need additional funds which, if available, could result in an increase in our interest expense or dilution of your shareholdings. If these funds are not available, our business could be hurt.

   To date, our cash flows from operations have been insufficient to fund our operations and our acquisition and internal growth programs. We have funded our operations principally from the proceeds of stock sales, sales of convertible notes and from other external sources. We cannot predict when we will be able to fund our operations entirely from internally generated cash flow. We may never be able to do so. As a result, we may need to raise additional funds to conduct our operations and fund our growth programs.

   We may raise funds through public or private debt or equity financing. If funds are raised through the issuance of equity securities, the percentage ownership of our then current stockholders may be reduced and such equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. If additional funds are raised through the issuance of debt securities, such securities would have certain rights, preferences and privileges senior to those of the holders of our common stock and the terms of such debt could impose restrictions on our operations. If additional funds become necessary, additional financing may not be available on terms favorable to us, or at all. If adequate funds are not available on acceptable terms, we may not be able to continue to fund our operations and growth or to continue our acquisition program. Our inability to raise capital could adversely affect our business.

 We operate in the young and rapidly evolving Internet services industry, which presents the following risks.

We depend on the growth and stability of the Internet infrastructure.

   If the use of the Internet continues to grow rapidly, its infrastructure may not be able to support the demands placed on it by such growth and its performance or reliability may decline. In addition, Web sites have experienced interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays occur frequently, use of the Internet as a commercial or business medium could, in the future, grow more slowly or decline, which would adversely affect our business.

If we do not respond effectively and on a timely basis to rapid technological change, our business could suffer.

   The Internet industry is characterized by rapidly changing technology, industry standards, customer needs and competition, as well as by frequent new product and service introductions. Our future success will depend, in part, on our ability to accomplish all of the following in a timely and cost-effective manner, all while continuing to develop our business model and roll-out our services:

  .  effectively use and integrate leading technologies;

  .  continue to develop our technical expertise;

  .  enhance our products and current networking services;

  .  develop new products and services that meet changing customer needs;

  .  advertise and market our products and services; and

  .  influence and respond to emerging industry standards and other changes.

   We cannot assure you that we will successfully use or develop new technologies, introduce new services or enhance our existing services on a timely basis, or that new technologies or enhancements used or developed by us will achieve market acceptance. Our pursuit of necessary technological advances may require substantial time and expense.

Disruption of our services due to accidental or intentional security breaches may adversely impact our business.

   A significant barrier to the growth of e-commerce and communications over the Internet has been the need for secure transmission of confidential information. Despite our design and implementation of a variety of network security measures, unauthorized access, computer viruses, accidental or intentional actions and other disruptions could occur. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches. If someone were able to misappropriate our users' personal or proprietary information or credit card information, we could be subject to claims, litigation or other potential liabilities.

We operate in an uncertain regulatory and legal environment which may make it more difficult to defend ourselves against any claims brought against us.

   We are not currently subject to direct regulation by the Federal Communications Commission or any other governmental agency, other than regulations applicable to business in general. While there are currently few laws or regulations which specifically regulate Internet communications, laws and regulations directly applicable to online commerce or Internet communications are becoming more prevalent. There is much uncertainty regarding the marketplace impact of these laws. In addition, various jurisdictions already have enacted laws covering intellectual property, privacy, libel and taxation that could affect our business by virtue of their impact on online commerce. In the future, we may become subject to regulation by the FCC or another regulatory agency. Further, the growth of the Internet, coupled with publicity regarding Internet fraud, may lead to the enactment of more stringent consumer protection laws. If we become subject to claims that we have violated any laws, even if we successfully defend against these claims, our business could suffer. Moreover, new laws that impose restrictions on our ability to follow current business practices or increase our costs of doing business could hurt our business.

If states and countries in which we do not currently collect sales or other taxes mandate that we do so, our business could suffer.

   We collect sales or other taxes with respect to the sale of products or services in states and countries where we believe we are required to do so. We currently do not collect sales and other taxes in all states and countries in which we have offices and may be required by law to do so. One or more jurisdictions have sought to impose sales or other tax obligations on companies that engage in online commerce within their jurisdictions. A successful assertion by one or more jurisdictions that we should collect sales or other taxes on our products and services, or remit payment of sales or other taxes for prior periods, could have an adverse effect on our business.

We could face liability for information disseminated through our network.

   It is possible that claims could be made against us in connection with the nature and content of the materials disseminated through our networks. Several private lawsuits are pending against other entities which seek to impose liability upon online services companies and Internet service providers as a result of the nature and content of materials disseminated over the Internet. If any of these actions succeed, we might be required to respond by investing substantial resources or discontinuing some of our product or service offerings. The increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impact the growth of Internet use. Although we carry professional liability insurance, it may not be adequate to compensate or may not cover us in the event we become liable for information carried on or disseminated through our networks. Any costs not covered by insurance incurred as a result of such liability or asserted liability could adversely affect our business.

We operate in an extremely competitive market and may not be able to compete effectively.

   Our current and prospective competitors are numerous. Many of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we do. We may not be able to compete effectively. See "Business--Competition."

We depend on the skills of key personnel.

   We depend on the continued service of our key personnel. Our key personnel are critical to our success, and many of them would be difficult to replace. Many of them are not bound by employment agreements, and competitors in our industry may attempt to recruit them. We currently have agreements to retain the services of certain members of our management team. These agreements do not, however, as a practical matter, guarantee our retention of these persons. In addition, our Co-Chairmen, Mr. Fassler and Mr. Feld, are each currently active in, and serve as directors and/or executive officers of, a number of businesses other than Interliant. Although Mr. Feld spends a significant portion of his time on our business, and both Mr. Fassler and Mr. Feld are active in our management, they are not contractually committed to spend any specific amount of time at Interliant. The loss of the services of one or more of our key personnel could adversely affect our business.

We operate in an industry where it is difficult to attract and retain qualified personnel.

   We expect that we will need to hire additional personnel in all areas of our business. The competition for personnel throughout our industry is intense. At times, we have experienced difficulty in attracting qualified new personnel. If we do not succeed in attracting new, qualified personnel or retaining and motivating our current personnel, our business could suffer.

Our application hosting solutions depend on software applications we obtain from third parties.

   We obtain software products pursuant to agreements with vendors such as Lotus and Microsoft and package them as part of our application hosting solutions. The agreements are typically for terms ranging from one to three years. We also license additional technologies that we use in our business from other third parties. If these agreements were terminated or not renewed, we might have to discontinue products or services that are central to our business strategy or delay their introduction unless we could find, license and package equivalent technology. Our business strategy also depends on obtaining additional application software. We cannot be sure, however, that we will be able to obtain the new and enhanced applications we may need to keep our solutions competitive. If we cannot obtain these applications and as a result must discontinue, delay or reduce the availability of our solutions or other products and services, our business may be adversely affected. In addition, we may become subject to infringement actions based upon the technologies licensed from third parties. Any of these claims, with or without merit, could subject us to costly litigation and divert the attention of our technical and management personnel.

 Our business operations present the following additional risks.

We intend to commit substantial funds to sales and marketing initiatives. Our failure to develop brand recognition for the Interliant brand could hurt our business.

   Our sales and marketing expenses were $17.2 million and $2.6 million in the years ended December 31, 1999 and 1998, respectively, and $8.0 million for the three months ended March 31, 2000. A key component of our strategy is to significantly increase our sales and marketing activities. This will include the expansion of our sales force, development of reseller and referral partner channels and increased marketing efforts. As a result, sales and marketing expenses are likely to increase substantially in future periods. Our business could be adversely affected if the Interliant brand is not well received by our customers, our marketing efforts are not productive or we are otherwise unsuccessful in increasing our brand awareness. We are currently marketing and expect to continue to market many of our products and services under the brand names of acquired companies. In most circumstances, we intend to change the brand under which we offer these products and services to the Interliant brand. If we are unsuccessful in these efforts, we may not achieve our revenues objectives and the acquired operations could lose substantial value.

Our agreements with application software vendors are not exclusive and may not provide us with any competitive advantage.

   None of our agreements for application software and other technology are exclusive. Our competitors may also license and utilize the same technology in competition with us. We cannot be sure that the vendors of technology used in our products will continue to support this technology in its current form. Nor can we be sure that we will be able to adapt our own products to changes in this technology. In addition, we cannot be sure that potential financial or other difficulties of third party vendors will not have an adverse affect on the technologies incorporated in our products, or that, if these technologies become unavailable, we will be able to find suitable alternatives.

We depend on our network infrastructure. If we do not have continued access to a reliable network, our business will suffer.

   Our success partly depends upon the capacity, scalability, reliability and security of our network infrastructure, including the capacity leased from our telecommunications network suppliers such as UUNET Technologies. We depend on these companies to provide uninterrupted and "bug free" service. We would be adversely affected if such services were not provided. In addition, we would be adversely affected if:

  .  these companies greatly increased the prices of their services; or

  . the telecommunications capacity available to us was insufficient for our business purposes and we were unable to use alternative networks or pass along any increased costs to our customers.

Our business and expansion models assume that we will be able to scale our network infrastructure to support increasing numbers of customers and increased traffic. However, the scalability of our network is unproven.

   We must continue to develop and expand our network infrastructure to accommodate:

  .  increases in the number of users we service;

  .  increases in the amount of information our customers wish to transport;

  .  increases in the number of products and services we offer; and

  .  changing customer requirements.

   Our expansion and adaptation of our telecommunications and hosting facility infrastructure will require substantial financial, operational and management resources. If we are required to expand our network significantly and rapidly due to increased usage, additional stress will be placed upon our network hardware, traffic management systems and hosting facilities. As a result of the limited deployment of our services to date, the ability of our network to connect and manage a substantially larger number of customers at high transmission speeds while achieving expected performance is unknown.

   As our customers' bandwidth usage increases, we will need to make additional investments in our infrastructure to maintain adequate data transmission speeds, the availability of which may be limited and the cost of which may be significant. Additional network capacity may not be available from third-party suppliers as it is needed by us. As a result, our network may not be able to achieve or maintain a sufficiently high capacity of data transmission, especially if customers' usage increases. Any failure on our part to achieve or maintain high-capacity data transmission could significantly reduce consumer demand for our services and adversely affect our business.

We could experience system failures and capacity constraints, which could affect our ability to compete.

   To succeed, we must be able to operate our network infrastructure on a 24x7 basis without interruption. Our operations depend upon our ability to protect our network infrastructure, equipment and customer files against damage from:

  .  human error;

  .  natural disasters;

  .  power loss or telecommunications failures; and

  .  sabotage or other intentional acts of vandalism.

   However, even if we take precautions, the occurrence of a natural disaster or other unanticipated problems at our data centers could result in interruptions in the services we provide to our customers.

   At this time, we do not have a formal disaster recovery plan. In addition, our data centers are subject to various single points of failure. As a result, a problem with one of our routers, switches or fiber paths or with another aspect of our network could cause an interruption in the services we provide to some of our customers. We have experienced interruptions in service in the past. Any future interruptions could:

  . require us to spend substantial amounts of money replacing existing equipment or adding redundant facilities;

  .  damage our reputation for reliable service;

  . cause existing end users, resellers and referral partners to cancel their contracts;

  .  cause end users to seek damages for losses incurred; or

  . make it more difficult for us to attract new end users, resellers and referral partners.

   Any of these occurrences could adversely affect our business.

   We have entered into service level agreements with some of our customers and we anticipate that we will offer service level agreements to a larger group of customers in the future. In that case, we could incur significant liability to our customers in connection with any system downtime and those obligations may adversely affect our business.

Currency fluctuations and different standards, regulations and laws relating to our international operations may adversely affect our business.

   Approximately 20.0% of our revenue for the year ended December 31, 1999 and, on a pro forma basis, giving effect to acquisitions completed through March 31, 2000, 10.0% for the three months ended March 31, 2000 were to customers located outside the United States, primarily in Europe, Asia and South America. Our success may depend in part on expanding our international presence. Because our sales overseas are denominated in U.S. dollars, currency fluctuations may inhibit us from marketing our services to potential foreign customers or collecting for services rendered to current foreign customers.

   In February, 2000 we entered into a shareholders agreement with @viso Limited. Pursuant to this agreement we agreed to form a corporation through which we will launch Web hosting, application hosting and related services in continental Europe. We expect that this arrangement will significantly expand our international operations and, consequently, increase the related risks such as managing operations across disparate geographic areas and differences in privacy, censorship and liability standards and regulations.

We may be liable for defects or errors in the solutions we develop.

   Many of the solutions we develop are critical to the operations of our clients' businesses. Any defects or errors in these solutions could result in:

  .  delayed or lost client revenues;

  .  adverse customer reaction toward Interliant;

  .  negative publicity;

  .  additional expenditures to correct the problem; and

  .  claims against us.

   Claims against us may not be adequately covered by insurance, may result in significant losses and, even if defended successfully, may raise our insurance costs.

 Risks related to the notes, our common stock and the securities markets

The recent substantial increase in our indebtedness due to our sale of the notes may have important consequences to you.

   As a result of our recent sales of convertible notes to the initial purchasers in February 2000 and to Microsoft Corporation in March 2000, we incurred approximately $164.8 million in aggregate principal amount of additional indebtedness, increasing our ratio of debt to equity, expressed as a percentage, from approximately 2.7% at December 31, 1999 to approximately 89.9% as of March 31, 2000. Our other indebtedness is principally comprised of notes payable. We may incur substantial additional indebtedness in the future. The level of our indebtedness, among other things, could:

  .  make it more difficult for us to make payments on the notes;

  .  impair our ability to obtain additional financing in the future;

  . reduce funds available to us for other purposes, including working capital, capital expenditures, strategic acquisitions, research and development, and other general corporate purposes;

  . restrict our ability to introduce new products or exploit business opportunities;

  . increase our vulnerability to economic downturns and competitive pressures in the industry in which we operate;

  .  limit our ability to dispose of assets; and

  .  place us at a competitive disadvantage.

If we cannot obtain a significant amount of cash to service our indebtedness, we may not be able to pay our debt and other obligations.

   Our ability to make payments on our indebtedness and to fund planned capital expansion and development and operating costs will depend on our ability to generate cash in the future through sales of our services. Our cash flow generated during the year ended December 31, 1999 and the three months ended March 31, 2000, would have been insufficient to pay the amount of interest payable on the notes, and we cannot assure you that we will be able to pay interest and other amounts due on the notes as and when they become due and payable. We cannot assure you that our available liquidity will be sufficient to service our indebtedness or to fund our other cash needs. We may need to refinance all or a portion of our indebtedness on or before maturity, but we may not be able to do so on commercially reasonable terms, or at all. Without sufficient funds to service our indebtedness we would have serious liquidity constraints and would need to seek additional financing from other sources, but we may not be able to do so on commercially reasonable terms, or at all.

   In addition, if we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on the notes or our other obligations, we would be in default under the terms thereof, which would permit the holders of the notes to accelerate the maturity of the notes and could also cause defaults under future indebtedness we may incur. Any such default could have a material adverse effect on our business, prospects, financial condition and operating results.

You may encounter volatility in the market price of our common stock.

   The trading price of our common stock has been and is likely to continue to be highly volatile. Our stock price could be subject to wide fluctuations in response to factors such as the following:

  .  actual or anticipated variations in quarterly results of operations;

  .  the addition or loss of customers, vendors or strategic partners;

  .  our ability to hire and retain key personnel and other employees;

  . announcements of technological innovations, new products or services by us or our competitors;

  . changes in financial estimates or recommendations by securities analysts;

  .  conditions or trends in the Internet and online commerce industries;

  . changes in the market valuations of other Internet or online service companies; and

  . our announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

   In addition, the stock market in general and the Nasdaq National Market and the market for Internet and technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. The trading prices of the stocks of many technology companies are at or near historical highs and reflect price-earnings ratios and revenue multiples that are substantially above historical levels. These trading prices and price earnings ratios may not be sustained. Consequently, you may not be able to sell the notes or the common stock into which they are convertible at a price that is attractive to you.

Holders of senior indebtedness will be paid before holders of the notes are paid.

   The notes are subordinated to our existing and future senior indebtedness and are structurally subordinated to all liabilities, including trade payables, of our subsidiaries and us. As of March 31, 2000, the notes were junior to $4.1 million of outstanding senior indebtedness and effectively junior to $7.1 million of trade payables and other liabilities of our subsidiaries. If we become bankrupt, liquidate or dissolve, our assets would be available to pay obligations on the notes only after our senior indebtedness has been paid. We cannot assure you that there will be sufficient assets to pay amounts due on the notes.

   If we fail to pay any of our designated senior indebtedness, we may make payments on the notes only if we cure the default or the holders of the senior indebtedness waive the default. Moreover, if any non-payment default exists under our designated senior indebtedness and the holders of the designated senior indebtedness elect to exercise their rights, we may not make any cash payments on the notes for a period of up to 179 days in any 365 day period, unless we cure the default, the holders of the senior indebtedness waive the default or rescind acceleration of the indebtedness, or we repay the indebtedness in full.

We may not be able to repurchase notes upon a change of control which would be an event of default under the indenture.

   Upon the occurrence of specified change of control events, we could be required to repurchase all outstanding notes at a price equal to 100% of their principal amount, plus accrued interest to the repurchase date. We cannot assure you that we will have sufficient funds available to repurchase the notes upon a change of control. Our failure to repurchase the notes would constitute an event of default under the indenture.

You may be unable to sell your notes if a trading market for the notes does not develop.

   The liquidity of any market for the notes will depend on the number of holders of the notes, the interest of securities dealers in making a market in the notes and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from your original purchase price depending upon prevailing interest rates, the market for similar securities, our performance and certain other factors.

Our existing principal stockholders, executive officers and directors control Interliant and could delay or prevent a change in corporate control that stockholders may believe will improve management and could depress our stock price because purchasers cannot acquire a controlling interest.

   As of March 31, 2000, our directors, executive officers and their affiliates beneficially owned, in the aggregate, shares representing approximately 62% of our common stock. As a result, these persons, acting together, will be able to control all matters submitted to our stockholders for approval and to control our management and affairs. This control could have the effect of delaying or preventing a change of control that stockholders may believe would be beneficial to their interests. In addition, this control could depress our stock price because purchasers will not be able to acquire a controlling interest in Interliant.

Our stock price may be affected by the availability of shares for sale. The future sale of large amounts of our stock, or the perception that such sales could occur, could negatively affect our stock price.

   The market price of our common stock could drop as a result of a large number of shares of our common stock in the market. As of March 31, 2000 there were approximately 47.4 million shares of common stock outstanding, substantially all of which are eligible for sale in the public market. Holders of approximately 36.0 million restricted shares have registration rights with respect to such shares, which if exercised would permit the holders to sell their shares freely in the public markets. The filing of this registration statement triggered piggyback registration rights held by the stockholders described above, and we intend to file shortly a registration statement covering substantially all of those 36.0 million shares, as well as the convertible notes that we sold to Microsoft Corporation in March 2000 and the common stock issuable upon conversion of those notes. Also, in connection with this registration statement approximately 2.9 million shares of our common stock would be issuable upon conversion, which represents approximately 6.5% of our common stock currently outstanding. In addition, shares issuable upon exercise of our outstanding options may be sold freely under our Form S-8 registration statement.

                                USE OF PROCEEDS

   The selling securityholders will receive all of the proceeds from the sale of the securities sold pursuant to this prospectus. We will not receive any of the proceeds from the sale of the notes or the common stock into which the notes are convertible by the selling securityholders. See "Selling Securityholders."

                                DIVIDEND POLICY

   We have never paid or declared any cash dividends on our common stock. We currently intend to retain any future earnings for our business and, therefore, do not anticipate paying cash dividends in the foreseeable future. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements, restrictions in loan agreements and on such other factors that our Board of Directors may, in its discretion, consider relevant.

                          PRICE RANGE OF COMMON STOCK

   Our common stock commenced trading on the Nasdaq National Market under the symbol "INIT" on July 8, 1999. The following table sets forth, for the periods indicated, the intra-day high and low sales prices per share of common stock on the Nasdaq National Market. Such prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

1999                                                             High      Low
----                                                           --------- -------
Third Quarter (from July 8, 1999)............................. $23 23/64 $10 1/2
Fourth Quarter................................................ $35       $ 9 1/4

2000
----
First Quarter................................................. 54 7/16   28 1/4
Second Quarter (through May 15)............................... 27 15/16  12 7/8

   The last reported sale price of our common stock on the Nasdaq National Market on May 15, 2000 was $20 5/16 as reported by Nasdaq National Market. As of March 31, 2000, there were approximately 171 stockholders of record of our common stock.

                      SELECTED CONSOLIDATED FINANCIAL DATA

                 (Dollars in thousands, except per share data)

   The following selected consolidated financial data should be read in conjunction with Interliant's Consolidated Financial Statements and Notes thereto, the Unaudited Pro Forma Consolidated Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. The statement of operations data for the period ended December 31, 1997 and the years ended December 31, 1998 and 1999 and the balance sheet data as of December 31, 1998 and 1999, are derived from the consolidated financial statements of Interliant that have been audited by Ernst & Young LLP, independent auditors, whose report with respect thereto is included elsewhere in this prospectus. The statement of operations data for the three months ended March 31, 1999 and 2000 and the balance sheet data as of March 31, 2000 have been derived from the unaudited financial statements included in this prospectus. We believe that the unaudited historical financial statements contain all adjustments needed to present fairly the information in those statements and that the adjustments made consist only of recurring adjustments.

   The unaudited pro forma statement of operations data for the year ended December 31, 1999 and for the three months ended March 31, 2000 assumes that the acquisitions completed through March 31, 2000 had occurred on January 1, 1999 and includes the historical consolidated statements of operations of Interliant, adjusted for the pro forma effects of such acquisitions.

   Our historical results of operations are not necessarily indicative of results of operations for future periods. Interliant's development and expansion activities, including acquisitions, during the periods shown below may significantly affect the comparability of this data from one period to another. The unaudited pro forma statement of operations data is not necessarily indicative of the results of operations that would actually have occurred if the acquisitions had been consummated as of January 1, 1999 and is not intended to indicate the expected results for any future period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                  Historical                                Pro Forma
                          ----------------------------------------------------------  ----------------------
                          Period from
                          December 8,
                              1997                                 Three     Three                   Three
                          (Inception)                             months    months                  months
                               to       Year ended   Year ended    ended     ended     Year ended    ended
                          December 31, December 31, December 31, March 31, March 31,  December 31, March 31,
                              1997         1998         1999       1999      2000         1999       2000
                          ------------ ------------ ------------ --------- ---------  ------------ ---------
Statement of Operations
Data:
Revenues................     $   --      $  4,905     $ 47,114    $ 5,434  $ 26,858     $133,039   $ 35,189
Costs and expenses:
 Cost of revenues.......         --         3,236       27,514      3,251    18,534       86,407     25,012
 Sales and marketing....                    2,555       17,236      1,896     7,999       25,639      9,155
 General and
  administrative........        156         6,849       29,062      4,805    15,792       52,924     18,694
 Depreciation...........          2           696        6,051        700     2,466        9,001      2,765
 Amortization of
  intangibles...........         --         2,439       22,069      2,594     9,316       46,911     11,728
                             ------      --------     --------    -------  --------     --------   --------
                                158        15,775      101,932     13,246    54,107      220,882     67,354
                             ------      --------     --------    -------  --------     --------   --------
Operating loss..........       (158)      (10,870)     (54,818)    (7,812)  (27,249)     (87,843)   (32,165)
Interest and other
 income (expense), net..         --           138          886         54      (112)       1,048       (109)
                             ------      --------     --------    -------  --------     --------   --------
Loss before cumulative
 effect of change in
 accounting method......       (158)      (10,732)     (53,932)    (7,758)  (27,361)     (86,795)   (32,274)
Cumulative effect of
 change in accounting
 method.................                                                     (1,220)                 (1,220)
                             ------      --------     --------    -------  --------     --------   --------
Net loss................     $ (158)     $(10,732)    $(53,932)   $(7,758) $(28,581)    $(86,795)  $(33,494)
                             ======      ========     ========    =======  ========     ========   ========
Net loss per share--
 basic and diluted......     $(0.05)     $  (1.22)    $  (1.50)   $ (0.31) $  (0.62)    $  (2.22)  $  (0.71)
                             ======      ========     ========    =======  ========     ========   ========
Weighted average shares
 outstanding basic and
 diluted................      3,000         8,799       35,838     24,770    45,989       39,109     46,854
                             ======      ========     ========    =======  ========     ========   ========

                                               As of December  As of March 31,
                                                     31             2000
                                              ---------------- ---------------
                                               1998     1999       Actual
                                              ------- -------- ---------------
   Balance Sheet Data:
   Cash, cash equivalents and short-term
    investments.............................. $ 6,813 $ 31,220    $178,279
   Working capital...........................   3,755   26,886     175,927
   Total assets..............................  26,197  162,875     395,637
   Total long term debt......................     --     2,503     167,684
   Total stockholders' equity................  21,693  137,575     187,874

                                             Historical                            Pro Forma
                         --------------------------------------------------  ----------------------
                          Period from
                          December 8,                               Three                   Three
                              1997                                 months                  months
                         (Inception) to  Year ended   Year ended    ended     Year ended    ended
                          December 31,  December 31, December 31, March 31,  December 31, March 31,
                              1997          1998         1999       2000         1999       2000
                         -------------- ------------ ------------ ---------  ------------ ---------
Other Data:
EBITDA(1)...............     $ (156)      $ (6,902)    $(24,711)  $ (11,014)   $(29,944)  $(13,219)
Net cash flows from
 operating activities...        (59)        (6,001)     (24,152)    (13,715)
Net cash flows from
 investing activities...        (29)       (17,919)     (46,459)   (122,128)
Net cash flows from
 financing activities...      1,000         29,821       91,406     186,107
Net capital
 expenditures...........         29          4,322       12,084       6,465

--------
(1) EBITDA represents earnings before net interest expense, income taxes, non cash compensation expense, depreciation and amortization and other income (expense). EBITDA is presented because it is a widely accepted financial indicator used by certain investors and analysts to analyze and compare companies on the basis of operating performance and because our management believes that EBITDA is an additional meaningful measure of performance and liquidity. EBITDA is not intended to present cash flows for the period, nor has it been presented as an alternative to operating income (loss) as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. The items excluded from the calculation of EBITDA are significant components in understanding and assessing our financial performance. Our computation of EBITDA may not be comparable to the computation of similarly titled measures of other companies. EBITDA does not represent funds available for discretionary uses. See Interliant's Consolidated Financial Statements and Notes thereto appearing elsewhere in this prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table shows the deficiency of earnings to cover fixed charges of Interliant for the last three years and the three month periods ended March 31, 1999 and 2000.

                         Period from
                         December 8,
                             1997                                  Three Months
                        (Inception) to Year Ended December 31,   Ended March 31,
                         December 31,  ------------------------  -----------------
                             1997         1998         1999       1999      2000
                        -------------- -----------  -----------  -------  --------
                                             (in thousands)
Deficiency of earnings
 to cover fixed
 charges(*)............     $(160)     $   (10,865) $   (55,532) $(7,937) $(30,704)

--------
(*) Earnings consist of net loss plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and the portion of rent expense considered to be interest (one-third).

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

   You should read the following description of our financial condition and results of operations in conjunction with the Consolidated Financial Statements and the Notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact are forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements.

Overview

   We are a leading application service provider, or ASP, providing our customers with a broad range of outsourced e-business solutions. Our customers face significant challenges in doing business on the Internet due to its technical complexity, their lack of technical skills, the time necessary to implement solutions and the cost of implementation and ongoing support. By providing comprehensive outsourced solutions that combine our hosting infrastructure with Internet professional services expertise, we can rapidly design, implement, deploy and effectively manage cost-effective e-business solutions for our customers.

   As an ASP, we provide:

  . hosting infrastructure for our customers' network-based applications, which allows our customers to store their databases, applications or Web sites on equipment owned and maintained by us or on our customers' equipment located in our data centers;

  . Internet professional services for designing, implementing and deploying these network-based applications; and

  . operations support, systems and applications management and customer care for our customers and their end-users.

   Our strategy has been to rapidly acquire operating companies in the Web hosting, application hosting and Internet professional services businesses, to build or acquire data centers, and to integrate the acquired hosting operations into those data centers. We have acquired 23 operating businesses to date for total consideration of approximately $188.2 million, including transaction costs. We have accounted for all acquisitions using the purchase method of accounting, which has resulted in the recognition of a substantial amount of intangible assets on our balance sheet. Of the total consideration, we paid $10.2 million of assumed seller debt and have allocated approximately $0.3 million to tangible net assets and $177.7 million to intangible assets, which comprise covenants not to compete, customer lists, assembled work force, trade names and goodwill. In accordance with APB 16, an allocation methodology was applied to each acquisition to determine the value to be assigned to each type of intangible asset where appropriate. Amounts not allocated to net tangible assets and identifiable intangible assets have been recorded as goodwill. Recoverability of our investment in intangible assets is dependent on our ability to operate our businesses successfully and generate positive cash flows from operations. Annual charges for amortization of intangible assets with respect to acquisitions completed to date will be approximately $47.0 million, which will result in increased losses or reduced net income. The purchase consideration for the acquisitions was in the form of cash, stock or a combination of cash and stock.

   Since our inception in December 1997, we have experienced operating losses and negative cash flows from operating activities for each quarterly and annual period. As of March 31, 2000, we had an accumulated deficit of approximately $93.4 million. Had the companies acquired to date been included since January 1, 1999, our accumulated deficit would have been approximately $106.0 million. The revenue and income potential of our business is unproven and our limited operating history makes an evaluation of us and our prospects difficult. We anticipate increased operating expenses as we:

  . significantly expand our sales and marketing initiatives to continue to grow our brands;

  .  fund greater levels of product development;

  .  continue to complete and equip our data centers;

  .  implement centralized billing, accounting and customer service systems;
     and

  .  continue our acquisition program.

   Although we have experienced revenue growth, primarily attributable to acquisitions, we do not believe that this growth is necessarily indicative of future operating results. Future acquisitions are expected to increase operating expenses and operating losses and as a result, we expect to continue to incur operating losses for the foreseeable future. We cannot assure you that we will ever achieve profitability on a quarterly or annual basis, or, if achieved, that we will sustain profitability.

Results of Operations

   We derive our revenues from application hosting, Web hosting and Internet professional and other services. Application hosting revenues primarily comprise monthly usage fees per number of end users, including bandwidth fees and one-time set up fees. Web hosting revenues consist primarily of hosting fees and set up fees, which cover costs incurred by us to establish customers' Web sites. We provide virtual, dedicated and co-located Web hosting. We charge our Web hosting customers a fixed amount for bandwidth availability and incremental fees if those fixed amounts are exceeded. In addition, our virtual Web hosting customers are also charged for disk space on a server, dedicated hosting customers are charged for use of one or more dedicated servers and our co-location customers are charged for the amount of data center space such co-location customers' servers occupy. We charge flat rates for our enhanced Internet services. Internet professional service charges generally are fee-based on a time and materials basis.

   Our contracts with our application hosting customers range in length from month-to-month to three years. Our contracts with our Web hosting customers typically range in length from month-to-month to one year. A large proportion of our Web hosting customer contracts are cancelable by either party with 30 days' notice. Revenues derived from hosting are recognized ratably over the applicable contractual period. Payments received and billings in advance of providing services are deferred until such services are provided. Revenues from Internet professional services are recognized as the services are rendered. Substantially all of our Internet professional services contracts call for billings on a time and materials basis.

   In December 1999, the SEC issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" (SAB 101), which provides guidance related to revenue recognition based on interpretations and practices followed by the SEC. SAB 101 allows companies to report any changes in revenue recognition related to adopting its provisions as an accounting change at the time of implementation in accordance with APB Opinion No. 20, "Accounting Changes." The Company recorded a cumulative effect change in accounting principle, effective January 1, 2000, for revenue recognized in 1999 for set up fees associated with Web hosting and application hosting services. Effective January 1, 2000 such fees are being amortized over one year, which generally represents the longer of the contractual period or expected life of the customer relationship. For the three months ended March 31, 2000, the Company recorded a cumulative effect charge of $1.2 million to reflect the change in accounting principle.

   Cost of revenues consists primarily of salaries and related expenses associated with Internet professional services and data center operations personnel, costs of hardware and software products sold to customers, and data communications expenses, including one-time fees for circuit installation and variable recurring circuit payments to network providers. Monthly circuit charges vary based upon circuit type, distance and usage, as well as the term of the contract with the carrier.

   Sales and marketing expense consists of personnel costs associated with the direct sales force, internal telesales, product development and product marketing employees, as well as costs associated with marketing programs, advertising, product literature, external telemarketing costs and corporate marketing activities, including public relations.

   General and administrative expense includes the cost of customer service functions, finance and accounting, human resources, legal and executive salaries, corporate overhead, acquisition integration costs and fees paid for professional services.

Three Months Ended March 31, 2000 and 1999

 Revenues

   Revenues increased $21.5 million, from $5.4 million for the three months ended March 31, 1999 to $26.9 million for the corresponding 2000 period. The increase in revenues was primarily due to the 11 acquisitions consummated during 1999 and 2000. On a pro forma basis, giving effect to acquisitions completed through March 31, 2000, revenues for the three months ended March 31, 2000 were $35.2 million.

   For the three months ended March 31, 2000, on a pro forma basis:

  .  application hosting revenues comprise 27.5% of our revenues;

  .  Web hosting revenues comprise 16.4% of our revenues;

  .  Internet professional services revenues comprise 53.6% of our revenues;
     and

  .  other services revenues comprise 2.5% of our revenues.

 Cost of Revenues

   Cost of revenues increased by $15.2 million, from $3.3 million for the three months ended March 31, 1999 to $18.5 million for the corresponding 2000 period. This increase was due primarily to the 11 acquisitions consummated during 1999 and 2000, and increased infrastructure costs to support current and future revenue growth. In the future, cost of revenues will likely increase due to capacity utilization, additional investments in existing and new data centers, changes in the mix of services, fluctuations in bandwidth costs and increased levels of staffing to support anticipated revenue growth.

   On a pro forma basis, cost of revenues for the three months ended March 31, 2000 were $25.0 million.

   For the three months ended March 31, 2000, gross margin on a pro forma basis was 28.9% as compared to 31.0% on a historical basis. The lower pro forma gross margins are the result of an increase in the proportion of revenue from Internet professional services and product sales to total revenues related to our recent acquisitions of Internet professional services businesses, which typically generate lower gross margins as compared with our hosting services.

 Sales and Marketing

   Sales and marketing expense increased by $6.1 million, from $1.9 million for the three months ended March 31, 1999 to $8.0 million for the corresponding 2000 period. This increase was attributable to the 11 acquisitions consummated during 1999 and 2000. A key component of our revenue growth strategy is to significantly increase our sales and marketing activities. We expect that this will include the continued expansion of our sales force, increased marketing efforts to grow recognition of our brands, and the development of reseller and referral partner channels. As a result, sales and marketing expenses will increase substantially in future periods to support anticipated revenue growth.

   On a pro forma basis, sales and marketing expense for the three months ended March 31, 2000 was $9.2 million. Sales and marketing costs as a percentage of revenue was 29.8% on a historical basis versus 26.0% on a pro forma basis due primarily to higher proportion of Internet professional services revenues for the pro forma period, which businesses have historically incurred lower marketing costs as a percentage of revenues.

 General and Administrative

   General and administrative expense increased by $11.0 million, from $4.8 million for the three months ended March 31, 1999 to $15.8 million for the corresponding 2000 period. This increase in general and administrative expense was attributable to the 11 acquisitions consummated during 1999 and 2000, and increased investments in infrastructure and levels of staffing with respect to the customer service, billing, accounting and human resources functions to support revenue growth. Substantial staffing and related increases are expected to continue in future periods in order to support anticipated revenue growth.

   In February 2000, we issued options to purchase 1,500,000 shares of Common Stock to our Chief Executive Officer at exercise prices that were below the market price of our Common Stock at the date of grant. In total, such options were valued at approximately $30.0 million, and for the three months ended March 31, 2000, we charged $3.8 million to non-cash compensation expense in connection with this arrangement.

   On a pro forma basis, general and administrative expense for the three months ended March 31, 2000 was $18.7 million.

 Depreciation

   Depreciation expense increased by $1.8 million, from $0.7 million for the three months ended March 31, 1999 to $2.5 million for the corresponding 2000 period. The increase in depreciation expense was attributable to the 11 acquisitions consummated during 1999 and 2000, our investments in equipment, furniture and construction to complete and equip our data centers in Atlanta, Georgia, Houston, Texas and Vienna, Virginia, and investments in computer equipment to support customer growth. On a pro forma basis, depreciation expense for the three months ended March 31, 2000 was $2.8 million.

 Amortization

   Amortization expense increased by $6.7 million, from $2.6 million for the three months ended March 31, 1999 to $9.3 million for the corresponding 2000 period. This increase in amortization expense was attributable to the 11 acquisitions consummated during 1999 and 2000. We expect amortization expense to increase in future periods as we continue to make additional acquisitions.

   On a pro forma basis, amortization expense for the three months ended March 31, 2000 was $11.7 million.

Years Ended December 31, 1999 and 1998

                                          Years Ended December 31,
                         -----------------------------------------------------------
                            1998      % of      1999      % of     1999       % of
                         Historical Revenues Historical Revenues Pro Forma  Revenues
                         ---------- -------- ---------- -------- ---------  --------
                                               (in thousands)
Revenues................  $  4,905    100%    $ 47,114    100%   $133,039     100%

Costs and expenses:
  Cost of revenues......     3,236     66%      27,514     58%     86,407      65%
  Sales and marketing...     2,555     52%      17,236     37%     25,639      19%
  General and
   administrative.......     6,849    140%      29,062     62%     52,924      40%
  Depreciation..........       696     14%       6,051     13%      9,001       7%
  Amortization of
   intangibles..........     2,439     50%      22,069     47%     46,911      35%
                          --------            --------           --------
                            15,775    322%     101,932    216%    220,882     166%
  Interest and other
   income, net..........       138      3%         886      2%      1,048       -%
                          --------            --------           --------
Net loss................  $(10,732)  -219%    $(53,932)  -114%   $(86,795)    -66%
                          ========            ========           ========

   In the above table and the discussions below the unaudited pro forma statement of operations data for the year ended December 31, 1999 assumes that the acquisitions completed through March 31, 2000 had occurred on January 1, 1999.

 Revenues

   Revenues increased $42.2 million, from $4.9 million in 1998 to $47.1 million in 1999. The increase in revenues was due primarily to the 21 acquisitions consummated during 1998 and 1999. On a pro forma basis, giving effect to acquisitions completed through March 31, 2000, revenues for the year ended December 31, 1999 were $133.0 million.

   For the year ended December 31, 1999, on a pro forma basis:

  .  application hosting revenues comprised 29.8% of our revenues;

  .  Web hosting revenues comprised 13.5% of our revenues;

  .  Internet professional services revenues comprised 53.9% of our revenues;
     and

  .  other services revenues comprised 2.8% of our revenues.

 Cost of Revenues

   Cost of revenues increased by $24.3 million, from $3.2 million in 1998 to $27.5 million in 1999. This increase was due primarily to the 21 acquisitions consummated during 1998 and 1999, and increased costs to support current and future revenue growth. In the future, cost of revenues may fluctuate due to capacity utilization, the timing of investments in data centers, changes in the mix of services, fluctuations in bandwidth costs and increased levels of staffing to support anticipated revenue growth.

   On a pro forma basis, cost of revenues for the year ended December 31, 1999 were $86.4 million.

   For 1999, gross margin on a pro forma basis was 35.6% as compared to 41.6% on a historical basis. The lower pro forma gross margins are the result of an increase in the proportion of revenue from Internet professional services to total revenues related to our recent acquisitions of Internet professional services businesses, which typically generate lower gross margins as compared with our hosting services.

 Sales and Marketing

   Sales and marketing expense increased by $14.6 million, from $2.6 million in 1998 to $17.2 million in 1999. This increase was attributable to the 21 acquisitions consummated during 1998 and 1999. A key component of our revenue growth strategy is to significantly increase our sales and marketing activities. We expect that this will include the expansion of our sales force, development of reseller and referral partner channels and increased marketing efforts to grow recognition of our brands. As a result, sales and marketing expenses will increase substantially in future periods to support anticipated revenue growth.

   On a pro forma basis, sales and marketing expense for the year ended December 31, 1999 was $25.6 million. Sales and marketing costs as a percentage of revenue was 36.6% on a historical basis versus 19.3% on a pro forma basis due primarily to higher proportion of Internet professional services revenues for the pro forma period, which businesses have historically incurred lower marketing costs as a percentage of revenues.

 General and Administrative

   General and administrative expense increased by $22.3 million, from $6.8 million in 1998 to $29.1 million in 1999. This increase in general and administrative expense was attributable to the 21 acquisitions consummated during 1998 and 1999, and increased investments in infrastructure and levels of staffing with respect to the billing, accounting, human resources and customer service functions to support revenue growth. Substantial staffing and related increases are expected to continue in future periods in order to support anticipated revenue growth.

   In connection with an employment agreement executed in January 2000, which included the grant of stock options to our new Chief Executive Officer, we will incur non-cash compensation charges, aggregating approximately $30.0 million over the four-year vesting period of such stock options.

   On a pro forma basis, general and administrative expense for the year ended December 31, 1999 was $52.9 million.

 Depreciation

   Depreciation expense increased by $5.4 million, from $0.7 million in 1998 to $6.1 million in 1999. The increase in depreciation expense was attributable to the 21 acquisitions consummated during 1998 and 1999 and our investment in equipment, furniture and construction to complete and equip our data centers in Atlanta, Georgia, Houston, Texas and Vienna, Virginia. On a pro forma basis, depreciation expense for the year ended December 31, 1999 was $9.0 million.

 Amortization

   Amortization expense increased by $19.7 million, from $2.4 million in 1998 to $22.1 million in 1999. This increase in amortization expense was attributable to the 21 acquisitions consummated during 1998 and 1999. We expect amortization expense to increase in future periods as we continue to make additional acquisitions as well as reflect amortization of intangibles associated with acquisitions consummated to date.

   On a pro forma basis, amortization expense for the year ended December 31, 1999 was $46.9 million.

   Year Ended December 31, 1998 and the period December 8, 1997 (Inception) to December 31, 1997

                                                             1997       1998
                                                          Historical Historical
                                                          ---------- ----------
                                                              (in thousands)
      Revenues...........................................   $ --      $  4,905

      Costs and expenses:
        Cost of revenues.................................                3,236
        Sales and marketing..............................                2,555
        General and administrative.......................     156        6,849
        Depreciation.....................................       2          696
        Amortization of intangibles......................     --         2,439
                                                            -----     --------
                                                              158       15,775
        Interest income..................................     --           138
                                                            -----     --------
        Net loss.........................................   $(158)    $(10,732)
                                                            =====     ========

 Revenues

   Revenues increased by $4.9 million for the year ended December 31, 1998. This increase in revenues was primarily attributable to the 12 acquisitions consummated during 1998.

 Cost of Revenues

   Cost of revenues increased by $3.2 million for the year ended December 31, 1998. This increase in cost of revenues was attributable to the 12 acquisitions consummated during 1998. In the future, cost of revenues may fluctuate due to capacity utilization, the timing of investments in data centers, changes in the mix of services, fluctuations in bandwidth costs and increased levels of staffing.

 Sales and Marketing

   Sales and marketing expense increased by $2.6 million for the year ended December 31, 1998. This increase in sales and marketing expense was attributable to the 12 acquisitions consummated during 1998. A key component of our strategy is to significantly increase our sales and marketing activities for Web hosting products. This will include the expansion of our sales force, development of reseller and referral partner channels and increased marketing efforts to grow recognition of our brands. As a result, sales and marketing expenses are expected to increase substantially in future periods.

 General and Administrative

   General and administrative expense increased by $6.6 million, from $0.2 million in 1997 to $6.8 million in 1998. This increase in general and administrative expense was attributable to the 12 acquisitions consummated during 1998 and levels of staffing with respect to the billing, accounting, human resources and customer service functions to support revenue growth.

 Depreciation

   Depreciation expense increased by $0.7 million, to $0.7 million in 1998. This increase was due to the acquisition of approximately $5.7 million of furniture, fixtures and equipment. This amount includes approximately $1.4 million acquired with operating businesses we acquired during 1998. Investments included the construction of and acquisition of equipment for our Web hosting facilities to ensure high levels of service to our customers and capacity for future growth and of technology and infrastructure to implement centralized billing, accounting and customer service systems to integrate the operations of acquired companies.

 Amortization

   Amortization expense increased by approximately $2.4 million in 1998. The amortization expense was attributable to intangible assets associated with the 12 acquisitions consummated during 1998.

Liquidity and Capital Resources

 Summary

   We have financed our operations and acquisitions primarily from private placements of debt and equity, and our initial public offering of common stock. We had $178.3 million in cash, cash equivalents and short-term investments at March 31, 2000. Net cash used in operations for the three months ended March 31, 2000 was $13.7 million. This reflects primarily the net loss for the period of $28.6 million along with changes in operating assets and liabilities, offset by $2.5 million of depreciation expense and $9.3 million of amortization of goodwill and other intangible assets and $4.8 million of other non-cash items including provisions for bad debts and non-cash compensation charges. Net cash used for investing activities for the three months ended March 31, 2000 was $122.1 million, of which $96.8 million was for the purchases of short-term investments in connection with proceeds received from financings completed during the first quarter, $6.5 million for purchases of furniture, fixtures and equipment and $18.9 million for acquisitions of businesses, net of acquired cash. Net cash from financing activities for the three months ended March 31, 2000 was $186.1 million, primarily the result of the sale of $164.8 million of 7% Subordinated Convertible Notes and $27.5 million from private placements of Common Stock, offset by $7.5 million in offering costs for such transactions.

 First Quarter 2000 Activities

   In January and February 2000, we raised $27.5 million in strategic funding from equity investments by Dell Computer, Network Solutions and BMC Software. In connection with these sales, we issued warrants to purchase 157,575 shares of common stock with a weighted average exercise price of $34.90 per share, which expire on December 31, 2000. We also entered into commercial agreements with each of the strategic investors.

We anticipate that these commercial agreements will result in significant incremental revenues, expenses, EBITDA losses and capital expenditures for the foreseeable future in the expectation that eventually they will result in positive EBITDA and profits. The foregoing is a forward-looking statement and is based on our current business plan and the assumptions on which that plan is based. We cannot be sure that these arrangements will result in positive EBITDA or profits.

   In February 2000, we sold $154.8 million of 7% Convertible Subordinated Notes in a private placement, including $4.8 million sold upon exercise of the initial purchasers' over-allotment option. The notes are convertible at the option of the holder, at any time on or prior to maturity, into Common Stock at a conversion price of $53.10 per share, which is equal to a conversion rate of approximately 18.8324 shares per $1,000 principal amount of notes. Semi-annual interest payments of $5.4 million commence in August 2000. The notes mature on February 16, 2005. Upon the occurrence of certain events, we may redeem the notes prior to maturity.

   In March 2000, we sold $10.0 million of 7% Convertible Subordinated Notes in a private placement with Microsoft. Such notes have substantially the same terms as the notes described above. We also entered into a commercial agreement with Microsoft to develop application hosting services for Microsoft-based platforms. We anticipate that this commercial agreement will indirectly result in significant incremental revenues, expenses, EBITDA losses and capital expenditures for the foreseeable future in the expectation that eventually it will result in positive EBITDA and profits. The foregoing is a forward-looking statement and is based on our current business plan and the assumptions on which that plan is based. We cannot be sure that this arrangement will result in positive EBITDA or profits.

   In February and March 2000, we completed two acquisitions. The total cash component of the consideration for these acquisitions amounted to approximately $20.7 million.

   In addition to funding ongoing operations and capital expenditures, our principal commitments consist of non-cancelable operating leases and contingent payments of earnouts to certain sellers of operating companies acquired by us. In connection with certain acquisitions, we paid $1.4 million during the three months ended March 31, 2000. If all targets for earnouts entered into through March 31, 2000 are achieved in full, total consideration pursuant to these earnouts will be $7.3 million and $16.5 million in cash in 2000 and 2001, respectively. Certain agreements provide for issuance of common stock in lieu of cash, at our option.

   We currently believe that our existing cash, cash equivalents and short term investments, will be adequate to meet operating needs through 2001, subject to the use of additional cash for unspecified acquisitions, in which case the period would be shortened. The foregoing is a forward-looking statement and is based on our current business plan and the assumptions on which it is based, including our ability to successfully integrate acquisitions and achieve the expected benefits, such as operational efficiencies and revenue improvements from cross-selling opportunities. Our plans also assume that we will complete a given number of acquisitions, at given valuations using as consideration a given mix of cash and stock. If our plans change or our assumptions prove to be inaccurate, we may be required to seek additional capital sooner than we currently anticipate. We may also seek to raise additional capital to take advantage of favorable conditions in the capital markets. It is likely that after 2001 we will need additional funds to conduct our operations, continue our acquisition and internal growth programs, and fund debt service obligations. In order to fund the repayment of our existing debt service obligations, we will either have to increase revenues without a commensurate increase in costs to generate sufficient cash from operations, refinance existing debt obligations, raise additional equity, or execute a combination thereof. We cannot be assured, however, that if we need or seek additional capital that we will be successful in obtaining it.

Interest Rate Risk

   We have limited exposure to financial market risks, including changes in interest rates. At March 31, 2000, we had short-term investments of approximately $100.4 million. These short-term investments consist of highly liquid investments in debt obligations of highly rated entities with maturities of between 90 days and one year.

These investments are subject to interest rate risk and will fall in value if market interest rates increase. We expect to hold these investments until maturity, and therefore expect to realize the full value of these investments, even though changes in interest rates may affect their value prior to maturity. If interest rates decline over time, this will result in a reduction of our interest income as our cash is reinvested at lower rates.

                                    BUSINESS

   We are a leading application service provider, or ASP, providing our customers with a broad range of outsourced e-business solutions. Our customers face significant challenges in doing business on the Internet due to its technical complexity, their lack of technical skills, the time necessary to implement solutions and the cost of implementation and ongoing support. By providing comprehensive outsourced solutions that combine our hosting infrastructure with Internet professional services expertise, we can rapidly design, implement, deploy and effectively manage cost-effective e-business solutions for our customers.

   As an ASP, we provide:


  . hosting infrastructure for our customers' network-based applications, which allows our customers to store their databases, applications or Web sites on equipment owned and maintained by us or on our customers' equipment located in our data centers;

  . Internet professional services for designing, implementing and deploying these network-based applications; and

  . operations support, systems and applications management and customer care for our customers and their end-users.

   Our services portfolio consists of the following solutions:

   Web Hosting. We provide virtual, dedicated and co-located Web hosting services. These range from simple, low-end, marketing-oriented Web sites on a server shared by many customers to high-end, Web-based, mission-critical applications on hardware dedicated to a specific customer.

   Enterprise Resource Planning. Our enterprise resource planning, or ERP, solutions include the implementation and hosting of PeopleSoft solutions. We provide hosting services for outsourced human resources and finance solutions, as well as implementation and management support to PeopleSoft customers

   E-Commerce. We provide e-commerce solutions based on IBM Net.Commerce, Microsoft SiteServer, Mercantec SoftCart and other applications. Our e-commerce solutions allow our customers to create and manage electronic storefronts and provide end-to-end online e-commerce solutions.

   Customer Relationship Management. Our Customer Relationship Management, or CRM, solutions, which are based on software provided by companies such as Onyx, provide geographically distributed sales and marketing organizations with all the elements needed to deploy sales force automation, partner relationship management and other CRM solutions quickly and at a reasonable cost.

   Infrastructure/Security Solutions. Our infrastructure/security solutions allow our customers to implement and deploy technologies that enhance the performance of their hosted e-business solutions. These technologies include managed firewall services, load balancing, and caching solutions from vendors such as Cisco Systems, Check Point Software, ArrowPoint Communications, and Alteon WebSystems.

   Messaging/Knowledge Management. We offer a range of messaging and knowledge management hosting solutions for the Lotus Notes/Domino and Microsoft Exchange platforms. These solutions provide our customers with the infrastructure needed to support e-mail and other messaging methods for internal and external communication, project team collaboration and document sharing and to improve business process automation and workflow. We also provide outsourced messaging solutions based on industry-standard e-mail technologies, such as POP and SMTP, as well as proprietary messaging solutions, including our eReach for messaging.


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

   Distributed Learning. Our distributed learning solutions, which are based on software provided by Lotus, Macromedia and other companies, allow our customers to create online learning and training environments.

   Internet Professional Services. We implement, enhance and support all of our ASP solutions with Internet professional services, either provided by our own consultants or by our business partners. Our Internet professional services include capabilities to create intranet, extranet and application hosting solutions for our customers, as well as provide network implementation, security implementation and back-end Web development projects. These services are a key part of our ASP service delivery, enabling us to provide our customers with an end-to-end outsourced solution.

   We have four state-of-the-art primary data centers located in Houston, Texas; Atlanta, Georgia; Vienna, Virginia and Columbus, Ohio. Our data centers in Houston, Altanta and Vienna are monitored on a 24x7 basis and include sophisticated monitoring and diagnostics, 24x7 customer support, multiple high speed network connections to the Internet and uninterruptible power supplies, fire suppression and external fuel generators. Our Columbus data center is a secured, raised-floor data center that provides continuous support, plus a standby generator, hot and cold disaster recovery sites, and off-site data storage and is monitored on a 24x7 basis.

   We have grown rapidly since our inception in December 1997, acquiring 23 hosting and related Internet service businesses through March 31, 2000. In addition, we have established strategic relationships that enable us to provide complete, scalable and reliable ASP services to our customers and business partners. Our current strategic alliances include partnerships with IBM, Dell Computer, BMC Software, Lotus Development, Microsoft, UUNET Technologies, Network Solutions, Cisco Systems and Onyx.

Industry Background

   Growth of the Internet. The Internet is experiencing significant growth and is emerging as a global medium for communications and commerce. International Data Corporation ("IDC") estimates that the number of Web users worldwide will increase from approximately 142.2 million at the end of 1998 to 502.4 million by the end of 2003, a 29.0% compounded annual growth rate. IDC also estimates that the number of Web users in the United States will increase from approximately 62.8 million at the end of 1998 to 177.0 million by the end of 2003, a 23.0% compounded annual growth rate. During this same period, the number of business Web sites in the United States is projected by Forrester Research, Inc. to increase from approximately 650,000 in 1998 to approximately
2.6 million in 2002, a 41.1% compounded annual growth rate. This growth in the number of Web users and number of Web sites is being driven by a number of factors including the large and growing installed base of personal computers, easier and less expensive alternatives for Internet access, an increase in the number of networked applications and the proliferation of broadband technologies that promise consumers faster, more convenient access to the Internet.

   Growth in Business Use of the Internet. The dramatic growth in usage combined with enhanced functionality and accessibility have made the Internet an increasingly attractive medium for businesses to disseminate information, engage in e-commerce, build customer relationships, streamline and automate data-intensive processes and communicate more efficiently with dispersed employees.

   In the last several years, businesses have emerged with operating models that are exclusively dependent on the Internet, while traditional businesses of all sizes are working quickly to establish a Web presence. Many of these businesses establish their initial online presence with a simple, static brochure for marketing purposes. As they become more familiar with the Internet as a communications platform, an increasing number of businesses are implementing more complex, mission-critical applications on the Web for sales, customer service, customer acquisition and retention, employee communications and e-commerce between suppliers and business partners. IDC projects that worldwide commercial business commerce on the Internet will grow from approximately $27.4 billion in 1998 to approximately $1.0 trillion by 2003, a compounded annual growth rate of 104.5%.

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

   Trend Toward Outsourcing. According to IDC, firms worldwide are now spending approximately 30% of their overall information technology, or IT, services budgets on outsourcing. These services include network consulting and integration, network and desktop outsourcing, information services consulting and outsourcing and application outsourcing. Reasons for the growth in outsourcing include the desire of companies to focus on their core businesses, the increased costs that businesses experience in developing and maintaining their networks and software applications, the fast pace of technological change that shortens time to obsolescence and increases capital expenditures as companies attempt to capitalize on leading-edge technologies, the challenges faced by companies in hiring, motivating and retaining qualified application engineers and IT employees and the desire of companies to reduce deployment time and risk.

   Emergence of the Application Service Provider Industry. Companies are increasingly relying on software applications to improve business process and functions, develop new sales channels, improve customer relationships and reduce costs. In addition, both new and traditional businesses are developing complex Web sites to leverage e-commerce opportunities. However, given the shortage of qualified IT professionals, the increasing cost and complexity of applications and the importance of time to market cycles, many companies are finding it increasingly difficult to manage the quality of their IT assets.

   Application service providers combine Internet professional services, network and application management and hosting capabilities to deliver applications as a service to their customers. Customers access applications that are remotely hosted and managed by the ASP using the Internet or leased lines. Typically, ASPs offer their services on a contractual basis, charging customers a monthly fee. In contrast to traditional application outsourcing arrangements, where the application outsourcer is responsible for managing custom built applications for one customer, the ASP offers primarily packaged applications and manages those applications for multiple customers from a centrally located facility. Dataquest Research Services forecasts the worldwide ASP market will grow from $889 million in 1998 to $22.7 billion in 2003, representing a compounded annual growth rate of 91.2%.

   We believe that the ASP model offers customers the following advantages:

  . Improved time to market. With rapid implementation methodologies and applications management expertise, ASPs enable customers to take advantage of the functionality of new applications, without the difficulties associated with long implementation cycles and attracting qualified IT talent. In addition, ASPs attempt to minimize customization, therefore reducing the time and total expense associated with any specific application implementation;

  . Improved performance. As the complexity of applications and networks increases, customers are finding it difficult to manage and maintain the performance of their IT systems. By offering service level agreements and utilizing the latest technology, ASPs are able to offer guaranteed levels of service that are not easily attainable by customers' internal IT departments;

  . Focus on core competencies. By outsourcing the delivery and management of certain applications, customers can better utilize scarce internal IT resources;

  . Access to best-of-breed applications and technology. ASPs utilize the latest data center technologies, network management tools and leading applications to provide a wide range of solutions. Customers of ASPs, therefore, have the flexibility to select the best-of-breed solutions, from multiple technology vendors, for many of their mission-critical functions; and

  . Reduced total cost of ownership. Until recently, the implementation of applications required either the development of in-house software applications or the customization of existing packages, making each implementation unique and costly. It also made implementation time frames and costs unpredictable. By outsourcing to an ASP, companies are able to better forecast and plan for monthly IT expenditures.

Our Opportunity

   The emerging ASP market is fragmented and is currently being served by a range of companies, most of which, such as those described below, offer only a portion of the services provided by full service ASPs:

  . telecommunications companies and Internet service providers which typically provide data center facilities and network connectivity;

  . hosting companies, which typically provide data center facilities, network connectivity and computer and storage hardware;

  . software companies, which typically provide application and database software; and

  . IT services companies, which typically provide implementation services and post implementation support.

   As a full service ASP, we provide this entire range of services, including data center facilities, network connectivity, computer and storage hardware, systems and applications management, application development tools, application and database software, implementation services and post-implementation support. Through these capabilities, we can rapidly design, implement, deploy and effectively manage cost effective e-business solutions for our customers. We believe that a significant market opportunity exists for an internationally recognized ASP with the scale and expertise to offer a wide range of outsourced e-business solutions to businesses of all sizes.

Our Solution

   We design, implement and deploy ASP solutions that enable our customers to effectively manage e-business solutions in a rapid and cost effective manner. We offer the technological expertise, partnering ability and understanding of the business and licensing models which we believe are essential to succeed in the ASP marketplace. We provide solutions to customers ranging from small businesses to large enterprises in a variety of vertical markets across a wide range of industries. We believe we have developed the infrastructure, resources, systems and application management expertise and industry relationships to capitalize on this emerging market opportunity.

   We provide the following advantages to our customers:

   Rapid Implementation. Designing, implementing, and deploying e-business solutions is a complex problem requiring appropriate staff with the correct skill sets. Our hosting solutions provide our customers with our pre-configured infrastructure and our experienced team of consultants to rapidly implement their e-business solutions.

   Comprehensive Hosting Solutions. Our hosting solutions provide our customers with continuously available remote access to mission-critical applications and data. These solutions help to ensure that our customers' applications and Web sites are continuously online and deliver data rapidly to users. Our state-of-the-art data centers in Atlanta, Houston and Vienna, Virginia provide high-quality performance and reliability through features such as a redundant, high-speed, secure network architecture, continuous monitoring, alternate power sources, environmental controls, regular data back-ups and a fault-tolerant hosting platform. Our Network Operations Centers monitor our network on a 24x7 basis and allow our staff to minimize service interruptions.

   Customer Service. We are dedicated to providing the highest quality customer service. Our customer service organizations can address technical problems on a 24x7 basis. We have invested in advanced customer service software and call routing technology to streamline the customer service process. We also offer a self-service customer support alternative, which provides online access to account and billing data and site statistics such as disk storage capacity and bandwidth utilization.


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

   Cost-Effective Solutions. Our customers benefit from the capital and labor investments that we have made to support hosting and other Internet services. For customers to replicate our performance and reliability, they would be required to make significant expenditures for hardware, data center facilities, connectivity and personnel. We believe that our hosting solutions are significantly more cost-effective and reliable than in-house solutions, both for businesses with low-end application requirements as well as for those businesses whose Internet operations are mission-critical and require sophisticated application support.

Services

   Our services portfolio consists of the following solutions:

 Web Hosting Services

   We offer a comprehensive suite of solutions to meet the current and future Web hosting needs of our customers. We provide virtual, dedicated and co-located hosting services. The following table sets forth certain information with respect to our Web hosting services.

Hosting
Services      Price        Web Site Profile        Key Features       Customer Benefits
--------   ------------ ---------------------- --------------------- -------------------
Virtual    $20-$350     Static Web pages,      Shared space on       Economical
           per month    moderately accessed    Interliant-owned
                        sites                  server

Dedicated  $100-$5,000  Dynamic Web content,   Dedicated Interliant- Greater server
           per month    heavily accessed sites owned server in       resources requiring
                                               shared rack           minimal customer
                                                                     maintenance

Co-        $500-$40,000 Mission-critical       Secure cabinet for    Greater customer
 Located   per month    applications           customer-owned server control/access to
                                                                     hardware

   The foregoing prices are representative of products marketed under the Interliant brand and may not be representative of our products marketed under other brand names. Customers generally pay monthly, quarterly or annual fees for the services used, as well as one-time fees for installation and any equipment purchased by the customer.

   Virtual Hosting. Our virtual hosting solution provides customers with all the elements needed to establish a basic presence on the Web at a reasonable cost, making it an economical solution for relatively simple or moderately accessed Web sites. This entry-level service is known as virtual hosting because the customer's home page has its own domain name and appears to exist as a stand-alone server. It operates with the speed and efficiency of our high-speed connections and its location at our facility remains invisible to Web site visitors. Customers are able to have their own Web site with a domain name at a fraction of the cost of maintaining it themselves. Because customers do not need to invest in costly hardware or personnel to accommodate future growth, we believe this solution also maximizes the customers' flexibility.

   Dedicated Hosting. As companies increase the complexity, level of traffic or reliance on their Web sites, they may prefer to host their Web site on a dedicated server, which is typically owned and maintained by us. A dedicated server provides greater server and network resources to our customers than virtual hosting and allows them to configure their hardware to optimize site performance. Customers receive a high level of site security, maintenance and technical support without the prohibitive costs of setting up and maintaining their own server and Internet connection. We support most leading Internet hardware and software system vendor platforms, including Solaris, which operates on a Sun Microsystems platform, Microsoft Windows NT, which operates on an Intel/PC platform and Linux, which operates on a Cobalt Networks platform.

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

   Co-located Hosting. We provide co-located hosting services in each of our primary data centers for customers with sophisticated, mission-critical applications. This solution allows the customer to own and access their servers on a 24x7 basis while delegating the day-to-day management of their Web site to our IT specialists. In addition, co-located servers are housed in separate, limited-access rooms in our data centers.

 Enterprise Resource Planning

   Through our recent acquisitions of reSOURCE PARTNER, Inc. and Soft Link, Inc, we have expanded our business process outsourcing services into the Enterprise Resource Planning (ERP) market by extending our service offerings to include the implementation and hosting of PeopleSoft solutions. We offer our customers fully integrated outsource solutions including consulting services such as design and integration; hosting services such as IT outsourcing management as well as processing services such as payroll processing and benefits administration.

 E-Commerce Capabilities

   We offer a variety of e-commerce solutions to help businesses create and maintain a successful electronic commerce presence on the Web. E-commerce provides businesses the ability to sell products and services on the Internet.

   Our e-commerce offerings include:

  . Net.Commerce from IBM, which allows our customers to rapidly plan, create and implement a fully manageable e-commerce Web site using the IBM Net.Commerce software platform;

  . SiteServer from Microsoft, which allows our customers to rapidly plan, create, and implement a fully manageable e-commerce Web site using the Microsoft SiteServer software platform;

  . SoftCart from Mercantec, which allows users to create sophisticated e-commerce Web sites that include order taking, credit card processing and order fulfillment;

  . CyberCash from Cybercash, Inc., which offers users a full suite of Internet payment solutions, including credit card services, micropayment and Internet check transactions; and

  . ShopSite from Open Market, which allows users to build and maintain catalogs of products or services to sell over the Internet.

 Customer Relationship Management

   Our customer relationship management, or CRM, solutions provide geographically distributed sales and marketing organizations with all the elements needed to quickly deploy sales force automation, partner relationship management or other customer relationship management solutions. Our CRM offerings are based on software from leading CRM software providers such as Onyx. Our solutions are hosted on both shared and dedicated servers at one of our data centers or on the customer's premises.

 Infrastructure/Security Solutions

   Our infrastructure/security solutions allow our customers to implement and deploy technologies that enhance the performance of their hosted e-business solutions. These technologies include managed firewall services, load balancing and caching solutions from vendors such as Cisco Systems, Check Point Software, ArrowPoint Communications, and Alteon WebSystems.

 Messaging/Knowledge Management

   We offer our customers a broad spectrum of messaging/knowledge management solutions. These solutions allow a customer's widely distributed work force to share software applications hosted on computers owned

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

and managed by us. Our messaging/knowledge management solutions provide feature-rich e-mail and other types of messaging for internal and external communication. These solutions also support workgroup and project team collaboration and document sharing, business process automation and workflow, as well as proprietary or custom applications built for this platform.

   We provide hosting for messaging/knowledge management applications based on the Lotus Notes/Domino and Microsoft Exchange platforms. We also provide outsourced messaging solutions based on industry-standard e-mail technology, such as POP and SMTP, as well as proprietary messaging solutions, including our eReach for messaging. We host these solutions on both shared and dedicated servers at one of our data centers or on the customer's premises. Customers can connect to our servers using the Internet or a variety of private network options, including frame relay, dedicated lines and local dialup access in more than 100 countries.

 Distributed Learning

   Our distributed learning solutions allow our customers to create online training and learning environments. We offer comprehensive solutions for corporate and academic customers based on software from vendors such as Lotus. These solutions include sophisticated course and student management systems and online facilitation. Deployment of existing courses is very rapid, with students typically able to access courses within a few days following registration.

 Internet Professional Services

   We implement, enhance and support our ASP services with Internet professional services, either provided by our own consultants or by our business partners. These services are a key part of our ASP service portfolio, enabling us to provide our customers with end-to-end outsourced solutions.

   Our Internet professional services include capabilities to create intranet, extranet and application hosting solutions for our customers, as well as provide network implementation, security implementation and back-end Web development projects. In addition, we provide support for our customers' enterprise networking needs. We address the complete spectrum of services, including desktop and network server support, network architecture and design, strategic technology planning and application development and implementation. We scale our Internet professional services to meet each client's needs.

Customers

   We have established a diversified customer base across our service offerings. Our customer contracts range in duration from one month to three years. Our customers include end-users representing a variety of business types, ranging from small businesses to large enterprises. We also sell our services to Web consulting firms, Internet service providers, network integration companies, system integrators and other Internet-related companies who resell them to their customers. We do not believe that the loss of any one customer would materially adversely affect us.

Strategic Relationships

   Our strategic relationships and partnerships with leading technology companies allow us to provide a wide range of services to meet our customers' needs. The following is a description of selected companies with whom we have a strategic relationship:

   IBM. We are a Premier Partner in the IBM Partnerworld Business Partner program for Service Providers, as well as an IBM Strategic Alliance Partner. We began offering the IBM Net.Commerce Hosting Server product line in January 1999 as an end-to-end e-commerce solution. IBM currently lists Interliant on its Web site as one of a select group of partners that are able to offer this product. We are also hosting IBM Net.Commerce solutions, Start and Pro, for dedicated server customers who maintain large e-stores and require large scale implementations.

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

   On October 22, 1999 we signed an agreement to create a sales and marketing alliance to deliver application hosting solutions that combine IBM e-business hardware and software with our hosting services. The first two services being addressed under this alliance are: Interliant's eReach application management service and hosted e-commerce solutions deploying IBM WebSphere and IBM Net.Commerce. These solutions will be brought to market through IBM's and our direct sales forces and IBM's and our Business Partner channels. The alliance agreement includes obligations for both parties to work together on joint marketing and sales activities. This agreement will expire on December 31, 2000, unless terminated sooner upon 90 days advance written notice by either party.

   Lotus Development. We believe we are a leading partner of IBM's Lotus software division and are a Lotus Net Service Provider/Alliance Partner. We provide a variety of messaging and hosting services for Internet, intranet and extranet applications operating on Lotus Notes/Domino. We are currently listed by Lotus on several sections of Lotus' Web site as one of a select group of partners that provide hosting services for Lotus Notes/Domino and other Lotus application solutions and have twice been recognized with Lotus' highest recognition, the Lotus Beacon Award, most recently in January 1999.

   We are party to a Joint Development Agreement with Lotus Development, dated April 27, 1998, which was scheduled to expire on April 27, 2000, subject to automatic renewal for additional one-year terms unless terminated by either party upon prior written notice. As of the date hereof, we have not received written notice of termination from Lotus regarding this agreement. Under this agreement, together with Lotus we co-developed Lotus' Domino Instant! Host now known as the Lotus Hosting Management System, or LHMS, platform, which enables application developers to deploy and offer Web-based collaborative applications. Under the terms of this agreement, we share joint development responsibilities with Lotus. Terms of this agreement include:

  . We are obligated to contribute proprietary computer code owned by us, to name one of our employees as the project liaison and to provide non-dedicated architectural and project management assistance to Lotus.

  . Lotus is obligated to contribute substantially similar type of intellectual property and personnel resources to the project.

  . Lotus is obligated to pay us a royalty equal to 25% of the net revenues received from licensing LHMS. The royalty percentage may be adjusted at the request of Lotus not more than once with respect to each new release of LHMS, however, such adjustment may not reduce the royalty percentage by more than half the percentage in effect at that time.

  . We must pay Lotus at its standard rate for all copies of LHMS which we desire to license.

  . If Lotus engages in product development or promotional activities which impact its ability to generate revenues from the sale of LHMS, the agreement will terminate and Lotus will be obligated to pay us up to $250,000 in penalties depending upon the amount of royalties paid to us through the date of termination.

   Microsoft. We are a Microsoft Certified Solution Provider, or MCSP, at the Partner level. The Partner designation is the highest attainable level in this program. We believe this designation provides us with preferred access to a broad range of Microsoft resources and is a distinguishing factor for software development firms and systems integrators looking to identify sources for advanced hosting services such as those offered by us.

   Our status with Microsoft provides us with the following:

  .  access to a local, field-based Microsoft representative;

  .  a corporate-based business development manager;

  .  designated points of contact in the customer units and product groups;

  .  enhanced technical support;

  .  advance product notification;

  .  advance product releases;

  .  participation in beta programs;

  .  joint marketing programs; and

  . sales leads and new business development opportunities generated by Microsoft.

   We are a designated Microsoft Application Service Provider, defined by Microsoft as being able to provide superior infrastructure, service and performance for hosted applications on the Microsoft platform.

   We are also designated as a rapid deployment partner for various Microsoft products. As such, we are responsible for providing feedback on Microsoft products in the advanced hosting and managed application markets prior to release of those products and by doing so we have been able to provide services and gain expertise on these products before the general market.

   Additionally, we are currently engaged in several strategic initiatives with Microsoft, as described below.

   We also have entered into a co-marketing and promotion agreement whereby Microsoft will include our advertisements in a catalog that is inserted into every FrontPage 2000 product box that is packaged for retail sale, as well as a catalog that is inserted into every full package product version of Office Developer, Office Standard, Office Small Business, Office Professional and Office Premium. Microsoft has also agreed that it will issue a press release on its Web site highlighting our joint involvement in the promotion of FrontPage 2000. In return, we have agreed to feature Front Page 2000 on our Web site with greater frequency and visibility than any competing product and have agreed to offer either free Web hosting with a value of up to $105 or free or reduced registration and set up fees with a value of up to $500, in order to induce the public to host a FrontPage 2000 Web site. This agreement remains in effect until the earlier of the initial release of the next version of FrontPage, Microsoft ceasing to produce FrontPage, or December 31, 2000.

   We are also participating in a Microsoft initiative called the Complete Commerce program. In conjunction with selected other MCSP's, we will incent customers seeking to engage in e-commerce activities on the Web to enter into this program by offering a specially priced, all inclusive storefront hosting package that integrates shipping, credit card processing and tax elements. The service will also include consulting and development of the storefront application Web site, back-end integration and hosting activities. Microsoft will provide resources to help us market this program, including promotional activities, marketing activities and participation in the customer engagement activities. Our marketing activities for the Complete Commerce program commenced in April 1999.

   We are also participating in a Microsoft initiative called the Complete Commerce Phase II program. This program will launch end-to-end hosting solutions for corporate procurement, customer relationship management and accounting customers.

   We are participating in Microsoft's Office Online pilot program and have plans to offer Microsoft's desktop productivity suite over the Internet. As part of this strategic initiative, we will deliver hosted and customized Office 2000 solutions, instant software updates and service releases. We will allow customers to pay for services on a monthly basis. In addition, our hosting of Office 2000 will provide small- to medium-sized businesses a new, pay-per-use option for familiar Office applications including, Microsoft Word, Microsoft Excel, Microsoft PowerPoint, Microsoft Access, Microsoft FrontPage and Microsoft Outlook.

   We are also engaged in research and development efforts with the Microsoft Exchange 2000 Product Team to develop a robust hosting platform for collaborative applications running on Exchange 2000.

   All of these initiatives supplement our current shared and advanced dedicated server offerings for Microsoft NT 4.0, IIS 4.0, SQL, 6.5/7.0, FrontPage 98, FrontPage 2000 and Office Server Extensions. Dedicated and shared server offerings based on Windows 2000 are currently under development. We plan to launch these service offerings in the second half of 2000.

   In March 2000, we entered into a commercial agreement with Microsoft to develop application hosting services on the Windows 2000 Server and Exchange 2000 Server platforms. Under this agreement, we and Microsoft are to work together to develop tools to make it easier for independent software vendors and solution providers to develop hosted, collaborative applications on the Microsoft Exchange 2000 Server platform. We are also to develop and offer services that help independent software vendors to develop hosted applications for Microsoft's collaboration platform.

   Network Solutions. We have entered into a strategic alliance with Network Solutions, Inc. to deliver enhanced Internet identity and hosting services for small and medium-sized businesses. Under the terms of this agreement, Interliant and Network Solutions will offer and promote our respective products and services to each other's existing and potential customers. In particular:

  . We will continue to offer our customers the benefit of Network Solutions' registration services in the .com, .net and .org top-level domains to help them establish their unique Internet identities;

  . We will provide access to the "dot com directory" through a link on our Web site;

  . Network Solutions will promote our services on its Web site, on the dot com directory and in a variety of other promotional campaigns. Network Solutions will continue to refer customers to us as an Alliance Program member and the two companies will engage in joint sales efforts with the goal of offering those customers the benefits of our hosting and both parties' services;

  . Network Solutions will also expedite the registration process for our customers and will provide dedicated advanced account management for our customers with 24x7 support; and

  . Interliant and Network Solutions will explore joint development of a rentable application offering that would allow small and medium-sized businesses to leverage the power of an Internet-based hosted application without the traditional infrastructure required to host and administer one.

   Cisco Systems. We have entered into a strategic relationship with Cisco Systems to provide comprehensive solutions to our customers utilizing Cisco Systems access and switching products. As part of an Interliant overall IT solution including design, installation, project management and post-sales support, we are authorized to distribute Cisco Systems products, both domestically and on a multinational scale, at substantial discounts to the retail prices available generally. This relationship also grants us substantial discounts on Cisco Systems products allocated for our internal uses.

   Onyx. We have entered into a strategic relationship with Onyx, a leader in e-business software and a professional services provider, to provide comprehensive solutions for Onyx's customer relationship management applications, Onyx Front Office and Onyx Enterprise Portal. As part of this relationship, we will provide European customers with application set up and configuration at our data center, operating system and application level administration as well as customer support for Onyx Front Office and Onyx Enterprise Portal. Outside of Europe, these implementation services will be initially offered through our partnerships with Onyx system integrators.

   In addition to the above relationship, Onyx has selected Interliant as one if its ASPiN partners. Onyx ASPiN is a global program that includes software, hardware and services companies working together and independently to deliver a wide-ranging set of unique hosted offerings based on the Onyx Front Office product family.

   Dell Computer Corporation. In February 2000, we entered into an alliance agreement with Dell under which we will collaborate to bring Web-based services to market. Under the terms of the agreement, Interliant will provide certain services to Dell. As part of the deal, Dell has agreed to sell its PowerEdge servers and PowerVault storage products to us for use in our hosting service.

   BMC Software. We have executed an agreement with BMC Software under which we have agreed to standardize BMC Software's monitoring products to support our hosting platforms and customer premise servers. BMC Software will also join us in co-marketing activities intended to promote our respective products and services. We will also promote one another's products and services to our respective current and potential customers.

   Interliant Europe. In February, 2000, we and @viso Limited, a company incorporated under the laws of England and Wales and owned 50% by Softbank Holdings, Inc. and 50% by Vivendi, S.A., agreed to form a corporation, Interliant Europe B.V., owned 51% by us and 49% by @viso Limited. Under the agreement, @viso committed, through its purchase of an equity interest and loans to us, to invest up to $40.0 million in Interliant Europe. In April 2000, as part of a $15.0 million initial investment in Interliant Europe, @viso contributed approximately $7.3 million to purchase its initial equity interest in Interliant Europe and loaned us the amount required to purchase our initial equity interest in Interliant Europe (approximately $7.7 million). Of the remaining balance of the $40.0 million commitment (approximately $25.0 million), @viso has agreed to loan us the amount required for our share of the commitment (approximately $12.75 million). As part of the agreement, @viso will also provide data center assets and other services to Interliant Europe, including identification of local competitors and potential partners. We have also agreed to license some of our technology and intellectual property to and to enter into a service agreement with Interliant Europe.

   VeriSign, Inc. In March 2000, we entered into a strategic agreement with VeriSign, Inc., a leading provider of Internet trust services, to integrate VeriSign's trust services, including website digital certificates and payment services, with our Web hosting and e-commerce services. Under terms of the alliance, we have joined VeriSign's Secure Site ISP/Web Host program as a Premier Partner and have named VeriSign as our Preferred Provider of trust services for our customer base. We intend to integrate VeriSign's Web site digital certificates and payment services into our Web hosting packages and e-commerce services, automating the customer enrollment and lifecycle process using tools provided by VeriSign. To promote these joint offerings, Interliant, VeriSign and Network Solutions. will collaborate on a range of co-marketing programs. In addition, we and VeriSign have agreed to collaborate with Network Solutions to develop a range of value-added e-commerce service offerings for small, medium and large enterprise customers.

   UUNET. We also have a strategic partnership with UUNET Technologies to be our primary connectivity provider on a worldwide basis. See "Technology and Network Operations--Connectivity."

Acquisition Program

   We have completed 23 acquisitions through March 31, 2000 and we intend to seek additional acquisitions. We seek to identify businesses which will add application expertise and service offerings, customers, sales capabilities and/or geographic coverage while generating a positive rate of return on investment. Furthermore, we intend to capitalize on the business practices of acquired companies that we believe will best maintain our competitive advantages and ensure ongoing delivery of high quality hosting services to our customers. The acquisition candidates we review can be large, and their acquisition by us could have a significant and lasting impact on our business.

   The following table sets forth information with respect to the 23 acquisitions completed by us since our inception.

          Date                     Name                  Primary Focus        Location of Acquisition
          ----                     ----                  -------------        -----------------------
February 1998........... DirectNet                  Web hosting              California

April 1998.............. Clever Computers           Web hosting              Georgia

April 1998.............. Server and network         Web hosting              Washington, D.C.
                          connectivity assets from
                          Knowledgelink
                          Interactive

May 1998................ Tri-Star Web Creations     Web hosting              New York

June 1998............... HostAmerica                Web hosting              Georgia

June 1998............... All Information Systems    Web hosting              Texas

July 1998............... Software Business          Web hosting              California
                          Technologies Web
                          Hosting business unit

July 1998............... Dev Com                    Web hosting              California

July 1998............... Maikon                     Web hosting              Texas

August 1998............. ICOM                       Web hosting              California

September 1998.......... GEN International          Web hosting              Florida

December 1998........... Dialtone                   Web hosting              Florida

February 1999........... DigiWeb                    Web hosting              Washington, D.C.

February 1999........... Telephonics International  Multimedia               Florida

February 1999........... Net Daemons Associates     Professional Services    Massachusetts, California
                                                                              and Colorado

March 1999.............. Interliant Texas           Messaging, CRM,          Texas and London,
                                                     e-Commerce, Distributed  England
                                                     Learning

May 1999................ Advanced Web Creations     Web Hosting              New Jersey

August 1999............. Daily-e                    Professional Services    New York

September 1999.......... Sales Technology           CRM                      London, England

November 1999........... Triumph Technologies       Professional Services,   Massachusetts
                         and Triumph                e-business security
                         Development                solutions

December 1999........... The Jacobson Group         Professional Services    Massachusetts

February 2000........... reSOURCE PARTNER, Inc.     ASP                      Ohio

February 2000........... Soft Link, Inc.            Professional Services    Minnesota

   Once we acquire a company, a multi-disciplinary team engages in a detailed integration process. Technical integration often involves physically moving the acquired company's equipment into one of our facilities and migrating acquired company customers onto our hosting platforms. Our platforms are typically more robust than that of the acquired company and standardization allows us to manage the servers more efficiently. We also intend to continue to integrate customer service operations at our primary data centers. By centralizing customer service, we believe that we can improve performance while reducing cost. We also intend to continue transitioning acquired company operations onto a consistent billing platform. This platform will be serviced by our personnel at a centralized location and employ uniform systems and procedures to operate multiple billing systems.

Sales and Distribution

   Our sales and marketing group sells our ASP solutions to our customers through the following sales channels:

   Direct Sales, which sells ASP solutions to large enterprises and other businesses whose Internet operations are mission-critical.

   Telesales, which acquires new customers through inbound calls generated through traditional media and outbound telesales to pre-qualified potential customers.

   Internet Marketing programs that drive potential customers to our Web site or our telesales group. Customers can purchase Web hosting services on a 24x7 basis from our Web site at www.interliant.com.

   Indirect Sales consisting of reseller and referral partners, such as Web consulting firms, Internet service providers, independent software vendors, network integration companies and system integrators. These distribution partners have established relationships with our prospective customer base as well as sales forces capable of selling our ASP solutions. These indirect sales channels extend our market reach and assist in the delivery of complete solutions to meet customer needs. We offer our partners a discount from our retail price on both products and services.

Marketing

   We market our ASP solutions using a variety of media and channels. We intend to continue investing in building the Interliant brand worldwide, using print advertisements in key industry publications, broadcast advertising, direct marketing and online advertising, such as general rotation and keyword-specific Web banner advertisements, as well as other marketing techniques. In addition, we intend to employ a number of other marketing tactics and communications vehicles, such as product literature, trade shows, promotions with key hardware and software vendors, direct response programs and our Web site to generate leads and increase awareness of our brand. Our products are available from our primary Web site at www.interliant.com as well as at www.appsonline.com. We expect to significantly increase our marketing expenditures in order to support our brand marketing and lead-generation efforts. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

   When an acquired company's brand is already well-established, we may for a period of time continue to market certain products and services under that brand to capitalize on the competitive advantages the acquired brand may bring to us. Our long-term goal, however, is to migrate most of our acquired product offerings to our brands.

Technology and Network Operations

   We have developed a secure, reliable, high-performance and scalable hosting solution, which we believe provides a significant competitive advantage in the market. This solution is comprised of multiple hosting platforms that incorporate automated functionality and a network infrastructure that includes multiple Internet data centers and is monitored on a 24x7 basis. Our strategy in developing our ASP solutions focuses on utilizing internally created technological innovations that we integrate with leading software and hardware providers.

   ASP Hosting Platform. Although industry-standard Web servers are adequate for basic Web hosting, we believe that efficiently managing large numbers of Web sites and users on a single server or managing complex, Internet-based applications requires significant technological innovations. We have developed proprietary hosting platforms that permit us to integrate existing hardware and software products, such as those from Microsoft, Cisco Systems, Compaq, Dell and Network Appliance, to create our hosting platform. We have also developed Web server applications designed to improve performance in a virtual server environment and we have implemented resource monitoring tools designed to report and address scarcity of shared computer processing units and memory resources. Our solution is scalable, allowing servers to be added while being monitored centrally, independent of where they are located.

   Facilities and Operations. We have four primary data centers located in Houston, Texas; Atlanta, Georgia; Vienna, Virginia and Columbus, Ohio. In addition, we have contracted for a data center in London, United Kingdom which we expect to be operational during the third quarter of 2000. Our customer service and network monitoring infrastructures are based in our four primary data centers. In order to provide our customers with high-quality service, we have invested substantial resources in building our network infrastructure.

   We have designed our network to minimize the effect of any interruptions. Our high-speed network is designed to continue operating in the case of software or hardware failures. Our data centers feature separate, redundant fiber and power connections, back-up diesel generators, environmental control systems and uninterruptible power supplies designed to provide on-site power for up to four weeks. Systems receive full daily back-ups and off-site storage. We also provide remote access management and reporting tools. Quality and security are paramount concerns for our customer base. Consequently, we employ several security measures, including firewall, intrusion monitoring and site security monitoring, limited access electronic card key measures and the physical separation of servers from administrative workstations. We have also implemented monitoring systems to identify potential sources of failure, limit downtime and notify our staff of any problems. Although we have attempted to build redundancy into our network and hosting facilities, our data centers are subject to various single points of failure and a problem with one of our routers or switches could cause an interruption in the services we provide to some of our customers.

   Our Vienna, Virginia facility is a world-class data center located within a mile of MAE-East, the major East Coast data hub to the Internet, facilitating the most scalable Internet connectivity and reliable network services available. Originally an America Online data center, this 22,270 square-foot facility features the latest in state-of-the-art equipment and design, including MGE Uninterruptible Power Systems, multi-carrier connectivity, environmental monitoring and conditioning and end-to-end physical security systems. We believe these features ensure stable, reliable operation of applications.

   Historically, our Houston data center housed our application hosting operations and our Atlanta center housed our Web hosting operations. Each of these centers, as well as our data center in Vienna, Virginia, are capable of providing a full range of ASP hosting. Customer service for our ERP customers is currently housed in our Columbus data center. We anticipate that over time the functional distinctions between our data centers will diminish.

   Our Network Operations Centers ("NOCs"), with the exception of our NOC in our Columbus data center which is focused solely on our ERP hosted applications, are responsible for monitoring our entire network, server farm and hosted applications on a 24x7 basis. We monitor each piece of equipment, including routers, switches and servers. The NOCs also monitor all Internet and telecommunications connections and ensure that they are functional and properly loaded. The design of the NOCs enables systems administrators and support staff to be promptly alerted to problems and we have established procedures for rapidly resolving any technical problems that arise. The NOCs are fully integrated into our customer service facilities.

   Connectivity. We offer connectivity to our systems from virtually anywhere in the world, enabling customers to deploy global solutions. Customers can access us:

  .  via the Internet;

  . through X.28 connections provided by Compuserve and Equant, N.V. in more than 105 countries;

  .  through dedicated lines at a bandwidth they specify;

  .  over Frame Relay through AT&T, Sprint and MCI Worldcom; or

  .  domestically via a toll-free number.

   We utilize multiple DS-3 connections to the Internet provisioned directly off a SONET ring from our Atlanta, Houston and Vienna, Virginia data centers. In addition, we currently utilize four OC/3 sized circuits from our Atlanta facility and another single OC/3 connection from our Virginia facility. Internally developed management and monitoring systems provide insight into the performance of our entire network, as well as consistency of security measures across all of our current hosting platforms.

   By utilizing top tier connectivity providers and developing private peering arrangement with bandwidth providers, we are able to offer highly resilient, redundant and high speed connectivity between the Internet and each of our data center facilities.

   On February 17, 1999 we entered into an agreement with UUNET Technologies to be our primary connectivity provider on a worldwide basis. The agreement is scheduled to expire on February 19, 2002, subject to automatic renewal for an additional year unless either party notifies the other of its intent not to renew. Terms of this agreement include:

  . UUNET Technologies has agreed to provide and we have agreed to purchase monthly minimum levels of connectivity ranging from 100 Mbps to 600 Mbps of bandwidth.

  . Upon execution of this agreement we were committed to purchase 100 Mbps of bandwidth per month.

  . Our minimum monthly bandwidth purchase commitment increased to 300 Mbps in December 1999 and will increase to 600 Mbps in December 2000.

  . We have agreed that, if during the second and third years of this agreement, we obtain over 600 Mbps of bandwidth per month for our Internet traffic, we will purchase 51 % of all bandwidth in excess of 600 Mbps from UUNET Technologies. If we do not purchase 51% of all bandwidth over 600 Mbps from UUNET Technologies, we are obligated to pay UUNET Technologies $21.66 for each Mbps we are obligated but fail to purchase from them.

   Under the terms of the agreement, the connectivity may range in capacity from T-1 to DS-3 to OC-12 which are the technical names of the physical telecommunications connections or pipelines that will be used to transport data. A larger pipeline can carry a greater volume of data at a greater speed. For example, a T-1 can carry 1.544 megabytes per second; a DS-3 can carry
44.736 megabytes per second and an OC-12 can carry 622 megabytes per second. At our Atlanta data center, we have four OC-3 connections to diverse hubs in UUNET Technologies' network, each of which can carry 155.52 megabytes of data per second and use diverse fiber for redundancy. In addition to the connectivity provisions, our companies have agreed to develop and implement a joint marketing program including:

  . allowing us to resell UUNET Technologies services through our network of resellers;

  . cooperating on mutually beneficial hosting and co-located remarketing agreements; and

  .  cooperating on an international co-location facilities agreement.

   Our minimum financial commitment during each year of the agreement is as follows: $0.7 million in year one, $2.1 million in year two and $4.1 million in year three.

Customer Service

   We view customer service as a critical part of our business strategy. As of March 31, 2000, our customer service group had 233 employees located mainly in our primary data centers. This group is responsible for providing customer service to our customers as well as our resellers and referral partners, including helping customers to use our ASP solutions.

   We have invested in advanced customer service software and call routing technology to streamline the customer service process. Through our customer service systems, customer service representatives can generally resolve any issue in a timely manner via e-mail or our toll-free number. We also offer many of our customers a self-service customer support alternative, which provides online access to account and billing data and site statistics such as disk storage capacity and bandwidth utilization. Certain customer accounts also have access to dedicated support engineers who are familiar with each unique configuration or requirement a larger customer may have.

   A focused support team handles all the application hosting support requirements via several mechanisms including a facilitated discussion database environment available over the Internet where customers, application developers and support technicians can discuss pertinent issues and build a relevant knowledge base. Our Web hosting customer service operations are supported by the Vantive Support system, a customer/asset management tracking application that enables a customer service representative to view a customer's entire account, including past and recent interactions with such customer. This database categorizes all reported problems so that if a particular problem reoccurs, customer service representatives can view its prior resolution and provide timely and accurate customer service.

Competition

   The market served by us is highly competitive. Although barriers to entry and continued growth are increasing, there are still few substantial barriers to entry. We expect that we will face additional competition from existing competitors and new market entrants in the future. The principal competitive factors in this market include:

  . quality of service, including network capability, scalability, reliability and functionality;

  .  customer service and support;

  .  variety of services and products offered;

  .  price;

  .  brand name;

  .  Internet system engineering and technical expertise;

  .  timing of introductions of additional value added services and products;

  .  network security;

  .  financial resources; and

  .  conformity with industry standards.

   We may not have the resources, expertise or other competitive factors to compete successfully in the future.

   Our current and potential competitors include:

  .  other ASPs, such as USinternetworking, FutureLink and Corio;

  . other Web hosting and Internet services companies such as Metromedia/AboveNet Communications, Exodus Communications, Digital Island, GlobalCenter, Globix, NaviSite, Digex, Data Return and local and regional hosting providers;

  . national and regional Internet service providers such as Concentric Network, MindSpring Enterprises, UUNET Technologies, PSINet and Verio;

  .  global telecommunications companies including AT&T, British
     Telecommunications, Telecom Italia and Nippon Telegraph and Telephone;

  . other Internet professional services companies such as iXL Enterprises, USWeb/CKS and Breakaway Solutions; and

  . regional and local telecommunications companies, including the regional Bell operating companies such as Bell Atlantic and USWest.

   Many of our competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we do. As a result, certain of these competitors may be able to develop and expand their network infrastructures and service offerings more rapidly, adapt to new or emerging technologies and changes in customer requirements more quickly, take advantage of acquisition and other opportunities more readily, devote greater resources to the marketing and sale of their services and adopt more aggressive pricing policies than we can. In addition, these competitors have entered and will likely continue to enter into joint ventures or consortia to provide additional services competitive with those provided by us.

Intellectual Property Rights

   We rely on a combination of copyright, trademark, service mark, trade secret laws and contractual restrictions to establish and protect certain proprietary rights in our services. We have no patented technology that would preclude or inhibit competitors from entering our market. The steps taken by us to protect our intellectual property may not prove sufficient to prevent misappropriation of our technology or to deter independent third-party development of similar technologies. The laws of certain foreign countries may not protect our services or intellectual property rights to the same extent as do the laws of the United States. We also rely on certain technologies that we license from third parties. These third-party technology licenses may not continue to be available to us on commercially reasonable terms. The loss of the ability to use such technology could require us to obtain the rights to use substitute technology, which could be more expensive or offer lower quality or performance and therefore have an adverse effect on our business.

   To date, we have not been notified that our services infringe on the proprietary rights of third parties, but third parties could claim infringement by us with respect to current or future services. From time to time, we are notified that the content of one of our customer's sites infringes on a third party's trademark or copyright. In response, we take steps pursuant to the Digital Millenium Copyright Act to inform the customer of such claim and, where appropriate, terminate a customer's service. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry segment grows. Any such claim, whether meritorious or not, could be time-consuming, result in costly litigation, cause service installation delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements might not be available on terms acceptable to us or at all. As a result, any such claim could have an adverse effect upon our business.

Government Regulation

   We are not currently subject to direct federal, state or local government regulation, other than regulations that apply to businesses generally. Only a small body of laws and regulations currently applies specifically to hosting and commerce activities, or access to the Internet. Due to the increasing popularity and use of the

Internet, however, it is possible that laws and regulations with respect to the Internet may be adopted at international, federal, state and local levels, covering issues such as user privacy, freedom of expression, pricing, characteristics and quality of products and services, taxation, advertising, intellectual property rights, information security and the convergence of traditional telecommunications services with Internet communications. Although sections of the Communication Decency Act of 1996 that, among other things, proposed to impose criminal penalties on anyone distributing "indecent" material to minors over the Internet were held to be unconstitutional by the U.S. Supreme Court, similar laws may be proposed, adopted and upheld. The nature of future legislation and the manner in which it may be interpreted and enforced cannot be fully determined and, therefore, legislation similar to the Communications Decency Act could subject us and/or our customers to potential liability, which in turn could have a material adverse effect on our business, results of operations and financial condition. The adoption of any such laws or regulations might decrease the growth of the Internet, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have an adverse effect on our business.

   We collect sales and other taxes in the states we have offices and are required by law to do so. We currently do not collect sales or other taxes with respect to the sale of services or products in all states and countries in which we have offices and may be required by law to do so. One or more jurisdictions have sought to impose sales or other tax obligations on companies that engage in online commerce within their jurisdictions. A successful assertion by one or more jurisdictions that we should collect sales or other taxes on our products and services, or remit payment of sales or other taxes for prior periods, could have an adverse effect on our business.

   In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyright and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to such laws intended to address these issues could create uncertainty in the marketplace that could reduce demand for our services, increase the cost of doing business as a result of costs of litigation or increased service delivery costs or could in some other manner have an adverse effect on our business.

   Any new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have an adverse effect on our business.

Employees

   As of March 31, 2000 we had 1,256 employees, of which 155 were in sales, distribution and marketing, 664 were in engineering and service development, 233 were in customer service and technical support, 200 were in finance and administration and 4 were in acquisition integration. None of our employees are represented by a labor union and we believe that our employee relations are good.

Facilities

   Our executive offices, which we lease, are located in Purchase, New York. We also lease the facilities that house our primary data centers in Atlanta, Georgia; Houston, Texas; Vienna, Virginia and Columbus, Ohio, as well as other facilities in the Washington, D.C. and Boston metropolitan areas.

Legal Proceedings

   In the ordinary course of our business, we may be involved in legal proceedings from time to time. As of the date of this prospectus, there are no material legal proceedings against us.

                                   MANAGEMENT

Executive Officers and Directors

   The following table sets forth certain information as of May 15, 2000 with respect to the executive officers and directors of Interliant:

                    Name                  Age               Title
                    ----                  ---               -----
   Leonard J. Fassler...............       68 Co-Chairman, Director
   Bradley A. Feld..................       34 Co-Chairman, Director
   Herbert R. Hribar................       48 President, Chief Executive
                                              Officer, Director
   Francis J. Alfano................       38 Senior Vice President, Web
                                              Hosting Solutions and Mergers and
                                              Acquisitions
   Paul E. Chollett.................       40 Senior Vice President, Finance
                                              and Administration
   Kim A. Crane.....................       45 Senior Vice President, Marketing
   Randy D. Kautto..................       54 Senior Vice President, Strategy
                                              and International
   Bruce S. Klein...................       41 Senior Vice President, General
                                              Counsel and Secretary
   Jennifer J. Lawton...............       36 Senior Vice President, ASP
                                              Solutions
   Kristian Nelson..................       36 Senior Vice President, Operations
   Richard C. Rose..................       52 Senior Vice President, Sales
   William A. Wilson................       54 Chief Financial Officer and
                                              Treasurer
   Thomas C. Dircks......................  41 Director
   Jay M. Gates..........................  34 Director
   Merril M. Halpern.....................  64 Director
   John P. Landry........................  51 Director
   Charles R. Lax........................  39 Director
   Stephen W. Maggs......................  46 Director
   Patricia A. M. Riley..................  57 Director

   Leonard J. Fassler is one of our co-founders and has been one of our Co-Chairmen and a Director since our formation in December 1997. Mr. Fassler was also our Secretary from December 1997 through April 1999. From 1992 to 1996, Mr. Fassler was a Co-Chairman of AmeriData Technologies, Inc., a New York Stock Exchange-listed reseller of computer equipment and provider of computer consulting and other services that was acquired by General Electric Capital Corporation in 1996. Mr. Fassler was a co-founder of AmeriData. Mr. Fassler holds a bachelor's degree in business administration from City College of New York and a law degree from Fordham Law School. Mr. Fassler is also a director of Vestcom, Inc.

   Bradley A. Feld is one of our co-founders and has been one of our Co-Chairmen and a Director since our formation in December 1997. Since 1995, Mr. Feld has been the President of Intensity Ventures Inc., a company that helps to establish, advise and operate software companies. From 1993 to 1995, Mr. Feld was the chief technology officer of AmeriData. From 1985 to 1993, he was president of Feld Technologies, Inc., a computer consulting firm founded by Mr. Feld to develop and implement information technology solutions for a wide variety of businesses, which was acquired by AmeriData in 1993. Mr. Feld earned a bachelor of science degree and a master of science degree from Massachusetts Institute of Technology. Mr. Feld is a General Partner of SOFTBANK Technology Ventures IV, L.P., SOFTBANK Technology Ventures V, L.P. and SOFTBANK Technology Advisors Fund, L.P., venture capital funds. Mr. Feld is a director and co-chairman of Message Media, Inc. and director of a number of privately held companies.

   Herbert R. Hribar became our Chief Executive Officer and a Director effective January 31, 2000. In addition, effective March 30, Mr. Hribar was named our President. Prior to joining us and since July 1998, Mr. Hribar had been President and Chief Operating Officer of Verio, Inc., a domain-based Web hosting company. From March 1997 to July 1998, Mr. Hribar was President of Ameritech Wireless in Chicago, Illinois and Managing Director of Ameritech Europe from January 1996 to February 1997. Mr. Hribar is a graduate of the U.S. Naval Academy in Annapolis and has advanced degrees in engineering, business, and computer science.

   Francis J. Alfano has served as our Senior Vice President, Mergers and Acquisitions since December 1998. In March 2000, his title was changed to Senior Vice President, Web Hosting and Mergers and Acquisitions. From January 1997 to November 1998, Mr. Alfano was Vice President of Business Development at GE Capital Information Technology Solutions, Inc., formerly AmeriData. From July 1994 to December 1996, Mr. Alfano was Director of Taxes at GE Capital Information Technology Solutions, Inc. From January 1991 to June 1994, Mr. Alfano was employed by Ernst & Young, an accounting, tax and consulting firm and was a senior manager in the tax department at the time of his departure. From 1984 to 1990, Mr. Alfano was employed as a Certified Public Accountant with various public accounting firms. Mr. Alfano holds a bachelor of science degree in business administration from the University of Arizona and is a Certified Public Accountant.

   Paul E. Chollett has served as our Senior Vice President, Finance and Administration since March 1999. From July 1996 until he joined us, Mr. Chollett was Senior Vice President and Chief Financial Officer of Interliant Texas. From July 1993 to July 1996, Mr. Chollett was the Director of Finance and Administration in the Audit Division of the accounting firm of Arthur Andersen LLP. In this role, Mr. Chollett was responsible for managing the financial, risk management and quality control aspects of the firm's audit practice. Mr. Chollett holds a bachelor of science degree in accounting from the University of Houston at Clear Lake City. Mr. Chollett is a Certified Public Accountant.

   Kim A. Crane has served as our Senior Vice President, Marketing since March 2000. In such role, she is responsible for the planning, development, execution, and evaluation of all communications programs targeted to customers, prospects, and other relevant external and internal audiences. Ms. Crane has over 15 years of high tech marketing experience. Prior to joining Interliant in March, 2000, Ms. Crane was at Alcatel, one of the largest telecommunications companies in the world headquartered in Paris, France, where she served as Vice President of Global Marketing Communications from March 1998 to April 1999 and Assistant Vice President of Marketing Communications from September 1995 through February 1998. Prior to that time, she also held management positions with International Data Group (IDG) and British Telecom.

   Randy D. Kautto has served as our Senior Vice President, International and Strategy since May, 2000. Previously, Mr. Kautto was Chairman, President and CEO of reSOURCE PARTNER, Inc., an Application Service Provider founded by Mr.Kautto. reSOURCE PARTNER was acquired by Interliant on February 29, 2000. Mr. Kautto served as Senior Vice President, Human Resources and Corporate Affairs for Borden, Inc. from February 1994 until January 1997. He was Vice President, Employee Relations at Philip Morris Companies, Inc. from 1992 until 1994 and Vice President, Human Resources at General Foods Corporation from 1988 until 1992. Mr. Kautto received a Bachelor of Science degree from Arizona State University, after which he served as Captain and aviator in the U.S. Army, including a tour in Vietnam.

   Bruce S. Klein has served as our Senior Vice President, General Counsel since December 1998. In April 1999, Mr. Klein became our Secretary. From April 1998 to November 1998, he was our General Counsel, Vice President. Mr. Klein had previously been of counsel to the law firm of McCarthy, Fingar, Donovan, Drazen & Smith, L.L.P, prior to which he was of counsel to the law firm of Spitzer & Feldman P.C., in each case engaged in the general practice of law, with experience in mergers and acquisitions and general corporate and business law. Mr. Klein is admitted to practice law in New York and Massachusetts and holds a bachelor's degree in business administration from Rutgers University and a law degree from Western New England College School of Law.

   Jennifer J. Lawton has served as our Senior Vice President, Consulting and Technology since February 1999. In March 2000, her title was changed to Senior Vice President, ASP Solutions. From May 1992 until she joined us, Ms. Lawton was the Chief Executive Officer of Net Daemons Associates, Inc., a provider of Web development and system integration activity for Internet and IT Networks which was acquired by Interliant in February 1999. Ms. Lawton is a co-founder of Net Daemons Associates, Inc. Ms. Lawton holds a bachelor of science degree in applied mathematics from Union College.

   Kristian Nelson has served as our Senior Vice President, Operations since March 1999. From July 1997 until he joined us, Mr. Nelson was Senior Vice President, Operations of Interliant Texas and was responsible for the direction and control of all operational aspects of Interliant Texas's business including product development, customer service and application and data center services. From June 1996 through May 1997, Mr. Nelson served as Vice President, Operations at GST Telecommunications, a full-service telecommunications provider. In this role, Mr. Nelson was responsible for the oversight and control of GST Internet Inc., the Internet subsidiary of GST Telecommunications. From June 1995 to January 1996, Mr. Nelson was a Senior Management Consultant in the Technology Strategy Practice area at Gartner Group, Inc., a company which provides IT advisory services and consulting, where his responsibilities included providing technical consulting services to Fortune 500 companies. From May 1986 to May 1995, Mr. Nelson was the Product Assurance Information Technology Director at Lockheed Martin Corporation, a diversified technology company. At Lockheed Martin, Mr. Nelson was responsible for developing and implementing information technology strategic planning for the Product Assurance Group. Mr. Nelson holds a bachelor of science degree in management science from Orlando College.

   Richard C. Rose has served as Senior Vice President, Sales since January 2000. He served as President of Telephonetics, our wholly owned subsidiary, from September 1999 to January 2000. From June 1998 until August 1999, Mr. Rose was a Vice President at Compucom, a large computer support company, where he was responsible for sales in the company's Southeast region. Prior to that time, Mr. Rose was Chairman and Chief Executive Officer of Dataflex Corporation, a full service computer integrator, from 1984 until June 1998. Mr. Rose attended the U.S. Naval Academy and holds a bachelor of science degree in mathematics from the University of Miami.

   William A. Wilson has served as our Chief Financial Officer since September 1998 and as our Treasurer since August 1999. During the period from February 1998 to July 1998, Mr. Wilson served as Vice President, Finance and Chief Financial Officer at XCOM Technologies, Inc., a competitive local exchange carrier. From October 1997 to February 1998, Mr. Wilson served as a consultant to several private companies. From June 1997 to October 1997, Mr. Wilson served as Senior Vice President, Finance and Chief Financial Officer of Computervision Corporation, a software publishing and development company. Prior thereto, Mr. Wilson was Executive Vice President and Chief Financial Officer of Arch Communications Group, Inc., a wireless messaging company, from June 1996 to June 1997 and was Vice President, Finance and Chief Financial Officer of Arch Communications Group, Inc. from January 1989 to June 1996. Mr. Wilson received a bachelor of arts degree from Luther College, a master of science degree from Northeastern University and a masters degree in business administration from Babson College. Mr. Wilson is a Certified Public Accountant.

   Mr. Dircks has been one of our Directors since our formation in December 1997 and is a Managing Director of Charterhouse Group International, Inc. ("Charterhouse"). Mr. Dircks has been employed as an officer of Charterhouse since 1983. He was previously employed as a Certified Public Accountant at a predecessor of PricewaterhouseCoopers LLP. He holds a bachelor of science degree in accounting and a masters degree in business administration from Fordham University. He is also a director of a number of privately held companies.

   Mr. Gates has been one of our Directors since our formation in December 1997 and is a Senior Vice President of Charterhouse. He joined Charterhouse in 1994 as an Analyst. Mr. Gates was previously employed as a Senior Analyst in the Financial Consulting Advisory Group of the accounting firm of Arthur Andersen LLP. Prior to that he was an Assistant Treasurer at Bankers Trust Corporation. He holds a bachelor of arts degree from the State University of New York at Binghamton and a masters degree in business administration from New York University, Leonard N. Stern School of Business. He is also a director of a number of privately held companies.

   Mr. Halpern has been one of our Directors since our formation in December 1997 and is Chairman and Chief Executive of Charterhouse, which he founded in 1973. Mr. Halpern is a director of Microwave Power Devices, Inc. and United Road Services, Inc., as well as several private companies. He received a bachelor of science degree from Rutgers University and a masters degree in business administration from Harvard University.

   Mr. Landry has been one of our Directors since July 1999. Mr. Landry is currently Chairman of AnyDay.com and has been Strategic Technology Consultant to senior management of IBM Corporation since June 1995. In addition, from October 1995 to January 1999, he was Chairman of the Board of Narrative Communications Corporation, an Internet-based interactive advertising company. In January 1999, Narrative was acquired by At Home Networks. From 1990 to 1995, Mr. Landry was Senior Vice President and Chief Technology Officer of Lotus Development Corporation, a provider of software products and services. Mr. Landry is also a director of a number of privately held companies.

   Mr. Lax has been one of our Directors since January 1999. He has been a General Partner of SOFTBANK Technology Ventures IV, L.P. since November 1997. From March 1996 to November 1997, Mr. Lax was a Vice President of SOFTBANK Holdings Inc. He was previously a venture partner at Vimac Partners LLC, a venture capital firm specializing in investments in the information technology and Internet-related industry. Mr. Lax holds a bachelor of science degree from Boston University. He is also a director of a number of privately held companies.

   Mr. Maggs is one of our co-founders. Mr. Maggs has been a Director since our formation in December 1997. Mr. Maggs was our Treasurer from our formation until July 1999 and our Vice Chairman from June through August 1999. Mr. Maggs held the positions of Chief Executive Officer and President from our formation in December 1997 until June 1999. From December 1993 to December 1996, Mr. Maggs held a variety of senior management positions with AmeriData, including serving as an Executive Vice President of Operations and Chairman of AmeriData Canada. From February 1992 to December 1993, he was the owner of Mericom Systems Inc., a reseller of computer equipment and provider of computer consulting and other services, which was acquired by AmeriData in 1993. From 1984 to 1991, he held various executive positions at Inacom Information Systems, a provider of information technology products and services. Mr. Maggs received a bachelor of science degree from Hillsdale College and is a Certified Public Accountant.

   Ms. Riley has been one of our Directors since our formation in December 1997. Ms. Riley is a Managing Director of Charterhouse and has been an executive officer with the firm since 1977. She is a graduate of the Advanced Management Program at Harvard Graduate School of Business Administration and received a bachelor of arts degree from Hunter College.

Committees of the Board of Directors.

   The three standing committees of the Board are: Audit, Compensation and Executive. Members of each committee, who are elected by the full Board, are named below.

 Audit Committee

   The Audit Committee consists of Messrs. Dircks, Landry and Lax. Among other functions, the Audit Committee makes recommendations to our Board of Directors regarding the selection of independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our financial statements and reviews and evaluates our internal control functions.

 Compensation Committee

   The Compensation Committee consists of Messrs. Dircks and Lax and Ms. Riley. The Compensation Committee determines executive compensation and makes recommendations to our Board of Directors concerning salaries and incentive compensation for our employees and consultants. In addition, the Compensation Committee has authorized a Grant Committee consisting of Mr. Dircks and either a Co-Chairman or the Chief Executive Officer of Interliant. The Grant Committee has the power and authority to review, approve and grant, in its discretion, options to our employees on behalf of the Compensation Committee without any further action or approval required of the Compensation Committee, provided that such grants fall within guidelines established by the Compensation Committee.

 Executive Committee

   The Executive Committee consists of Messrs. Dircks, Feld, Landry and Lax. The Executive Committee is authorized to review and approve our 1999/2000 operating plan, to hear reports regarding our operations from our executive officers, to review and approve acquisitions and to engage in certain other limited activities.

Director Compensation

   Our directors do not currently receive any cash compensation from us for their service as members of the Board of Directors, although they are reimbursed for reasonable travel and lodging expenses in connection with attendance at Board and Committee meetings. Under our 1998 Stock Option Plan, nonemployee directors are eligible to receive stock option grants at the discretion of the Board of Directors or other administrator of the plan . See "Stock Option Plans--1998 Stock Option Plan."

Director Nomination Rights.

   SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Advisors, L.P. (the "SOFTBANK Purchasers"), who are principal stockholders, have the right to nominate one person for election to our Board of Directors and have the Board cause that director to be a member of the Compensation Committee and/or the Audit Committee. Mr. Lax is currently serving as a director. He is also a member of the Audit and Compensation Committees pursuant to these rights. See "Related Party Transactions--Sale of Stock to the SOFTBANK Purchasers."

   In addition, for so long as the persons who received shares of common stock in the Interliant Texas acquisition, together with certain of our option holders, own in the aggregate at least 5% of our outstanding common stock, they are entitled to nominate one person to our Board of Directors. To date, these rights have not been exercised.

Compensation Committee Interlocks and Insider Participation.

   Mr. Dircks, Mr. Lax and Ms. Riley served as members of our Compensation Committee during the year-ended December 31, 1999. During 1999, no Compensation Committee member was an officer or employee of ours. In addition, no interlocking relationship exists between our Board of Directors or our Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Executive Compensation

   The following table sets forth the total compensation for the years ended December 31, 1998 and December 31, 1999, respectively, for the persons listed below:

                           Summary Compensation Table

                                                                           Long-Term
                                                                         Compensation
                                  Annual Compensation                       Awards
                         ----------------------------------------  -------------------------
                                                                    Number of
                                                       Other        Securities
    Name and Current                                   Annual       Underlying   All Other
        Position         Year  Salary      Bonus   Compensation(1) Options/SARs Compensation
    ----------------     ---- --------    -------- --------------  ------------ ------------
Stephen W. Maggs(2)..... 1999 $180,673       --          --           30,000         --
 Director                1998 $130,232       --          --             --           --

Francis J. Alfano(3).... 1999 $164,583    $ 25,000       --           25,000         --
 Senior Vice President,  1998 $ 12,500(3)    --          --             --           --
 Mergers & Acquisitions

Bruce S. Klein(4)....... 1999 $187,500    $ 25,000       --           25,000         --
 Senior Vice President,  1998 $116,667       --       $15,635           --           --
 General Counsel

James M. Lidestri(5).... 1999 $186,188    $117,500       --           30,000         --
 President               1998   N.A.        N.A.         --            N.A.         N.A.

William A. Wilson(6).... 1999 $181,250    $ 75,000       --           25,000         --
 Chief Financial Officer 1998 $ 48,894       --          --             --           --

--------
(1) In accordance with SEC rules, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the executive officer for each fiscal year.
(2) Mr. Maggs was our President and Chief Executive Officer from December 1997 until June 1999, when he became Vice Chairman. Effective January 1, 2000, Mr. Maggs was no longer an employee.
(3) Mr. Alfano commenced his employment with us in December 1998.
(4) Mr. Klein commenced his employment with us in April 1998. Other annual compensation represents amounts paid to Mr. Klein for services rendered as a consultant prior to becoming an employee.
(5) Mr. Lidestri commenced his employment with us in March 1999. Effective March 30, 2000, Mr. Lidestri was no longer an employee.
(6) Mr. Wilson commenced his employment with us in September 1998.

Option Grants in Last Fiscal Year

   The following table sets forth information regarding the option grants made during the year ended December 31, 1999 to each of the executive officers named in the Summary Compensation Table.

                                 OPTION GRANTS

                                      Individual Grants
                         ---------------------------------------------
                                                                       Individual Grant
                                                                       Values at Assumed
                                     Percent of                         Annual Rates of
                                    Total Options                         Stock Price
                         Number of   Granted to   Exercise             Appreciation for
                         Securities Employees in  or Base                 Option Term
                         Underlying   the Year      Price   Expiration -----------------
          Name            Options    Ended 1999   ($/Share)    Date       5%      10%
          ----           ---------- ------------- --------  ---------- -------- --------
Stephen W. Maggs........   30,000        2.1%      $8.00       3/09    $150,935 $382,498
Francis J. Alfano.......   25,000        1.7%      $8.00       3/09    $125,779 $318,748
Bruce S. Klein..........   25,000        1.7%      $8.00       3/09    $125,779 $318,748
James M. Lidestri.......   30,000        2.1%      $8.00       3/09    $150,935 $382,498
William A. Wilson.......   25,000        1.7%      $8.00       3/09    $125,779 $318,748

   The following table sets forth information regarding exercise of options and the number and value of options held at December 31, 1999, by each of the executive officers listed below.

                             YEAR END OPTION VALUES

                                                         Number of           Value of Unexercised
                                                    Unexercised Options      In-the-Money Options
                           Shares                  At December 31, 1999      At December 31, 1999(2)
                         Acquired on    Value    ------------------------- -------------------------
                         Exercise(#) Realized(1) Exercisable Unexercisable Exercisable Unexercisable
                         ----------- ----------  ----------- ------------- ----------- -------------
Stephen W. Maggs........    N.A.        N.A.          0         30,000        N.A.       $540,000
Francis J. Alfano.......    N.A.        N.A.          0         25,000        N.A.       $450,000
Bruce S. Klein..........    N.A.        N.A.          0         25,000        N.A.       $450,000
James M. Lidestri.......   245,289   $1,962,312    32,306       30,000      $835,756     $540,000
William A. Wilson.......    N.A.        N.A.          0         25,000        N.A.       $450,000

--------
(1) Based on the estimated fair value of our common stock on the date of exercise.
(2) Based on the difference between the last sale price of our common stock on December 31, 1999 of $26.00 as reported by the Nasdaq National Market and the per share option exercise price, multiplied by the number of shares of common stock underlying the options.

Limitations on Director Liability

   Our certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, none of our directors will be personally liable to us or our stockholders for monetary damages. Section 102(b)(7) of the Delaware General Corporation Law currently provides that a director's liability for breach of fiduciary duty to a corporation may be eliminated, except for liability:

  . for any breach of the director's duty of loyalty to the corporation or its stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . under Section 174 of the Delaware General Corporation Law, for unlawful dividends or unlawful stock repurchases or redemptions; and

  . for any transaction from which the director derives an improper personal benefit.

   Any amendment to these provisions of the Delaware General Corporation Law will automatically be incorporated by reference into our certificate of incorporation without any vote on the part of our stockholders unless otherwise required. Including this provision in our certificate of incorporation may, however, discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefit us and our stockholders.

   Our By-laws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Generally, we are required to indemnify our directors and officers for all:

  .  judgments and fines;

  .  settlements; and

  .  legal fees and other expenses

   incurred in connection with pending or threatened legal proceedings because of the director's or officer's position with us.

Stock Option Plans

 1998 Stock Option Plan.

   In 1998, our Board of Directors adopted and our stockholders approved the Interliant 1998 Stock Option Plan, under which stock options may be granted to our officers, employees and consultants and to officers, employees and consultants of our subsidiaries. In December 1999, the stock option plan was amended to permit grants of options to our non-employee directors and to permit a broker-assisted cashless exercise program. As of March 2000, the Board approved, subject to stockholder approval at our annual meeting in June 2000, further amendments to the stock option plan to do the following:

  . increase the maximum number of shares available for grant under the stock option plan from 3,800,000 to 8,500,000;

  .  permit the granting of below fair market value options;

  . establish a Grant subcommittee of our Compensation Committee in order to make the award process more efficient; and

  . provide that a maximum of 500,000 shares subject to options may be granted to any optionee during the applicable calendar year.

   As of March 31, 2000, our Board has granted a total of 3,927,890 options. Any options which have been granted but which expire or terminate unexercised are returned to the Plan and may be granted at a later date to any qualified recipient.

   The Plan is administered by the Compensation Committee of the Board of Directors. The Committee has the authority to determine:

  .  the persons to whom options will be granted;

  .  when options will be granted;

  .  the number of shares subject to each option;

  .  the exercise price of each option;

  .  the time or times at which the options will become exercisable;

  .  the duration of the exercise period; and

  .  provide for the acceleration of the exercise period.

   In addition, if we are involved in a merger, reorganization, stock split or other type of corporate transaction that would diminish the value of our outstanding options, the Compensation Committee may adjust the number of options granted and/or the exercise price of such options in order to ensure that option holders are treated equitably.

   The Plan also permits the grant of stock options that qualify as incentive stock options, or ISOs, under Section 422 of the Internal Revenue Code and nonqualified stock options, or NSOs, which do not so qualify.

   The maximum term of options granted under our stock option plan is 10 years from the date of grant. ISOs granted to any employee who is a 10% shareholder of Interliant are subject to special limitations relating to the exercise price and term of the options. The value of common stock subject to ISOs that become exercisable by any one employee in any one year is limited by the Internal Revenue Code to $100,000. For this purpose, the value of common stock is determined at the time of grant. Options granted under the Plan will generally become vested and exercisable over a four-year period in equal annual installments. However, if any of the events listed below occurs and provided that no written provision has been made, in connection with any such event, for
(1) the continuation of the stock option plan and/or the assumption of all outstanding options by a successor corporation, or (2) the substitution for such options of new options covering the stock of a successor corporation then each option that was not then vested prior to such event will become fully vested and immediately exercisable:

  . An acquisition by any person or group of related individuals of beneficial ownership of 30% or more of either the outstanding shares of our common stock or the combined voting power of our outstanding voting securities;

  . A change in the composition of our Board of Directors during any period of two consecutive years which results in the directors in office at the beginning of such period plus any newly elected or nominated directors no longer constituting at least a majority of our Board of Directors;

  . The approval by our stockholders of a merger, consolidation or reorganization in which outstanding shares of our common stock are converted into:

    . shares of stock of another company, unless our stockholders end up owning 80% or more of the voting power of such other company;

    . other securities of our company or another company unless our stockholders hold at least 80% of the voting power of our company or such other company; or

    .  cash or other property;

  . The approval by our stockholders of the sale or other disposition of all or substantially all of our assets or our liquidation or dissolution; or

  . The adoption by our Board of Directors of a resolution to the effect that any person has acquired effective control of our business and affairs.

   All options granted under our stock option plan may not be transferred, except upon the death of the optionholder in accordance with his will or applicable law. In the event of an optionee's death or permanent and total disability, outstanding options that have become exercisable will remain exercisable for a period of one year, and the Compensation Committee will have the discretion to determine the extent to which any unvested options shall become vested and exercisable in connection with such death or disability. In the case of any other termination of employment, except for a termination for cause as described below, outstanding options that have previously become vested will remain exercisable for a period of 90 days. All unexercised options will be immediately forfeited by any employee who is terminated as a result of any of the following:

  .  embezzlement or misappropriation of corporate funds;

  .  conviction for a felony;

  .  misconduct resulting in material injury to us;

  . significant activities harmful to our reputation of the reputation or any of our subsidiaries;

  .  a significant violation of our corporate policies;

  . willful refusal to perform, or substantial disregard of, the duties properly assigned to the option holder; or

  . a significant violation of any contractual, statutory or common law duty of loyalty to us or any of our subsidiaries.

   Under our stock option plan, the exercise price of an option is payable in cash, in common stock or a combination of cash and common stock. An optionee must satisfy all applicable tax withholding requirements at the time of exercise.

   Our stock option plan has a term of 10 years, and all options granted under the Plan prior to its termination remain outstanding until they have been exercised or are terminated in accordance with their terms. Our Board of Directors may amend the Plan at any time.

2000 Employee Stock Purchase Plan.

   In March 2000, the Board of Directors adopted our 2000 Employee Stock Purchase Plan, subject to shareholder approval at our annual meeting in June 2000. If approved by our stockholders, we anticipate the purchase plan will be effective July 1, 2000. We will reserve up to 1,500,000 shares of common stock for issuance under this plan.

   The employee stock purchase plan is intended to qualify under Section 423 of the Internal Revenue Code. If this plan is approved by stockholders, we anticipate the first offering period will begin on July 1, 2000, and end on the last trading date on or before December 31, 2000. Thereafter, offering periods will begin on January 1 and July 1, respectively, and end on June 30 and on December 31, respectively of each calendar year. The Board of Directors has the authority under the plan to set new offering or purchase periods.

   The Compensation Committee of our Board of Directors will administer the 2000 Employee Stock Purchase Plan. The 1999 Employee Stock Purchase Plan permits eligible employees to purchase our common stock through payroll deductions, which may not exceed 15% of an employee's compensation. The purchase price is equal to the lower of 85% of the fair market value of our common stock at the beginning of each offering period or at the end of each purchase period. Our employees, including officers and employee directors, are eligible to participate in this plan if they are employed by us for at least 20 hours per week and more than five months per year. Employees may end their participation in the plan at any time, and participation ends automatically on termination of employment.

   The 2000 Employee Stock Purchase Plan limits the number of stock purchase rights that can be granted to any single employee. An employee cannot be granted rights to purchase stock under this plan if his or her rights accrue at a rate which exceeds $25,000 worth of stock in any calendar year. In addition, no employee may purchase more than 1,250 shares of common stock during any one purchase period (equivalent to a maximum of 2,500 shares in any one calendar year).

   In the event of certain changes in our outstanding common stock or capital structure, such as a stock dividend, stock split, recapitalization, reorganization, merger, consolidation, or corporate separation or division, or change in the number of shares of our capital stock effected without receipt of full consideration, the Compensation Committee will, in its discretion, make appropriate adjustments or substitutions to reflect equitably the effects of such changes to participants in the plan. The Compensation Committee will have the power to amend or terminate the 2000 Employee Stock Purchase Plan and to change or terminate offering periods as long as such action does not adversely affect any outstanding rights to purchase stock thereunder.

Employment Agreements

   We have entered into employment agreements with some of our officers. A description of certain terms contained in those agreements is set forth below:

   Term and Compensation. In November 1999, we entered into an employment agreement with William Wilson, our Chief Financial Officer, for a term of two years at an annual base salary of $200,000, as well as a guaranteed annual cash bonus of $40,000, payable on a quarterly basis in equal installments. In December 1999, Leonard Fassler, our Co-Chairman, renewed his employment agreement with us for a one year term from January 1, 2000 at an annual compensation rate of $180,000.

   In January 2000, we entered into an employment agreement with Herbert Hribar, our President and Chief Executive Officer for a term of three years from January 31, 2000 at an annual base salary of $350,0000. Mr. Hribar is also eligible for an annual incentive bonus of up to $350,000 based on meeting certain performance milestones. In addition, pursuant to his agreement, Mr. Hribar was granted 1.5 million stock options, of which 500,000 have an exercise price of $12.00 per share, 500,000 have an exercise price of $18.00 per share and 500,000 have an exercise price of $24.00 per share. These options vest in equal amounts over four years and vest immediately upon a change of control.

   In general, the above employment agreements will renew automatically for a period of time ranging from month-to-month to one year unless we or the employee deliver a notice of non-renewal prior to termination of the term.

   Severance. Our employment agreements with Messrs. Fassler, Hribar and Wilson include provisions that are effective upon the termination of their employment by us without "cause":

  . Mr. Fassler is entitled to receive a payment equal to the amount of his base salary yet to be paid for the unexpired portion of the term of the agreement, discounted based on a specified published interest rate.

  . Mr. Hribar is entitled to receive a payment equal to one year's worth of base salary paid as and when such amounts would have been paid in the case of continued employment.

  . Mr. Wilson is entitled to receive a payment equal to two year's base salary, discounted based on a specified published interest rate.

   In addition, the agreements with the above employees provide that, in general, in the event of termination due to death or disability for a specified period of time, the employee or the estate of each employee, as applicable, shall be entitled to receive a payment based on his salary and we will continue to provide the employee, his spouse and minor children, as applicable, with certain medical and other benefits through the end of the term of the agreement.

   Employee Covenants. Our agreements with Messrs. Fassler and Wilson prohibit each of them during and for a period of twenty-four months after the end of his individual employment, from:

  .  soliciting any customers which are in any way related to our business;

  .  competing with our business; or

  . disclosing or enabling anyone else to use any information he obtains during his employment.

These agreements, as well as our agreement with Mr. Hribar, also prohibit the employees from:

  . tortiously interfering or attempting to disrupt our business relationship with customers or suppliers; or

  .  soliciting our employees.

   In addition, each of our agreements with these employees include restrictive covenants for the benefit of Interliant relating to non-disclosure by the employee of Interliant's confidential business information and Interliant's right to inventions and improvements of the employee.

Consulting Agreements

   Mr. Feld, through Intensity Ventures, Inc., entered into a one-year consulting agreement with us effective January 1, 1999 with substantially identical terms to the agreements described above, except that Mr. Feld is not prohibited from competing with us and is not entitled to participate in our employee benefit plans. His annual consulting fee of $180,000 will be paid to Intensity Ventures, Inc. on a gross basis as an independent contractor. This consulting agreement was renewed for a one-year period in December 1999.

Separation Agreement with Mr. Lidestri

   On March 30, 2000, we entered into an agreement with Mr. Lidestri whereby Mr. Lidestri resigned from all his positions as an officer of Interliant and its subsidiaries. Under this separation agreement, (i) we paid Mr. Lidestri $50,000 in lieu of paying the balance of a signing bonus payable to him under his employment agreement with Interliant, (ii) we paid Mr. Lidestri a severance payment in the amount of $250,000, payable in equal installments from the date of the Separation Agreement through May 31, 2000, (iii) 30,000 unvested options held by Mr. Lidestri were accelerated and (iv) Mr. Lidestri remains eligible to participate in Interliant's customary benefit programs until March 1, 2001.

   Until March 30, 2001, Mr. Lidestri is prohibited from engaging in the following activities:

  . Competing with us or any of our subsidiaries in any way, except as an officer, director, stockholder or employee of ours or any of our affiliates;

  .  Soliciting or interfering with, or attempting to hire:

    . any person who was employed by us or one of our affiliates or subsidiaries during the 12 months before the end of the agreement;

    . any person who was a customer or client or requested or received a proposal from us or one of our affiliates or subsidiaries during the 12 months before the end of the agreement;

  . Using, disclosing or publishing any confidential material related to our business or the business of any of our subsidiaries or affiliates which he acquired while employed with us, unless the material is publicly available, otherwise lawfully obtained or must be disclosed by law.

  . Engaging in any act that is intended, or may be reasonably expected, to harm the reputation, business, prospects or operations of Interliant.

                           RELATED PARTY TRANSACTIONS

   Since our inception, SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Advisors Fund L.P., who we refer to as the SOFTBANK Purchasers and WEB Hosting Organization LLC, who we refer to as WEB, have each purchased securities from us.

Sale of Stock to the SOFTBANK Purchasers

   On January 28, 1999, the SOFTBANK Purchasers purchased from us an aggregate of 2,647,658 shares of our Redeemable Convertible Preferred Stock and warrants to purchase 749,625 shares of our common stock for an aggregate purchase price of $13.0 million. On April 19, 1999, the SOFTBANK Purchasers exercised their warrants at an aggregate exercise price of $5.0 million and acquired 749,625 shares of our common stock. Upon the consummation of our initial public offering in July 1999, all of the outstanding shares of Redeemable Convertible Preferred Stock automatically converted into an equal number of shares of our common stock. As a result, the SOFTBANK Purchasers own approximately 7.2% of our outstanding common stock at March 31, 2000. Bradley A. Feld, our Co-Chairman and director, is a general partner of the SOFTBANK Purchasers. The SOFTBANK Purchasers have certain demand and incidental registration rights. A majority in interest of the

SOFTBANK Purchasers also have the right to nominate one person for election to our Board of Directors and have the Board cause that director to be a member of the Compensation Committee and/or the Audit Committee of the Board. Such director is subject to removal by the SOFTBANK Purchasers at any time, with or without cause and the SOFTBANK Purchasers have the right to call a special meeting of stockholders at any time for the sole purpose of removing and replacing such director. WEB Hosting Organization LLC has agreed to vote its shares in a manner consistent with these terms. Mr. Charles R. Lax is currently serving as a director and a member of the Audit and Compensation Committees of our Board of Directors pursuant to such provisions.

Sale of Stock to WEB Hosting Organization LLC

   WEB owns 25,200,000 shares, representing approximately 53.2%, of our outstanding common stock at March 31, 2000. The shares were acquired for an aggregate purchase price of $42.0 million in a series of six transactions in December 1997, May 1998, June 1998, September 1998, December 1998 and February 1999, in each case at a price of $1.67 per share. The terms of the sale and purchase of these shares are set forth in a subscription agreement dated December 8, 1997 between WEB and us. The principal members of WEB are (1) Charterhouse Equity Partners III, L.P., referred to as CEP III, which is an affiliate of Charterhouse Group International, Inc. and (2) WHO Management LLC (Charterhouse Equity Partners and WHO Management are collectively referred to as the "WEB Members"), of which Leonard J. Fassler and Bradley A. Feld are the member managers. The WEB Members have agreed that WEB shall be under the exclusive direction of a management committee comprised of seven members and will vote such member's interest in WEB so that a majority of the members of such management committee will be designees of Charterhouse. WEB has certain demand and incidental registration rights with respect to its shares of our common stock.

Distributions by Our Significant Stockholder

   Pursuant to the terms of the Limited Liability Company Agreement of WEB, the WEB Members shall be entitled to receive a distribution of all cash funds or other property of WEB available from any source other than the ordinary operations of its subsidiaries, after payment of all expenses of WEB due at the time of such distribution ("Total Proceeds"). The Total Proceeds shall be distributed to the WEB Members in tranches with priority given to covering members' federal tax liability, followed by return of capital and then as necessary to achieve specified internal rates of return. Thereafter, portions of the Total Proceeds will be distributed to WHO Management LLC.

   Of the management distributions to WHO Management LLC, 70% are retained by WHO Management LLC for distribution to our four co-founders, who include Messrs. Fassler, Feld and Maggs and 30% are distributed to SMI Fund LLC, a New York limited liability company, for distribution to its members.

   As of March 31, 2000, there were 26 members of SMI, all of whom serve as either Interliant executive officers, senior employees, employees who were hired shortly after our formation or consultants. Of those 26 members, 6 are presently members of our management team who collectively own 45% of SMI.

   The management distributions to WHO Management LLC increase as the WEB Members realize specified internal rates of return on their investment in WEB. The following diagram depicts the flow of the distribution of Total Proceeds to the WEB Members. No Total Proceeds have been distributed to date.





[Interliant Chart]

Fees Paid by Us to Our Significant Stockholders

   During 1999 and 1998, in connection with certain of our acquisitions, we paid or accrued transaction fees of approximately $361,000 and $337,000, respectively, to Charterhouse, which is an affiliate of Charterhouse Equity Partners. Such fees were paid pursuant to the terms of the WEB LLC Agreement, which requires WEB or its affiliates, which includes us, to pay Charterhouse 2% of the total transaction costs of each acquisition or investment by WEB or its affiliates, which includes us, in which Charterhouse or any of its affiliates directly or indirectly provide all or a portion of the equity financing therefor. Charterhouse has not received any fees with respect to this arrangement since prior to our initial public offering and is not entitled to receive any further fees in the future.

Consulting Agreements with Our Co-founders

   During the years ended December 31, 1999 and 1998, and for the period December 8, 1997 (inception) to December 31, 1997, we paid consulting fees of $197,000, $120,000 and $17,000, respectively, to Intensity Ventures Inc., whose principal is Mr. Feld, pursuant to a consulting agreement with Mr. Feld.

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2000 by (1) each person or entity known to us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) our five most highly compensated officers during the year ended December 31, 1999 and Mr. Herbert Hribar, our current President and Chief Executive Officer and (4) all directors and executive officers as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

                                                                    Shares
                                                              Beneficially Owned
                                                                     (1)
                                                              ------------------
                                                                Number   Percent
                                                              ---------- -------
Web Hosting Organization LLC(2).............................. 25,200,000  53.12%
 c/o Charterhouse Group International, Inc.
 535 Madison Avenue
 New York, NY 10022
Charterhouse Group International, Inc.(2).................... 25,200,000  53.12
 535 Madison Avenue
 New York, NY 10022
Mathew Wolf(3)...............................................  3,712,090   7.83
 1001 Fannin Street
 Suite 2000
 Houston, TX 77002
SOFTBANK Technology Ventures IV, L.P.(4).....................  3,397,283   7.16
 333 West San Carlos
 Suite 1225
 San Jose, CA
Leonard J. Fassler(5)(6)..................................... 25,211,500  53.14
Bradley A. Feld(5)(7)........................................ 28,607,371  60.29
Herbert R. Hribar............................................        --     *
Francis J. Alfano............................................      7,250    *
James M. Lidestri(8).........................................    308,595
Bruce S. Klein (9)...........................................      7,250    *
William A. Wilson(10)........................................     10,250    *
Thomas C. Dircks(11).........................................        --     *
Jay M. Gates(11).............................................        --     *
Merril M. Halpern(11)........................................        --     *
John B. Landry...............................................      4,250    *
Charles R. Lax(12)...........................................  3,398,283   7.16
Stephen W. Maggs(5).......................................... 25,207,700  53.13
Patricia A.M. Riley(11)......................................        --     *
All directors and executive officers as a
 group(5)(6)(7)(8)(9)(10)(11)(12)(12 persons)................ 29,419,593  61.82

--------
* Less than one percent.
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares. Shares subject to options currently exercisable within 60 days of March 31, 2000 are deemed outstanding for the purpose of computing the percentage of ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

(2) The principal members of WEB are Charterhouse Equity Partners, an affiliate of Charterhouse Group International, Inc. and WHO Management LLC. Their respective ownership interests in WEB are as follows: Charterhouse Equity
    Partners: 95.2% and WHO Management LLC: 4.8%. Leonard J. Fassler and Bradley A. Feld are the member managers of and Stephen W. Maggs is a member of, WHO Management LLC. The general partner of Charterhouse Equity Partners is CHUSA Equity Investors III, L.P., whose general partner is Charterhouse Equity III, Inc., a wholly-owned subsidiary of Charterhouse. As a result of the foregoing, all of the shares of Interliant held by WEB would, for purposes of Section 13(d) of the Securities Exchange Act of 1934 be considered to be beneficially owned by Charterhouse.

(3) Includes 398,845 shares owned by the Ann Weltchek Wolf 1995 Marital Trust, 797,690 shares owned by the Mathew D. Wolf Children's Trust and 350,000 shares held in escrow until March 31, 2000. Mr. Wolf disclaims beneficial ownership of all the shares owned by both of the trusts named above.

(4) Includes 63,869 shares held by SOFTBANK Technology Advisors Fund, L.P., an affiliated entity.

(5) Includes 25,200,000 shares held by WEB. Messrs. Fassler, Feld and Maggs are members of WHO Management LLC, which is a member of WEB. Each of Messrs. Fassler, Feld and Maggs disclaim beneficial ownership of such shares other than the shares attributable to each of them as a result of their membership in WHO Management LLC.

(6) Includes 2,000 shares owned by Mr. Fassler's spouse. Mr. Fassler disclaims beneficial ownership of these shares.

(7) Includes 3,333,414 shares held by SOFTBANK Technology Ventures IV, L.P. and 63,869 shares held by SOFTBANK Technology Advisors Fund, L.P. Mr. Feld, a Co-Chairman and Director of Interliant, is a general partner of each of SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Advisors Fund, L.P. Mr. Feld disclaims beneficial ownership of such shares.

(8) Includes 1,000 shares owned by a trust for Mr. Lidestri's child. Mr. Lidestri disclaims beneficial ownership of these shares.

(9) Includes 1,000 shares owned by Mr. Klein's spouse. Mr. Klein disclaims beneficial ownership of these shares.

(10) Includes 2,000 shares owned by trusts for Mr. Wilson's children. Mr. Wilson disclaims beneficial ownership of these shares.

(11) Excludes 25,200,000 shares held by WEB. Messrs. Halpern, Dircks, Gates and Ms. Riley are directors and/or officers of Charterhouse. Charterhouse is an affiliate of Charterhouse Equity Partners, which is a member of WEB. Each of Messrs. Halpern, Dircks, Gates and Ms. Riley disclaims beneficial ownership of these shares.

(12) Includes 3,333,414 shares held by SOFTBANK Technology Ventures IV, L.P. and 63,869 shares held by SOFTBANK Technology Advisors Fund, L.P. Mr. Lax, a director of Interliant, is a managing member of STV IV LLC, the general partner of SOFTBANK Technology Ventures IV, L.P. Mr. Lax disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein

                            SELLING SECURITYHOLDERS

   The notes offered in this prospectus were originally issued by us and sold by the initial purchasers in a transaction exempt from the registration requirements of the Securities Act to persons reasonably believed by the Initial Purchasers to be qualified institutional buyers. Selling holders, including their transferees, pledgees or donees or their successors, may from time to time offer and sell pursuant to this prospectus any or all of the notes and common stock into which the notes are convertible.

   The following table sets forth information with respect to the selling holders and the principal amounts of notes beneficially owned by each selling holder that may be offered under this prospectus. The information is based on information provided by or on behalf of the selling holders. The selling holders may offer all, some or none of the notes or common stock into which the notes are convertible. Because the selling holders may offer all or some portion of the notes or the common stock, no estimate can be given as to the amount of the notes or the common stock that will be held by the selling holders upon termination of any sales. In addition, the selling holders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act.

                            Principal Amount                Common
                                of Notes      Percent of     Stock     Common
                           Beneficially Owned    Total    Owned Prior  Stock
                               and Offered    Outstanding to the Note  Offered
                                Hereby(1)       Notes(2)  Offering(3) Hereby(1)
          NAME             ------------------ ----------- ----------- --------
Argent Global Convertible
 Securities Ltd..........     $ 3,800,000         2.5%       71,563    71,563
Black Diamond Offshore,
 Ltd.....................         560,000           *        10,546    10,546
BNP Arbitrage SNC........       5,000,000         3.2        94,162    94,162
Double Black Diamond
 Offshore, LDC...........       1,797,000         1.2        33,841    33,841
ICI American Holdings
 Trust...................         900,000           *        16,949    16,949
JMG Triton Offshore Fund,
 Ltd.....................      14,050,000         9.1       264,595   264,595
Zeneca Holdings Trust....         870,000           *        16,384    16,384
Worldwide Transactions,
 Ltd.....................         143,000           *         2,693     2,693

--------
*  Less than one percent.
(1) Assumes offer and sale of all notes and shares, although selling securityholders are not obligated to sell any notes or shares of common stock.
(2) Based upon an aggregate amount of $154,825,000 notes outstanding as of April 30, 2000. This aggregate amount does not include the $10.0 million in aggregate principal amount of convertible notes that were sold by us to Microsoft Corporation in March 2000 which have substantially the same terms as the notes offered herein and which will be registered under a separate registration statement.
(3) Share amounts assume conversion of the notes, at an assumed conversion rate of 18.8324 shares per $1,000 principal amount of notes.

   None of the selling holders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years. The selling holders purchased all of the notes in private transactions on or after February 16, 2000. All of the notes were "restricted securities" under the Securities Act prior to this registration.

   Information concerning the selling holders may change from time to time and any changed information will be set forth in supplements to this prospectus if and when necessary. In addition, the conversion rate and therefore, the number of shares of common stock issuable upon conversion of the notes, is subject to adjustment under certain circumstances. Accordingly, the aggregate principal amount of notes and the number of shares of common stock into which the notes are convertible may increase or decrease.

                              DESCRIPTION OF NOTES

   The notes were issued under the indenture (the "Indenture") between us and The Chase Manhattan Bank, as trustee (the "Trustee").

   We have summarized portions of the Indenture below. This summary is not complete. We urge you to read the Indenture because it defines your rights as a holder of the notes. Terms not defined in this description have the meanings given them in the Indenture. In this section, "Interliant," "we," "our," and "us" each refers only to Interliant, Inc. and not to any of its subsidiaries.

General

   The notes are unsecured, subordinated obligations of Interliant in an aggregate principal amount of $154,825,000, and will mature on February 16, 2005. The principal amount of each note is $1,000 and is payable at the office of the Paying Agent, which currently is the Trustee, but may in the future be an office or agency maintained by us for that purpose in the Borough of Manhattan, The City of New York.

   The notes bear interest at the rate of 7% per annum on the principal amount from the date of issuance of the notes, or from the most recent date to which interest has been paid or provided for until the notes are paid in full, converted or funds are made available for payment in full of the notes in accordance with the Indenture. Interest is payable at the date of maturity (or earlier purchase, redemption or, in some circumstances, conversion) and semiannually on February 16 and August 16 of each year (each an "Interest Payment Date"), commencing on August 16, 2000, to holders of record at the close of business on the February 1 and August 1 (whether or not a business day) immediately preceding each Interest Payment Date (each a "Regular Record Date"). Each payment of interest on the notes will include interest accrued through the day before the applicable Interest Payment Date or the date of maturity (or earlier purchase, redemption or, in some circumstances, conversion), as the case may be. Any payment of principal and cash interest required to be made on any day that is not a business day will be made on the next succeeding business day. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

   In the event of the maturity, conversion, purchase by us at the option of a holder or redemption of a note, interest will cease to accrue on that note under the terms and subject to the conditions of the Indenture. We may not reissue a note that has matured or has been converted, redeemed or otherwise cancelled, except for registration of transfer, exchange or replacement of that note.

   A holder of the notes may present the notes for conversion at the office of the Conversion Agent and for exchange or registration of transfer at the office of the Registrar. Each of these agents are currently the Trustee.

   The Indenture does not contain any financial covenants or restrictions on the payment of dividends, the incurrence of Senior Indebtedness (defined below) or the issuance or repurchase of securities by us. The Indenture contains no covenants or other provisions to protect holders of the notes in the event of a highly leveraged transaction or a change in control, except to the extent described below under "--Change in Control Permits Purchase of Notes at the Option of the Holder."

Subordination

   The notes are unsecured obligations and are subordinated in right of payment, as provided in the Indenture, to the prior payment in full in cash or other payment satisfactory to holders of Senior Indebtedness of all our existing and future Senior Indebtedness.

   At March 31, 2000, we had $4.1 million of Senior Indebtedness outstanding. The Indenture does not restrict the incurrence by us or our subsidiaries of indebtedness or other obligations.

   The term "Senior Indebtedness" means that the principal, premium, if any, interest (including all interest accrued subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and all other amounts owed in respect of all our Indebtedness (defined below), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us, including all deferrals, renewals, extensions, refinancings, replacements, restatements or refundings of, or amendments, modifications or supplements to, the foregoing, except for:

  . any such Indebtedness that is by its terms subordinated to or ranking equal with the notes; and

  . any Indebtedness between or among us and any of our subsidiaries, a majority of the voting stock of which we directly or indirectly own, or any of our affiliates, including all other debt securities and guarantees in respect of those debt securities issued to any trust, or trustees of any trust, partnership or other entity affiliated with us that is, directly or indirectly, a financing vehicle used by us in connection with the issuance by that financing vehicle of preferred securities or other securities that rank equal with, or junior to, the notes.

   The term "Indebtedness" means, with respect to any person:

  . all indebtedness, obligations and other liabilities, contingent or otherwise, of that person for borrowed money (including obligations of that person in respect of overdrafts, foreign exchange contracts, currency exchange or similar agreements, interest rate protection, hedging or similar agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the holder is to the whole of the assets of that person or only to a portion thereof), other than any account payable or other accrued current liability or current obligation, in each case not constituting indebtedness, obligations or other liabilities for borrowed money and incurred in the ordinary course of business in connection with the obtaining of materials or services;

  . all reimbursement obligations and other liabilities, contingent or otherwise, of that person with respect to letters of credit, bank guarantees, bankers' acceptances, security purchase facilities or similar credit transactions;

  . all obligations and liabilities, contingent or otherwise, in respect of deferred and unpaid balances on any purchase price of any property;

  . all obligations and liabilities, contingent or otherwise, in respect of leases of that person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of that person and all obligations and other liabilities, contingent or otherwise, under any lease or related document, including, without limitation, the balance deferred and unpaid on any purchase price of any property and a purchase agreement, in connection with the lease of real property that provides that the person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of that person under that lease or related document to purchase or to cause a third party to purchase that leased property;

  . all obligations of that person, contingent or otherwise, with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

  . all direct or indirect guarantees or similar agreements by that person in respect of, and obligations or liabilities, contingent or otherwise, of that person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of another person of the kind described in the above clauses;

  . recourse or repurchase obligations arising in connection with sales of assets in transactions that are in the nature of asset-based financings, whether or not such transactions are treated as sales under generally accepted accounting principles or bankruptcy, tax or other applicable laws, where such recourse or repurchase obligations arise out of the failure of such assets to provide the economic benefit to which the purchaser is entitled under the agreements relating to such transactions;

  . any indebtedness, or other obligations described in the above clauses secured by any mortgage, pledge, lien or other encumbrance existing on property that is owned or held by that person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by that person; and

  . any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, or amendments, modifications or supplements to, or any indebtedness or obligation issued in exchange for, any indebtedness, obligation or liability of the kind described in the above clauses.

   Any Senior Indebtedness will continue to be Senior Indebtedness and will be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any of its terms.

   By reason of the application of the subordination provisions, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of our assets:

  . the holders of the notes are required to pay over their share of that distribution to the trustee in bankruptcy, receiver or other person distributing our assets for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all holders of Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness; and

  . our unsecured creditors may recover less, ratably, than holders of our Senior Indebtedness, and may recover more, ratably, than the holders of notes.

   In addition, we may not pay the principal amount, the Change in Control Purchase Price (defined below), any redemption amounts or interest with respect to any notes, and we may not acquire any notes for cash or property, except as provided in the Indenture, if:

  . any payment default on any Senior Indebtedness has occurred and is continuing beyond any applicable grace period (including any payment default arising from acceleration of any Senior Indebtedness); or

  . any default, other than a payment default, with respect to Senior Indebtedness occurs and is continuing that permits the acceleration of the maturity of that Senior Indebtedness and that default is either the subject of judicial proceedings or we receive a written notice of that default (a "Senior Indebtedness Default Notice").

   Notwithstanding the foregoing, payments with respect to the notes may resume and we may acquire notes for cash when:

  . the default with respect to the Senior Indebtedness is cured or waived or ceases to exist; or

  . in the case of a Senior Indebtedness Default Notice, 179 or more days pass after notice of the default is received by us, provided that the terms of the Indenture otherwise permit the payment or acquisition of the notes at that time.

   If we receive a Senior Indebtedness Default Notice, then a similar notice received within nine months after receiving that Senior Indebtedness Default Notice relating to the same default on the same issue of Senior Indebtedness will not be effective to prevent the payment or acquisition of the notes as provided above. In addition, no payment may be made on the notes if any notes are declared due and payable prior to their Stated Maturity by reason of the occurrence of an Event of Default until the earlier of:

  .  120 days after the date of acceleration of the notes; or

  .  the payment in full of all Senior Indebtedness;

but only if payment on the notes is then otherwise permitted under the terms of the Indenture.

   Upon any payment or distribution of our assets to creditors upon any of our dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other similar proceedings, the holders of Senior Indebtedness will first be entitled to receive payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all amounts due or to become due on the Senior Indebtedness, or payment of those amounts must have been provided for, before the holders of the notes will be entitled to receive any payment or distribution with respect to any notes.

   The notes are effectively subordinated to all existing and future liabilities of our subsidiaries. Any rights of ours to receive assets of any subsidiary upon its liquidation or reorganization, and the consequent right of the holders of the notes to participate in those assets, will be subject to the claims of that subsidiary's creditors, including trade creditors, except to the extent that we ourselves are recognized as a creditor of that subsidiary, in which case our claims would still be subordinate to any security interests in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. As of March 31, 2000, our subsidiaries had approximately $.9 million of liabilities to which the notes would be effectively subordinated.

Conversion Rights

   A holder of a note is entitled to convert it into shares of common stock at any time on or prior to maturity, provided, that if a note is called for redemption, the holder is entitled to convert it at any time before the close of business on the last business day prior to the redemption date. A note in respect of which a holder has delivered a Change in Control Purchase Notice (as defined below) exercising that holder's option to require us to purchase that holder's note, may be converted only if the Change in Control Purchase Notice is withdrawn by a written notice of withdrawal delivered by the holder to the Paying Agent prior to the close of business on the Change in Control Purchase Date, in accordance with the terms of the Indenture.

   The initial conversion price for the notes is $53.10 per share of common stock, which is equal to a Conversion Rate of approximately 18.8324 shares per $1,000 principal amount of notes. The Conversion Rate is subject to adjustment upon the occurrence of some events described below. A holder otherwise entitled to a fractional share of common stock will receive cash in an amount equal to the market value of that fractional share based on the closing sale price on the trading day immediately preceding the Conversion Date. A holder may convert a portion of that holder's notes so long as that portion is $1,000 principal amount or an integral multiple of $1,000.

   To convert a note, a holder must:

  . complete and manually sign the conversion notice on the back of the note, or complete and manually sign a facsimile of the note, and deliver the conversion notice to the Conversion Agent, initially the Trustee, at the office maintained by the Conversion Agent for that purpose;

  .  surrender the note to the Conversion Agent;

  .  if required, furnish appropriate endorsements and transfer documents;
     and

  .  if required, pay all transfer or similar taxes.

   Under the Indenture, the date on which all of these requirements have been satisfied is the Conversion Date.

   Upon conversion of a note, except as provided below, a holder will not receive any cash payment representing accrued interest on the note. Our delivery to the holder of the fixed number of shares of common stock into which the note is convertible, together with any cash payment to be made instead of any fractional shares, will satisfy our obligation to pay the principal amount of the note, and the accrued and unpaid interest to the Conversion Date. Thus, the accrued but unpaid interest to the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued but unpaid cash interest will be payable upon any conversion of notes at the option of the holder made concurrently with or after acceleration of the notes following an Event of Default described under "-- Events of Default" below. Notes surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on that Interest Payment Date, except notes to be redeemed on a date within that period, must be accompanied by payment of an amount equal to the interest on the surrendered notes that the registered holder is to receive. Except where notes surrendered for conversion must be accompanied by payment as described above, no interest on converted notes will be payable by us on any Interest Payment Date subsequent to the date of conversion. The Conversion Rate will not be adjusted at any time during the term of the notes for accrued interest.

   A certificate for the number of full shares of common stock into which any note is converted, and any cash payment to be made instead of any fractional shares, will be delivered as soon as practicable, but in any event no later than the seventh business day following the Conversion Date. For a summary of the U.S. federal income tax treatment of a holder receiving common stock upon conversion, see "Certain United States Federal Income Tax Considerations-- Conversion of Notes."

   The Conversion Rate is subject to adjustment in some events, including:

  . the issuance of shares of our common stock as a dividend or a distribution with respect to common stock;

  .  some subdivisions and combinations of our common stock;

  . the issuance to all holders of common stock of rights or warrants entitling them, for a period not exceeding 45 days, to subscribe for shares of our common stock at less than the current market price as defined in the Indenture;

  . the distribution to holders of common stock of evidences of our indebtedness, securities or capital stock, cash or assets, including securities, but excluding common stock distributions covered above, those rights, warrants, dividends and distributions referred to above, dividends and distributions paid exclusively in cash and distributions upon mergers or consolidations resulting in a reclassification, conversion, exchange or cancellation of common stock covered in a Transaction adjustment described below;

  . the payment of dividends and other distributions on common stock paid exclusively in cash, if the aggregate amount of these dividends and other distributions, when taken together with:

    -- other all-cash distributions made within the preceding 12 months not triggering a Conversion Rate adjustment, and

    -- any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by us or one of our subsidiaries for the common stock concluded within the preceding 12 months not triggering a Conversion Rate adjustment, exceeds 10% of our aggregate market capitalization on the date of the payment of those dividends and other distributions. The aggregate market capitalization is the product of the current market price of our common stock as of the trading day immediately preceding the date of declaration of the applicable dividend multiplied by the number of shares of common stock then outstanding; and

  . payment to holders of common stock in respect of a tender or exchange offer, other than an odd-lot offer, by us or one of our subsidiaries for common stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to a tender or exchange offer by us or one of our subsidiaries, which involves an aggregate consideration that, together with:

    -- any cash and the fair market value of other consideration payable in respect of any tender or exchange offer by us or one of our subsidiaries for the common stock concluded within the preceding 12 months not triggering a Conversion Rate adjustment, and

    -- the aggregate amount of any all-cash distributions to all holders of our common stock made within the preceding 12 months not triggering a Conversion Rate adjustment,

   exceeds 10% of our aggregate market capitalization.

   However, adjustment is not necessary if holders may participate in the transactions otherwise giving rise to an adjustment on a basis and with notice that our Board of Directors determines to be fair and appropriate, or in some other cases specified in the Indenture. In cases where the fair market value of the portion of assets, debt securities or rights, warrants or options to purchase our securities applicable to one share of common stock distributed to stockholders exceeds the Average Sale Price (as defined in the Indenture) per share of common stock, or the Average Sale Price per share of common stock exceeds the fair market value of that portion of assets, debt securities or rights, warrants or options so distributed by less than $1.00, rather than being entitled to an adjustment in the Conversion Rate, the holder of a note upon conversion of the note will be entitled to receive, in addition to the shares of common stock into which that note is convertible, the kind and amounts of assets, debt securities or rights, options or warrants comprising the distribution that the holder of that note would have received if that holder had converted that note immediately prior to the record date for determining the stockholders entitled to receive the distribution. The Indenture permits us to increase the Conversion Rate from time to time.

   In the event that we become a party to any transaction, including, and with some exceptions:

  .  any recapitalization or reclassification of the common stock;

  . any consolidation of us with, or merger of us into, any other Person, or any merger of another Person into us;

  .  any sale, transfer or lease of all or substantially all of our assets;
     or

  .  any compulsory share exchange,

pursuant to which the common stock is converted into the right to receive other securities, cash or other property (each of the above being referred to as a "Transaction"), then the holders of notes then outstanding will have the right to convert the notes only into the kind and amount of securities, cash or other property receivable upon the consummation of that Transaction by a holder of the number of shares of common stock issuable upon conversion of those notes immediately prior to that Transaction.

   In the case of a Transaction, each note will become convertible into the securities, cash or property receivable by a holder of the number of shares of the common stock into which the note was convertible immediately prior to that Transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the notes in the future. For example, if we were acquired in a cash merger each note would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on our future prospects and other factors.

   In the event of a taxable distribution to holders of common stock that results in an adjustment of the Conversion Rate, or in which holders otherwise participate, or in the event the Conversion Rate is increased at our discretion, the holders of the notes may, in some circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. Moreover, in some other circumstances, the absence of an adjustment to the Conversion Rate may result in a taxable dividend to holders of common stock. See "United States Federal Income Tax Considerations--Adjustments to Conversion Price."

Provisional Redemption

   We may redeem the notes, in whole or in part, at any time on or prior to February 18, 2003, at a redemption price equal to $1,000 per $1,000 principal amount of notes to be redeemed plus accrued and unpaid interest, if any, to the provisional redemption date if (i) the closing price of our common stock has exceeded 150% of the conversion price then in effect (as determined based on the then effective Conversion Rate) for at least 20 trading days within a period of 30 consecutive trading days ending on the trading day prior to the date of mailing of the provisional redemption notice (which date shall be not less than 10 nor more than 20 trading days prior to the provisional redemption date) and (ii) the shelf registration statement covering resales of the notes and the common stock issuable upon conversion of the notes is effective and available for use and is expected to remain effective for the 30 days following the provisional redemption date.

   Upon any provisional redemption, we will make an additional payment in cash with respect to the notes called for redemption to holders on the notice date in an amount equal to 152.54 per $1,000 principal amount of notes, less the amount of any interest actually paid on the notes prior to the notice date. WE WILL BE OBLIGATED TO MAKE THIS ADDITIONAL PAYMENT ON ALL NOTES CALLED FOR PROVISIONAL REDEMPTION, INCLUDING ANY NOTES CONVERTED AFTER THE NOTICE DATE AND BEFORE THE PROVISIONAL REDEMPTION DATE.

Redemption of Notes At Our Option

   There is no sinking fund for the notes. At any time after February 18, 2003, we will be entitled to redeem the notes for cash as a whole at any time, or from time to time in part, upon not less than 30 days' nor more than 60-days' notice of redemption given by mail to holders of notes, unless a shorter notice is satisfactory to the Trustee, at the redemption prices set out below plus accrued cash interest to the redemption date. Any redemption of the notes must be in integral multiples of $1,000 principal amount.

   The table below shows redemption prices of a note per $1,000 principal amount if redeemed during the periods described below.

                                                                      Redemption
       Period                                                           Price
       ------                                                         ----------
       February 19, 2003 through February 15, 2004...................   102.8%
       Thereafter....................................................   101.4%

   If fewer than all of the notes are to be redeemed, the Trustee will select the notes to be redeemed in principal amounts at maturity of $1,000 or integral multiples of $1,000 by lot, pro rata or by another method that complies with the requirements of any exchange on which the notes are listed or quoted and that the Trustee shall deem fair and appropriate. If a portion of a holder's notes is selected for partial redemption and that holder converts a portion of those notes prior to the redemption, the converted portion will be deemed, solely for purposes of determining the aggregate principal amount of the notes to be redeemed by us, to be of the portion selected for redemption.

Change In Control Permits Purchase of Notes at the Option of the Holder

   In the event of any Change in Control (as defined below) of Interliant, each holder of notes will have the right, at the holder's option, subject to the terms and conditions of the Indenture, to require us to purchase all or any part of the holder's notes, provided that the principal amount must be $1,000 or an integral multiple of $1,000. Each holder of notes will have the right to require us to make that purchase on the date that is 45 business days after the occurrence of the Change in Control (the "Change in Control Purchase Date") at a price equal to 100% of the principal amount of that holder's notes plus accrued interest to the Change in Control Purchase Date (the "Change in Control Purchase Price").

   We may, at our option, instead of paying the Change in Control Purchase Price in cash, pay the Change in Control Purchase Price in our common stock valued at 95% of the average of the closing sales prices of our common stock for the five trading days immediately preceding and including the third day prior to the Change in Control Date. We cannot pay the Change in Control Purchase Price in common stock unless we satisfy the conditions described in the Indenture.

   Within 30 business days after the Change in Control, we will mail to the Trustee, each holder, and beneficial owners as required by applicable law, a notice regarding the Change in Control, which will state, among other things:

  . the date of the Change in Control and, briefly, the events causing the Change in Control;

  . the date by which the Change in Control Purchase Notice (as defined below) must be given;

  .  the Change in Control Purchase Date;

  .  the Change in Control Purchase Price;

  .  the name and address of the Paying Agent and the Conversion Agent;

  .  the Conversion Rate and any adjustments to the Conversion Rate;

  .  the procedures that holders must follow to exercise these rights;

  .  the procedures for withdrawing a Change in Control Purchase Notice;

  . that holders who want to convert notes must satisfy the requirements provided in the notes; and

  .  briefly, the conversion rights of holders of notes.

   If we do not mail the notice within 30 business days after the Change in Control, an Event of Default will occur under the Indenture without the lapse of additional time.

   We will cause a copy of the notice regarding the Change in Control to be published in The Wall Street Journal or another daily newspaper of national circulation.

   To exercise the purchase right, the holder must deliver written notice of the exercise of the purchase right (a "Change in Control Purchase Notice") to the Paying Agent or an office or agency maintained by us for that purpose in the Borough of Manhattan, The City of New York, prior to the close of business, on the Change in Control Purchase Date. Any Change in Control Purchase Notice must state:

  .  the name of the holder;

  . the certificate numbers of the notes to be delivered by the holder of those notes for purchase by us;

  . the portion of the principal amount of notes to be purchased, which portion must be $1,000 or an integral multiple of $1,000; and

  . that the notes are to be purchased by us pursuant to the applicable provisions of the notes.

   A holder may withdraw any Change in Control Purchase Notice by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Change in Control Purchase Date. The notice of withdrawal must state the principal amount and the certificate numbers of the notes as to which the withdrawal notice relates and the principal amount, if any, which remains subject to a Change in Control Purchase Notice.

   Payment of the Change in Control Purchase Price for a note for which a Change in Control Purchase Notice has been delivered and not withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the Paying Agent or an office or agency maintained by us for that purpose in the Borough of

Manhattan, The City of New York, at any time, whether prior to, on or after the Change in Control Purchase Date, after the delivery of the Change in Control Purchase Notice. Payment of the Change in Control Purchase Price for the note will be made promptly following the later of the business day following the Change in Control Purchase Date and the time of delivery of the note. If (i) we elect to pay the Repurchase Price by delivery of shares of our common stock and satisfy the conditions to this election set forth in the Indenture or (ii) the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change in Control Purchase Price of that note on the business day following the Change in Control Purchase Date, then, immediately after the Change in Control Purchase Date, that note will cease to be outstanding and interest on that note will cease to accrue and will be deemed paid, whether or not that note is delivered to the Paying Agent, and all other rights of the holder will terminate, other than the right to receive the Change in Control Purchase Price upon delivery of that note.

   If any Senior Indebtedness is outstanding at the time of the occurrence of a Change in Control, and such Senior Indebtedness prohibits our purchase of the notes upon the occurrence of a Change in Control, we must, before mailing the notice regarding the Change in Control, either repay in full all obligations and terminate all commitments under or in respect of all such Senior Indebtedness or offer to repay in full all obligations and terminate all commitments under or in respect of all such Senior Indebtedness and repay such Senior Indebtedness owed to each holder who has accepted such offer or obtain the requisite consents under all such Senior Indebtedness to permit the repurchase of the notes as described above. We must first comply with this covenant before we will be required to purchase notes in the event of a Change in Control. However, our failure to comply with this covenant within 30 business days after the occurrence of a Change in Control would constitute an Event of Default. As a result of the foregoing, a holder of the notes may not be able to compel us to purchase the notes unless we are able at the time to refinance all of the obligations under or in respect of all Senior Indebtedness or obtain requisite consents under all Senior Indebtedness.

   Under the Indenture, "Change in Control" of Interliant is deemed to have occurred upon the occurrence of any of the following events:

  . any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), acquires the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, through a purchase, merger or other acquisition transaction, of more than 50% of the total voting power of our total outstanding voting stock other than an acquisition by us, any of our subsidiaries, any of our employee benefit plans or one or more Permitted Holders;

  . we consolidate with, or merge with or into, another Person or convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any Person, or any Person consolidates with or merges with or into us, in any such event pursuant to a transaction in which our outstanding voting stock is converted into or exchanged for cash, securities or other property, other than where:

    . our voting stock is not converted or exchanged at all, except to the extent necessary to reflect a change in our jurisdiction of incorporation, or is converted into or exchanged for voting stock, other than Redeemable Capital Stock, of the surviving or transferee corporation; and

    . immediately after such transaction, no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or one or more Persons who were the "beneficial owner" (as described below), directly or indirectly, of more than 50% of the total voting power of all of our voting stock immediately before such transaction, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding voting stock of the surviving or transferee corporation;

  . during any consecutive two-year period, individuals who at the beginning of that two-year period constituted our Board of Directors (together with (i) any new directors whose election to such Board of Directors, or whose nomination for election by our stockholders, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved and (ii) any representatives of a Permitted Holder) cease for any reason to constitute a majority of our Board of Directors then in office; or

  . our stockholders pass a special resolution approving a plan of liquidation or dissolution and no additional approvals of our stockholders are required under applicable law to cause a liquidation or dissolution.

   "Permitted Holders" means Web Hosting Organization LLC, Charterhouse Group International, Inc., WHO Management LLC, and their respective controlled Affiliates (other than their other portfolio companies), including any Person (other than their other portfolio companies) in which any of the foregoing, individually or collectively, owns beneficially more than 50% of the total voting power of the shares, interests, participations or other equivalents of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest of such Person.

   "Redeemable Capital Stock" means any class or series of capital stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final stated maturity of the notes or is redeemable at the option of the holder of the notes at any time prior to such final stated maturity, or is convertible into or exchangeable for debt securities at any time prior to such final stated maturity. Redeemable Capital Stock will not include any common stock the holder of which has a right to put to us upon some terminations of employment.

   The definition of Change in Control includes a phrase relating to the lease, transfer, conveyance or other disposition of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a lease, transfer, conveyance or other disposition of less than all of our assets may be uncertain.

   The Indenture does not permit our Board of Directors to waive our obligation to purchase notes at the option of the holder in the event of a Change in Control of Interliant.

   We will not be required to make an offer to purchase the notes upon a Change in Control if a third party makes an offer to purchase the notes in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture for the offer to purchase we would otherwise be required to make and that third party purchases all notes validly tendered to it and not withdrawn.

   We will comply with the provisions of any tender offer rules under the Exchange Act which may then be applicable, and will file any schedule required under the Exchange Act in connection with any offer by us to purchase notes at the option of the holders of notes upon a Change in Control. In some circumstances, the Change in Control purchase feature of the notes may make more difficult or discourage a takeover of us and thus the removal of incumbent management. The Change in Control purchase feature, however, is not the result of management's knowledge of any specific effort to accumulate shares of common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the Change in Control purchase feature is the result of negotiations between us and the initial purchasers of the notes.

   If a Change in Control were to occur, we cannot assure holders of the notes that we would have funds sufficient to pay the Change in Control Purchase Price for all of the notes that might be delivered by holders seeking to exercise the purchase right, because we or our subsidiaries might also be required to prepay some indebtedness or obligations having financial covenants with change of control provisions in favor of the holders of that indebtedness or those obligations. In addition, our other indebtedness or obligations may have cross-default provisions that could be triggered by a default under the Change in Control provisions thereby possibly resulting in acceleration of the maturity of that other indebtedness or those obligations. In any of these circumstances, the holders of the notes would be subordinated to the prior claims of the holders of other indebtedness or obligations. In addition, our ability to purchase the notes with cash may be limited by the terms of our then-existing borrowing agreements. No notes may be purchased pursuant to the provisions described above if there has occurred and is continuing an Event of Default described under "--Events of Default" below (other than a default in the payment of the Change in Control Purchase Price with respect to those notes).

Consolidation, Merger And Sale Of Assets

   We, without the consent of any holders of outstanding notes, are entitled to consolidate with or merge into, or transfer or lease our assets substantially as an entirety to, any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof (each a "Person"), and any Person is entitled to consolidate with or merge into, or transfer or lease its assets substantially as an entirety to, us, provided that:

  . the Person, if other than us, formed by a consolidation or into which we are merged, or the Person, if other than one of our subsidiaries, which receives the transfer of our assets substantially as an entirety, is a corporation, partnership, limited liability company or trust organized and existing under the laws of any United States jurisdiction and expressly assumes our obligations on the notes and under the Indenture;

  . immediately after giving effect to the consolidation, merger, transfer or lease, no Event of Default (as defined above), and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

  . an officer's certificate and an opinion of counsel, each stating that the consolidation, merger, transfer or lease complies with the provisions of the Indenture, have been delivered by us to the Trustee.

Events Of Default

   The Indenture provides that, if an Event of Default specified in the Indenture occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of, and accrued interest to the date of that declaration, on all the notes to be immediately due and payable. In the case of some events of bankruptcy or insolvency, the principal of, and accrued interest on, all the notes to the date of the occurrence of that event, will automatically become and be immediately due and payable. Upon any acceleration of the payment of principal and accrued interest with respect to the notes, the subordination provisions of the Indenture will preclude any payment being made to holders of notes until the earlier of:

  .  120 days or more after the date of that acceleration; and

  .  the payment in full of all Senior Indebtedness.

but only if such payment is then otherwise permitted under the terms of the Indenture. See "--Subordination."

   Under some circumstances, the holders of a majority in aggregate principal amount of the notes may rescind any acceleration with respect to the notes and its consequences.

   Interest will continue to accrue and be payable on demand upon a default in:

  .  the payment of:

    -- principal and interest when due,

    -- redemption amounts, or

    -- Change in Control Purchase Price;

  . the delivery of shares of common stock to be delivered on conversion of notes; or

  . the payment of cash in lieu of fractional shares to be paid on conversion of notes,

in each case to the extent that the payment of interest that is due is legally enforceable.

   Under the Indenture, Events of Default include:

  . default in payment of the principal amount, interest when due (if that default in payment of interest continues for 30 days), any redemption amounts or the Change in Control Purchase Price with respect to any note, when that principal amount, interest, redemption amount or Change in Control Purchase Price becomes due and payable (whether or not that payment is prohibited by the provisions of the Indenture);

  . failure by us to deliver shares of common stock, together with cash instead of fractional shares, when those shares of common stock, or cash instead of fractional shares, are required to be delivered following conversion of a note, and that default continues for 10 days;

  . failure by us to give the notice regarding a Change in Control or to perform the covenant requiring us to repay, or obtain certain consents from the holders of, certain Senior Indebtedness upon the occurrence of a Change in Control, in either case within 30 business days of the occurrence of the Change in Control;

  . failure by us to comply with any of our other agreements in the notes or the Indenture, the receipt by us of notice of that default from the Trustee or from holders of not less than 25% in aggregate principal amount of the notes then outstanding and our failure to cure that default within 60 days after our receipt of that notice;

  . default under any bond, note or other evidence of indebtedness for money borrowed by us having an aggregate outstanding principal amount in excess of $10 million, which default shall have resulted in that indebtedness being accelerated, without that indebtedness being discharged or that acceleration having been rescinded or annulled within 60 days after our receipt of the notice of default from the Trustee or receipt by us and the Trustee of the notice of default from the holders of not less than 25% in aggregate principal amount of the notes then outstanding, unless that default has been cured or waived; or

  .  some events of bankruptcy or insolvency.

   The Trustee will, within 90 days after the occurrence of any default, mail to all holders of the notes notice of all defaults of which the Trustee is aware, unless those defaults have been cured or waived before the giving of that notice. The Trustee may withhold notice as to any default other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders. The term default for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to the notes.

   The holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that the direction must not be in conflict with any law or the Indenture and the direction is subject to some other limitations. The Trustee may refuse to perform any duty or

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exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense. No holder of any note will have any right to pursue any remedy with respect to the Indenture or the notes, unless:

  . that holder has previously given the Trustee written notice of a continuing Event of Default;

  . the holders of at least 25% in aggregate principal amount of the outstanding notes have made a written request to the Trustee to pursue the relevant remedy;

  . the holder giving that written notice has, or the holders making that written request have, offered to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to it;

  . the Trustee has failed to comply with the request within 60 days after receipt of that notice, request and offer of security or indemnity; and

  . the holders of a majority in aggregate principal amount of the outstanding notes have not given the Trustee a direction inconsistent with that request within 60 days after receipt of that request.

The right of any holder:

  . to receive payment of principal, any redemption amounts, the Change in Control Purchase Price or interest in respect of the notes held by that holder on or after the respective due dates expressed in the notes;

  .  to convert those notes; or

  . to bring suit for the enforcement of any payment of principal, any redemption amounts, the Change in Control Purchase Price or interest in respect of those notes held by that holder on or after the respective due dates expressed in the notes, or the right to convert;

will not be impaired or adversely affected without that holder's consent.

   The holders of a majority in aggregate principal amount of notes at the time outstanding may waive any existing default and its consequences except:

  .  any default in any payment on the notes;

  .  any default with respect to the conversion rights of the notes; or

  . any default in respect of the covenants or provisions in the Indenture that may not be modified without the consent of the holder of each note as described in "--Modification, Waiver and Meetings" below.

   When a default is waived, it is deemed cured and will cease to exist, but that waiver does not extend to any subsequent or other default or impair any consequent right.

   We will be required to furnish to the Trustee annually a statement as to any default by us in the performance and observance of our obligations under the Indenture. In addition, we will be required to file with the Trustee written notice of the occurrence of any default or Event of Default within five business days of our becoming aware of the occurrence of any default or Event of Default.

Modification, Waiver And Meetings

   The Indenture or the notes may be modified or amended by us and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the notes then outstanding. The Indenture or the notes may not be modified or amended by us without the consent of each holder affected thereby, to, among other things:

  . reduce the principal amount, Change in Control Purchase Price or any redemption amounts with respect to any note, or extend the stated maturity of any note or alter the manner of payment or rate of interest on any note or make any note payable in money or securities other than that stated in the note;

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  .  make any reduction in the principal amount of notes whose holders must consent to an amendment or any waiver under the Indenture or modify the Indenture provisions relating to those amendments or waivers;

  . make any change that adversely affects the right of a holder to convert any note;

  . modify the provisions of the Indenture relating to the ranking of the notes in a manner adverse to the holders of the notes; or

  . impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the notes.

Without the consent of any holder of notes, we and the Trustee may amend the Indenture to:

  . cure any ambiguity, defect or inconsistency, provided, however, that the amendment to cure any ambiguity, defect or inconsistency does not materially adversely affect the rights of any holder of notes;

  . provide for the assumption by a successor of our obligations under the Indenture;

  . provide for uncertificated notes in addition to certificated notes, as long as those uncertificated notes are in registered form for United States federal income tax purposes;

  . make any change that does not adversely affect the rights of any holder of notes;

  . make any change to comply with any requirement of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

  . add to our covenants or our obligations under the Indenture for the protection of holders of the notes; or

  .  surrender any right, power or option conferred by the Indenture on us.

Form, Denomination, Exchange, Registration, Transfer and Payment

   The notes were initially issued in the form of one or more global notes. The global notes were deposited with, or on behalf of The Depository Trust Company ("DTC"), and registered in the name of DTC or its nominee. The notes were issued in denominations of $1,000 and $1,000 multiples.

   The principal, any premium and any interest on the notes will be payable, without coupons, and the exchange of and the transfer of the notes will be registrable, at our office or agency maintained for that purpose in the Borough of Manhattan, The City of New York and at any other office or agency maintained for that purpose.

   Holders may present the notes for exchange, and for registration of transfer, with the form of transfer endorsed on those notes, or with a satisfactory written instrument of transfer, duly executed, at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for that purpose, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. We will appoint the Trustee of the notes as securities registrar under the Indenture. We may at any time rescind designation of any transfer agent or approve a change in the location through which any transfer agent acts, provided that we maintain a transfer agent in each place of payment for the notes. We may at any time designate additional transfer agents for the notes.

   All monies paid by us to a paying agent for the payment of principal, any premium or any interest, on any note which remains unclaimed for two years after the principal, premium or interest has become due and payable may be repaid to us, and after the two-year period, the holder of that note may look only to us for payment.

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   In the event of any redemption, we will not be required to:

  . issue, register the transfer of or exchange notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of notes to be redeemed and ending at the close of business on the day of that mailing; or

  . register the transfer of or exchange any note called for redemption, except, in the case of any notes being redeemed in part, any portion not being redeemed.

Book-Entry System

   Upon the issuance of a global note, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the notes represented by that global note to the accounts of institutions or persons, commonly known as participants, that have accounts with DTC or its nominee. The accounts to be credited will be designated by the underwriters, dealers or agents. Ownership of beneficial interests in a global note will be limited to participants or persons that may hold interests through participants. Ownership of interests in a global note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and the participants (with respect to the owners of beneficial interests in that global note). The laws of some jurisdictions may require that some purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global note.

   So long as DTC, or its nominee, is the registered holder and owner of the global note, DTC or its nominee, as the case may be, will be considered the sole owner and holder for all purposes of the notes and for all purposes under the Indenture. Except as described below, owners of beneficial interests in a global note will not be entitled to have the notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered to be the owners or holders of any notes under the Indenture or that global note. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of notes under the Indenture of that global note. We understand that under existing industry practice, in the event we request any action of holders of notes or if an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of that global note, is entitled to take, DTC would authorize the participants to take that action, and that the participants would authorize beneficial owners owning through them to take those actions or would otherwise act upon the instructions of beneficial owners owning through them.

   Payments of principal of and any premium and any interest on the notes represented by a global note will be made to DTC or its nominee, as the case may be, as the registered owner and holder of that global note, against surrender of the notes at the principal corporate trust office of the Trustee. Interest payments will be made at the principal corporate trust office of the Trustee or by a check mailed to the holder at its registered address.

   We expect that DTC, upon receipt of any payment of principal, and any premium and any interest, in respect of a global note, will immediately credit the participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global note as shown on the records of DTC. We expect that payments by participants to owners of beneficial interests in a global note held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name,' and will be the responsibility of those participants. We, our agent, the Trustee and its agent will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in that global note owning through those participants.

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   Unless and until it is exchanged in whole or in part for notes in definitive form, a global note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or a successor to DTC selected or approved by us or to a nominee of that successor to DTC.

   The notes represented by a global note will be exchangeable for notes in definitive form of like tenor as that global note in denominations of $1,000 and in any greater amount that is an integral multiple of $1,000 if:

  . DTC notifies us and the Trustee that it is unwilling or unable to continue as DTC for that global note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days;

  . we, in our sole discretion, determine not to have all of the notes represented by a global note and notify the Trustee of that determination; or

  . there is, or continues to be, an Event of Default or there is an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to the notes.

   Any note that is exchangeable pursuant to the preceding sentence is exchangeable for notes registered in the names which DTC will instruct the Trustee. It is expected that DTC's instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in that global note. Subject to the foregoing, a global note is not exchangeable except for a global note or global notes of the same aggregate denominations to be registered in the name of DTC or its nominee.

Notices

   Except as otherwise provided in the Indenture, notices to holders of notes will be given by mail to the addresses of holders of the notes as they appear in the Security Register.

Replacement Of Notes

   Any mutilated note will be replaced by us at the expense of the holder upon surrender of that note to the Trustee. Notes that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to the Trustee of notes or evidence of the destruction, loss or theft of the notes satisfactory to us and the Trustee. In the case of a destroyed, lost or stolen note, an indemnity satisfactory to the Trustee and us may be required at the expense of the holder of that note before a replacement note will be issued.

Governing Law

   The Indenture, the notes and the registration rights agreement will be governed by, and construed in accordance with, the laws of the State of New York.

Information Regarding The Trustee

   The Chase Manhattan Bank is the Trustee, Securities Registrar, Paying Agent and Conversion Agent under the Indenture.

Registration Rights of Holders of the Notes

   We and the initial purchasers entered into a registration rights agreement dated February 10, 2000.

   Under the registration rights agreement, we generally agreed, for the benefit of the holders of the notes and the shares of common stock issuable upon conversion of the notes to:

  . file, within 90 days after the date the notes were originally issued, a shelf registration statement covering the notes and the common stock issuable upon conversion of the notes;

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  .  use our best efforts to cause the shelf registration to become effective as promptly as practicable; and

  . use our best efforts to keep the shelf registration statement effective until the earlier of the sale of all the transfer restricted securities or two years after the latest date of original issuance.

   When we use the term "transfer restricted securities" in this section, we mean the common stock issued upon conversion until the earlier of the following events:

  . the date the note or common stock issued upon conversion has been effectively registered under the Securities Act of 1933 and sold or transferred pursuant to the shelf registration statement;

  . the.date on which the note or common stock issued upon conversion is distributed to the public pursuant to Rule 144 under the Securities Act of 1933 or is available for sale pursuant to Rule 144(k) under the Securities Act of 1933; or

  . the date the note or common stock issued upon conversion ceases to be outstanding.

   We will be required to pay predetermined liquidated damages if one of the following "registration defaults" occurs:

  . we do not file the shelf registration statement within 90 days after the date the notes were originally issued;

  . the Securities and Exchange Commission does not declare the shelf registration statement effective within 180 days after the date the notes were originally issued; or

  . after it has been declared effective, the shelf registration statement ceases to be effective or available for more than 90 days in any period of 365 consecutive days.

   If a registration default occurs, liquidated damages initially will accrue
(a) for the notes that are transfer restricted securities, at the rate of $0.05 per week per $1,000 principal amount of the notes and (b) for any common stock issued on conversion of the notes that are transfer restricted securities, at an equivalent rate based on the conversion price. If the registration default has not been cured within 90 days, the liquidated damages rate will increase by $0.05 per week per $1,000 principal amount of the notes that are transfer restricted securities (and an equivalent amount for any common stock issued upon conversion that are transfer restricted securities) for each subsequent 90-day non-compliance period, up to a maximum rate of $0.25 per week per $1,000 principal amount of the notes that are transfer restricted securities. Liquidated damages, as calculated by us, generally will be payable at the same time as interest payments on the notes.

   We may suspend the use of the shelf registration statement in certain circumstances described in the registration rights agreement upon notice to the holders of the transfer restricted securities, subject to the rights of the holders of transfer restricted securities to receive liquidated damages in accordance with the registration rights agreement. We will provide copies of the prospectus and notify holders of notes and common stock issued upon conversion when the shelf registration statement is filed and when it becomes effective.

   We will give notice to all holders of the filing and effectiveness of the shelf registration statement. We refer to this form of notice and questionnaire as the "questionnaire." Holders of the notes are required to complete and deliver the questionnaire prior to the effectiveness of the shelf registration statement so that they can be named as selling stockholders in the prospectus. Upon receipt of a completed questionnaire from a holder of the notes after the effectiveness of the shelf registration statement, we will, as promptly as practicable but in any event within five business days of receipt, file any amendments or supplements to the shelf registration statement so that such a holder may use the prospectus, subject to our right to suspend as set forth above. We will pay liquidated damages to a holder of the notes if we fail to make this filing in the required time. If this filing requires a post-effective amendment to the shelf registration statement, we will pay liquidated damages if this amendment is not declared effective within 45 business days of the filing of the post-effective amendment. Under the registration rights agreement, a holder of the notes is required to deliver a prospectus to purchasers and will be bound by the provisions of the agreement.

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                          DESCRIPTION OF CAPITAL STOCK

Authorized Stock; Issued and Outstanding Shares

   Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share and 1,000,000 shares of undesignated preferred stock, par value $0.01 per share.

Common Stock

   As of March 31, 2000, 47,435,200 shares of common stock were issued and outstanding. All of the issued and outstanding shares of common stock are fully paid and nonassessable.

   The following summarizes the rights of holders of our common stock:

  . each holder of shares of common stock is entitled to one vote per share on all matters to be voted on by stockholders generally, including the election of directors;

  .  there are no cumulative voting rights;

  . the holders of our common stock are entitled to dividends which may be paid in cash, property or shares of our capital stock and other distributions as may be declared from time to time by our Board of Directors out of funds legally available for that purpose, if any;

  . upon our liquidation, dissolution or winding up, the holders of shares of common stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our debts and liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

  . the holders of common stock have no preemptive or other subscription rights to purchase shares of our stock, nor will holders be entitled to the benefits of any redemption or sinking fund provisions.

Preferred Stock

   Our certificate of incorporation authorizes our Board of Directors to create and issue one or more series of preferred stock and determine the rights and preferences of each series within the limits set forth in our certificate of incorporation and applicable law. Among other rights, our Board of Directors may determine, without further vote or action by our stockholders:

  . the number of shares constituting the series and the distinctive designation of the series;

  . the dividend rate on the shares of the series, whether dividends will be cumulative and if so, from which date or dates and the relative rights of priority, if any, of payment of dividends on shares of the series;

  . whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

  . whether the series will have conversion privileges and, if so, the terms and conditions of conversion;

  . whether or not the shares of the series will be redeemable or exchangeable and if so, the dates, terms and conditions of redemption or exchange, as the case may be;

  . whether the series will have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of the sinking fund; and

  . the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

   Unless otherwise provided by our Board of Directors, the shares of all series of preferred stock will rank on a parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Although

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we have no present plans to issue any shares of preferred stock, any future issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, may have the effect of delaying, deferring or preventing a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of the common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Section 203 of the Delaware General Corporation Law

   We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Under Section 203, business combinations between a Delaware corporation whose stock is publicly traded or held of record by more than 2,000 stockholders and an interested stockholder are generally prohibited for a three-year period following the date that such a stockholder became an interested stockholder, unless:

  . the corporation has elected in its original certificate of incorporation not to be governed by Section 203, an election we did not make;

  . the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder;

  . upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction, excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan; or

  . the business combination was approved by the board of directors of the corporation and ratified by two-thirds of the voting stock not owned by the interested stockholder.

   The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors.

   The term "business combination" is defined generally under Section 203 to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally under Section 203 as a stockholder who, together with affiliates and associates, owns or within three years prior did own 15% or more of a Delaware corporation's voting stock.
Section 203 could prohibit or delay a merger, takeover or other change in control of us and therefore could discourage attempts to acquire us.

   Our Board of Directors approved both the acquisition of common stock by WEB as part of their approval of the investment by such purchasers and the acquisition of preferred stock and warrants by the SOFTBANK Purchasers as part of their approval of the investment by such purchasers and, accordingly, the prohibitions under Section 203 will not apply to any business combination with either WEB or the SOFTBANK Purchasers.

Transfer Agent and Registrar

   The transfer agent and registrar for the common stock is ChaseMellon Shareholder Services L.L.C.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following is a general summary of certain United States federal tax consequences relating to an investment in the notes. This discussion is based on existing provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, judicial decisions and administrative rulings, all of which are subject to change with possible retroactive effect. This summary does not discuss any state, local or foreign tax considerations, and does not address all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as life insurance companies, tax-exempt organizations, dealers in securities or currency, banks or other financial institutions, investors whose functional currency is not the U.S. dollar, and investors that hold notes as part of a hedge, straddle or conversion transaction. In addition, this summary is generally limited to notes and common stock that are held as "capital assets" within the meaning of the Code. Federal tax considerations for Non-U.S. Holders are discussed separately below.

   Interest on Notes. Holders will be required to recognize ordinary interest income when interest on the notes is paid or accrued, in accordance with the holders' regular method of tax accounting. In certain circumstances, we may be obligated to pay holders of the notes amounts in excess of stated interest or principal. For example, we would have to pay liquidated damages to holders of the notes in certain circumstances described in "Description of Notes-- Registration Rights of Holders of the Notes." If we are required to pay liquidated damages, we believe that these payments would be insignificant relative to the total expected amount of remaining payments on the notes. Therefore, we will treat the possible payment of liquidated damages as an incidental contingency. If we exercise our conditional call right, it is likely that holders of the notes would convert them into common stock. Therefore, we believe that the possibility that we will pay the prescribed redemption premium is remote. Our determination that these contingencies are incidental or remote is binding on holders unless they disclose their contrary position. If we pay liquidated damages on the notes the holders of the notes would be required to recognize additional interest income. If we pay a redemption premium in connection with its exercise of our conditional call right, the premium would probably be treated as capital gain under the rules described under "Sale or Exchange of Notes or Shares of Common Stock."

   Constructive Dividends. Certain corporate transactions, such as distributions of assets to holders of common stock, may be treated as deemed distributions to holders of the notes if the conversion price of the notes is adjusted to reflect such transaction. Adjustments to the conversion price, however, made pursuant to a bona fide, reasonable adjustment formula which has the effect of preventing dilution of the interest of the holders of notes, generally will not be considered to result in a deemed distribution. Such a deemed distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the rules discussed below under "Dividends on Shares of Common Stock" and holders of the notes may recognize income as a result even though they will receive no cash or property.

   Sale or Exchange of Notes or Shares of Common Stock. In general, a holder of notes will recognize gain or loss upon the sale, redemption, retirement or other disposition of notes measured by the difference between (1) the amount of cash and the fair market value of any property received (except to the extent attributable to accrued interest, which will generally be taxable as ordinary income) and (2) such holder's adjusted tax basis in the notes. In general, each holder of our common stock into which the notes have been converted will recognize gain or loss upon the sale, exchange, or other disposition of our common stock measured by the difference between (1) the amount of cash and the fair market value of any property received and (2) the holder's adjusted basis in our common stock. (For a discussion of the basis and holding period of shares of our common stock, see "--Conversion of Notes," below.) Subject to the market discount rules discussed below, the gain or loss on the disposition of notes or common stock will be capital gain or loss and will be long-term gain or loss if the notes or shares of common stock have been held for more than one year at the time of such disposition.

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   Conversion of Notes. A holder of notes will not recognize gain or loss on the conversion of the notes solely into common stock except with respect to cash in lieu of fractional shares. The holder's tax basis in the shares of common stock received upon conversion of the notes will be equal to the holder's aggregate basis in the notes exchanged therefor (less any portion thereof allocable to cash received in lieu of a fractional share of common stock). The holding period of common stock will generally include the period during which such holder held the notes prior to conversion. Under current ruling policy of the Internal Revenue Service, cash received in lieu of a fractional share of common stock should generally be treated as a payment in exchange for such fractional share rather than as a dividend. Gain or loss recognized on the receipt of cash paid in lieu of such fractional shares generally will equal the difference between the amount of cash received and the amount of tax basis allocable to the fractional shares.

   Market Discount. The notes may be affected by the "market discount" provisions of the Code. For this purpose, the market discount on a note will generally be equal to the amount, if any, by which the stated redemption price at maturity of a note exceeds the holder's tax basis in the note immediately after its acquisition. Subject to a de minimis exception, a holder of a note acquired at a market discount will generally be required to treat as ordinary income any gain recognized on the disposition of such note to the extent of the accrued market discount on such note at the time of disposition. In general, market discount will be treated as accruing on a straight-line basis over the term of the note or, at the election of the holder, under a constant-yield method. A holder of a note acquired at a market discount may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry such note until the note is disposed of in a taxable transaction, unless the holder elects to include accrued market discount in income currently. If a holder acquires a note at a market discount and receives common stock upon conversion of the note, the amount of accrued market discount through the date of conversion will be treated as ordinary income upon the disposition of the common stock.

   Dividends on Common Stock. Distributions on shares of common stock will constitute dividends for United States federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. Dividends paid to holders that are United States corporations may qualify for the dividends-received deduction. To the extent that a holder receives distributions on shares of common stock that would otherwise constitute dividends for United States federal income tax purposes but that exceed our current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the holder's basis in the shares of common stock. Any such distributions in excess of the holder's basis in the shares of common stock will generally be treated as capital gain.

Certain Federal Tax Considerations Applicable to Non-U.S. Holders.

   For purposes of this summary, the term "U.S. Holder" means a beneficial owner of notes or common stock that is (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or any State thereof (including the District of Columbia) or a partnership otherwise treated as a United States person under applicable U.S. Treasury Regulations, (3) an estate the income of which is subject to United States federal income taxation regardless of its source, and (4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Holder" means a beneficial owner of notes or common stock other than a U.S. Holder.

   Interest on Notes. Generally, interest paid on notes to a Non-U.S. Holder will not be subject to United States federal income tax if (1) such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder, (2) the beneficial owner of the notes does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (3) the beneficial owner of the notes is not a controlled foreign corporation that is related to Interliant, (4) the beneficial owner is not a bank for United States federal income tax purposes whose receipt of interest on the notes is described in Section 881(c)(3)(A) of the Code and (5) Interliant or paying agent receives certification that the beneficial owner of the note is not a U.S. Holder. The beneficial owner can meet the requirement of this clause (5) by providing a signed I.R.S. Form W-8BEN or substitute form to us or our paying agent. If the beneficial owner holds a note through a securities clearing organization, bank, other financial institution, or other agent acting on the owner's behalf, the certification requirement will be met if the beneficial owner provides a signed I.R.S. Form W-8BEN or substitute form to the agent and the agent provides a signed I.R.S. Form W-8IMY or substitute form along with a copy of the beneficial owner's signed I.R.S. Form W-8BEN or substitute form to us or our paying agent. Each person acting as custodian, broker, nominee or otherwise as an agent for a beneficial owner must provide certification on a W-8IMY. For purposes of determining ownership of our stock, a Non-U.S. Holder of notes will be deemed to own the common stock into which the notes could be converted. A Non-U.S. Holder that is not exempt from tax under the rules described above will generally be subject to United States federal withholding tax at a rate of 30% unless the interest is effectively connected with the conduct of a United States trade or business, in which case the interest will be subject to the United States federal income tax on net income that applies to United States persons generally. Non-U.S. Holders should consult applicable tax treaties, which may provide different rules.

   Special Rules may apply if the Notes are held by a foreign partnership. In conjunction with Regulations relating to non-U.S. holders of certain debt instruments recently promulgated by the Treasury Department which are effective on December 31, 2000 (the "New Regulations"), the Internal Revenue Service has issued revised tax forms to replace Form W-8, as well as Forms 1001 and 4224 (discussed below) which were valid prior to January 1, 1999. Although the New Regulations are not effective until December 31, 2000, beneficial owners may be asked to provide such revised forms in addition to, or instead of, the existing IRS forms prior to such effective date. Existing Forms W-8 which were valid on or after January 1, 1999 will continue to be valid until they expire, or December 31, 2000, whichever date is earlier. The foregoing is based on the conclusion that the notes will be treated as debt for federal income tax purposes.

   Even if a Non-U.S. Holder cannot satisfy the requirements of eligibility for the Portfolio Interest Exemption, interest (including OID) earned by such Non-U.S. Holder will not be subject to 30% withholding tax if the beneficial owner of the notes provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form W-8BEN (or prior or successor form) claiming an exemption from withholding under the benefit of a U.S. income tax treaty or
(2) IRS Form W-8ECI (or prior or successor form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

   Sales or Exchange of Notes or Shares of Common Stock. A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of notes or common stock unless
(1) the holder is an individual who was present in the United States for 183 days or more during the taxable year and (a) such holder has a "tax home" in the United States or (b) the gain is attributable to an office or other fixed place of business maintained in the United States by such holder, (2) the gain is effectively connected with the conduct of a trade or business of the holder in the United States, or (3) we are or have been a "United States real property holding corporation" at any time within the shorter of the five-year period preceding such disposition or such holder's holding period. If we become a "United States real property holding corporation," gain recognized on a disposition of notes or common stock would not be subject to federal income tax if (1) the common stock is "regularly traded on an established securities market" within the meaning of the Code and (2) either (A) the Non-U.S. Holder disposing of common stock did not own, actually or constructively, at any time during the five-year period preceding the disposition, more than 5% of the common stock, or (B) in the case of a disposition of notes, the Non-U.S. Holder did not own, actually or constructively, notes which, as of any date on which such holder acquired notes had a fair market value greater than that of 5% of the common stock.

   Dividends on Shares of Common Stock. Generally, to the extent a distribution with respect to common stock is treated as a dividend (as described above under "Dividends on Common Stock"), a Non-U.S. Holder will be subject to United States federal income tax withholding at a rate of 30% unless the dividend is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder. If the dividend is effectively connected with the conduct of a trade or business within the United States, the dividend will be subject to the United States federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders, the branch profits tax under certain circumstances). Non-U.S. Holders should consult any applicable income tax treaties, which may provide for a lower rate of withholding or other rules different from those described above. A Non-U.S. Holder (and in the case of Non-U.S. Holders that are treated as partnerships or otherwise fiscally transparent the partners, shareholders or other beneficiaries of such Non-U.S. Holders) may be required to satisfy certain certification requirements in order to claim a reduction of or exemption from withholding under the foregoing rules.

   Estate Tax. Notes held by an individual who at the time of death is not a United States citizen or resident, as specially defined for United States estate tax purposes, will not be subject to United States federal estate tax provided (1) the notes were not held in connection with a United States trade or business and (2) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote. Common stock owned by such an individual at the time of death, and in certain circumstances transferred before death, will be includible in the taxable estate and may be subject to United States federal estate tax unless otherwise provided by an applicable tax treaty. Estates of nonresident aliens are generally allowed a statutory credit which has the effect of offsetting United States federal estate tax imposed on the first $60,000 of the taxable estate.

Information Reporting and Backup Withholding

   U.S. Holders. Information reporting and backup withholding may apply to payments of interest or dividends on or the proceeds of the sale or other disposition of the notes or shares of common stock made by us with respect to certain noncorporate U.S. Holders. Such U.S. Holders generally will be subject to backup withholding at a rate of 31% unless the recipient of such payment supplies a taxpayer identification number, certified under penalties of perjury, as well as certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Any amount withheld under backup withholding is allowable as a credit against the U.S. Holder's federal income tax, upon furnishing the required information.

   Non-U.S. Holders. Generally, information reporting and backup withholding of United States federal income tax at a rate of 31% may apply to payments of principal, interest and premium (if any) to Non-U.S. Holders if the payee fails to certify that the holder is a non-U.S. person or if we or our paying agent has actual knowledge that the payee is a United States person. The 31% backup withholding tax generally will not apply to dividends paid to foreign holders outside the United States that are subject to 30% withholding as discussed above or that are subject to a tax treaty that reduces such withholding. Special rules apply in case of foreign partnerships.

   The payment of the proceeds on the disposition of notes or shares of common stock to or through a United States office of a United States or foreign broker will subject to information reporting and backup withholding unless the owner provides the certification described above or otherwise establishes an exemption. The proceeds of the disposition by a Non-U.S. Holder of notes or shares of common stock to or through a foreign office of a broker will generally not be subject to backup withholding. However, if such broker is a U.S. person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income from all sources for certain periods is effectively connected with a United States trade or business, information reporting will apply unless such broker has documentary evidence in its files of the Non-U.S. Holder's foreign status and has no actual knowledge to the contrary or unless the Non-U.S. Holder otherwise establishes an exemption. Both backup withholding and information reporting will apply to the proceeds of such dispositions if the broker has actual knowledge that the payee is a U.S. Holder.

   Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the beneficial owner's United States federal income tax liability provided the required information is furnished to the IRS, within the beneficial owner's period of limitation for claiming a refund of tax.

   THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER, TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

   The selling holders and their successors, including their transferees, pledgees or donees or their successors, may sell the notes and the common stock into which the notes are convertible directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling holders or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

   The notes and the common stock into which the notes are convertible may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

  . on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the notes or the common stock may be listed or quoted at the time of sale;

  .  in the over-the-counter market;

  . in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  . through the writing of options, whether the options are listed on an options exchange or otherwise; or

  .  through the settlement of short sales.

   In connection with the sale of the notes and the common stock into which the notes are convertible or otherwise, the selling holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the notes or the common stock into which the notes are convertible in the course of hedging the positions they assume. The selling holders may also sell the notes or the common stock into which the notes are convertible short and deliver these securities to close out their short positions, or loan or pledge the notes or the common stock into which the notes are convertible to broker-dealers that in turn may sell these securities.

   The aggregate proceeds to the selling holders from the sale of the notes or common stock into which the notes are convertible offered by them will be the purchase price of the notes or common stock less discounts and commissions, if any. Each of the selling holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of notes or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

   Our outstanding common stock is listed for trading on The Nasdaq National Market. We do not intend to list the notes for trading on any national securities exchange or on The Nasdaq National Market and can give no assurance about the development of any trading market for the notes.

   In order to comply with the securities laws of some states, if applicable, the notes and common stock into which the notes are convertible may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the notes and common stock into which the notes are convertible may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

   The selling holders and any underwriters, broker-dealers or agents that participate in the sale of the notes and common stock into which the notes are convertible may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling holders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling holders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

   In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. A selling holder may not sell any notes or common stock described in this prospectus and may not transfer, devise or gift these securities by other means not described in this prospectus.

   To the extent required, the specific notes or common stock to be sold, the names of the selling holders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

   We entered into a registration rights agreement for the benefit of holders of the notes to register their notes and common stock under applicable federal and state securities laws under specific circumstances and at specific times. The registration rights agreement provides for cross-indemnification of the selling holders and us and their and our respective directors, officers and controlling persons against specific liabilities in connection with the offer and sale of the notes and the common stock, including liabilities under the Securities Act. We will pay substantially all of the expenses incurred by the selling holders incident to the offering and sale of the notes and the common stock.

   In March 2000, we sold $10.0 million in aggregate principal amount of convertible notes to Microsoft Corporation. These notes have substantially the same terms as the notes offered in this prospectus. We are obligated to file a separate registration statement covering the notes issued to Microsoft and the common stock issuable upon conversion of these notes.

                                 LEGAL MATTERS

   The validity of the issuance the securities offered hereby will be passed upon for us by Dewey Ballantine LLP, New York, New York.

                                    EXPERTS

   The consolidated financial statements of Interliant, Inc. (formerly known as Sage Networks, Inc.) at December 31, 1997, 1998 and 1999 and for the period December 8, 1997 (inception) to December 31, 1997 and the years ended December 31, 1998 and 1999 appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements of Sales Technology Limited at October 31, 1998, and for the year ended October 31, 1998, appearing in this prospectus and registration statement, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon the authority of such firm as experts in accounting and auditing.

   The balance sheet of Soft Link, Inc., as of December 31, 1998 and 1998 and the related statements of operations and retained earnings, and cash flows for the years then ended included in this prospectus have been so included in reliance on the report of Smith Schafer & Associates, Ltd., independent accountants given on the authority of said firm as experts in auditing and accounting.

   The financial statements of reSOURCE PARTNER, Inc., as of December 31, 1999 and for the year then ended included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

   We are currently subject to the informational requirements of the Exchange Act and file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at:

   Room 1024                Suite 1400
   450 Fifth Street, N.W.   Northwest Atrium Center   13th Floor
   Judiciary Plaza          500 West Madison Street   Seven World Trade Center
   Washington, D.C. 20549   Chicago, Illinois 60661   New York, New York 10048

   Copies of material can be obtained at prescribed rates from the Public Reference Section of the SEC at:

  450 Fifth Street, N.W.
   Judiciary Plaza
   Washington, D.C. 20549

   The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

   Our common stock is quoted for trading on the Nasdaq National Market and reports, proxy statements and other information concerning us also may be inspected at the offices of the National Association of Securities Dealers at 9513 Key West Avenue, Rockville, Maryland 20850.

   We provide Web hosting services to a customer whose primary residence is located in Cuba, Mr. Osvaldo Martinez. Current information concerning business between any person located in Cuba or the government of Cuba and Interliant may be obtained from the Florida Department of Banking and Finance, Plaza Level, The Capitol, Tallahassee, Florida 32399-0350, telephone number (904) 488-6311.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
INTERLIANT, INC.
Report of Independent Auditors............................................  F-2
Financial Statements:
  Consolidated Balance Sheets as of December 31, 1999 and 1998 and March
   31, 2000 (unaudited)...................................................  F-3
  Consolidated Statements of Operations for the Years ended December 31,
   1999 and 1998 and the period December 8, 1997 (inception) to December
   31, 1997 and the Three Months Ending March 31, 2000 and 1999
   (unaudited)............................................................  F-4
  Consolidated Statements of Stockholders' Equity for the years Ended
   December 31, 1999 and 1998 and the period December 8, 1997 (inception)
   to December 31, 1997 and the Three Months Ending March 31, 2000
   (unaudited)............................................................  F-5
  Consolidated Statements of Cash Flow for the Year ended December 31,
   1999 and 1998 and the period December 8, 1997 (inception) to December
   31, 1997 and the Three Months Ending March 31, 2000 (unaudited)........  F-6
Notes to Consolidated Financial Statements................................  F-7

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
  Pro Forma Consolidated Statement of Operations.......................... F-21
  Notes to Pro Forma Consolidated Financial Statements.................... F-23

ACQUIRED COMPANY (SALES TECHNOLOGY LIMITED)
Independent Auditors' Report.............................................. F-25
  Consolidated Balance Sheets as of October 31, 1998 and July 31, 1999
   (unaudited)............................................................ F-26
  Consolidated Profit and Loss Account for the Year Ended October 31, 1998
   and for the Nine Months Ended July 31, 1998 and 1999 (unaudited)....... F-27
  Consolidated Statement of Cash Flows for the Year Ended October 31, 1998
   and for the Nine Months Ended July 31, 1998 and 1999 (unaudited)....... F-28
Notes to Consolidated Financial Statements................................ F-29

ACQUIRED COMPANY (SOFT LINK, INC.)
Independent Auditor's Report.............................................. F-37
Financial Statements:
  Balance Sheets as of December 31, 1999 and 1998......................... F-38
  Statements of Operations and Retained Earnings for the Years Ended
   December 31, 1999 and 1998............................................. F-39
  Statements of Cash Flows for the Years Ended December 31, 1999 and
   1998................................................................... F-40
Notes to Financial Statements............................................. F-41

ACQUIRED COMPANY (reSOURCE PARTNER, INC.) AND SUBSIDIARY
Independent Auditors' Report.............................................. F-47
  Consolidated Balance Sheet as of December 31, 1999...................... F-48
  Consolidated Statement of Operations for the Year Ended December 31,
   1999................................................................... F-49
  Consolidated Statement of Cash Flows for the Year Ended December 31,
   1999................................................................... F-50
  Consolidated Statement of Shareholders' Deficit for the Year Ended
   December 31, 1999...................................................... F-51
Notes to Financial Statements............................................. F-52

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
Interliant, Inc.

   We have audited the accompanying consolidated balance sheets of Interliant, Inc. (the "Company") as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1999 and for the period December 8, 1997 (inception) to December 31, 1997. Our audits also included the financial statement schedule listed on page II-8. These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Interliant, Inc. at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 1999 and for the period December 8, 1997 (inception) to December 31, 1997, in conformity with accounting principles generally accepted in the United States.

   Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                             /s/ Ernst & Young LLP

Boston, Massachusetts
January 31, 2000, except for Note 15, as to which the date is March 2, 2000

                                INTERLIANT, INC.

                          CONSOLIDATED BALANCE SHEETS

                                             December 31,
                                       -------------------------   March 31,
                                          1998          1999          2000
                                       -----------  ------------  ------------
                                                                  (unaudited)
Assets
Current assets:
  Cash and cash equivalents........... $ 6,813,360  $ 27,608,039  $ 77,872,009
  Restricted cash.....................                 1,011,772     1,156,780
  Short-term investments..............                 3,612,229   100,406,660
  Accounts receivable, net of
   allowance of $320,000, $1,378,000,
   and $1,407,000 at December 31,
   1998, 1999 and March 31, 2000,
   respectively.......................     806,322    13,981,358    21,490,102
  Prepaid expenses and other current
   assets.............................     639,662     3,469,763     7,153,610
  Payroll and benefit funds held for
   customers..........................                               7,925,805
                                       -----------  ------------  ------------
    Total current assets..............   8,259,344    49,683,161   216,004,966
                                       -----------  ------------  ------------
Furniture, fixtures and equipment,
 net..................................   5,103,123    18,199,010    28,371,207
Intangibles, net......................  12,612,228    93,636,201   143,926,980
Other assets..........................     222,172     1,356,696     7,333,517
                                       -----------  ------------  ------------
    Total assets...................... $26,196,867  $162,875,068  $395,636,670
                                       ===========  ============  ============

Liabilities and stockholders' equity
Current liabilities:
  Notes payable and current portion of
   long-term debt and capital lease
   obligations........................              $  1,211,835  $  1,281,234
  Accounts payable.................... $   787,412     8,359,040     7,100,834
  Accrued expenses....................   2,301,507     7,342,551    16,246,915
  Deferred revenue....................   1,414,969     5,883,549     7,523,269
  Payroll and benefit funds held for
   customers..........................                               7,925,805
                                       -----------  ------------  ------------
    Total current liabilities.........   4,503,888    22,796,975    40,078,057
                                       -----------  ------------  ------------
Long-term debt and capital lease
 obligations, less current portion....                 2,503,211     2,859,341
Convertible subordinated notes........                             164,825,000

Stockholders' equity:
  Preferred stock, $.01 par value,
   1,000,000 shares authorized, 0
   shares issued and outstanding......
  Common stock, $.01 par value;
   200,000,000 and 100,000,000 shares
   authorized; 19,217,197, 44, 601,141
   and 47,435,200 shares issued and
   outstanding at December 31, 1998,
   1999 and March 31, 2000,
   respectively.......................     192,172       446,011       474,352
Additional paid-in capital............  34,160,334   201,922,128   280,875,674
Deferred compensation.................  (1,769,429)
Accumulated deficit................... (10,890,098)  (64,822,097)  (93,403,062)
Accumulated other comprehensive
 income...............................                    28,840       (72,692)
                                       -----------  ------------  ------------
    Total stockholders' equity........  21,692,979   137,574,882   187,874,272
                                       -----------  ------------  ------------
    Total liabilities and
    stockholders' equity.............. $26,196,867  $162,875,068  $395,636,670
                                       ===========  ============  ============

          See accompanying notes to consolidated financial statements.

                                INTERLIANT, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                              Period                                   Three Months Ended March
                         December 8, 1997   Year Ended December 31,              31,
                          (inception) to   --------------------------  -------------------------
                         December 31, 1997     1998          1999         1999          2000
                         ----------------- ------------  ------------  -----------  ------------
                                                                       (unaudited)  (unaudited)
Revenues:
  Service...............                   $  4,905,027  $ 47,114,095  $ 5,434,162  $ 21,440,686
  Product...............                                                               5,417,481
                                           ------------  ------------  -----------  ------------
  Total Revenue.........                      4,905,027    47,114,095    5,434,162    26,858,167
                                           ------------  ------------  -----------  ------------
Costs and expenses:
  Cost of service
   revenues.............                      3,236,385    27,513,710    3,250,703    13,926,954
  Cost of product
   revenue..............                                                               4,606,662
  Sales and marketing...                      2,555,035    17,236,121    1,896,357     7,999,118
  General and
   administrative
   (exclusive of non-
   cash compensation
   shown below).........    $  155,898        6,015,744    27,075,902    4,237,191    11,339,031
  Non-cash
   compensation.........                        832,821     1,986,694      567,562     4,453,187
  Depreciation..........         1,850          696,039     6,051,296      699,552     2,466,533
  Amortization of
   intangibles..........                      2,439,426    22,068,815    2,594,330     9,316,043
                            ----------     ------------  ------------  -----------  ------------
                               157,748       15,775,450   101,932,538   13,245,695    54,107,528
                            ----------     ------------  ------------  -----------  ------------
Operating loss..........      (157,748)     (10,870,423)  (54,818,443)  (7,811,533)  (27,249,361)
Interest income
 (expense) net of
 $468,408 of interest
 expense in 1999 and
 $1,686,927 in 2000.....                        138,073       886,444       53,912      (111,892)
                            ----------     ------------  ------------  -----------  ------------
Loss before cumulative
 effect of change in
 accounting method......      (157,748)     (10,732,350)  (53,931,999)  (7,757,621)  (27,361,253)
Cumulative effect of
 change in accounting
 method.................                                                              (1,219,712)
                            ----------     ------------  ------------  -----------  ------------
Net loss................    $ (157,748)    $(10,732,350) $(53,931,999) $(7,757,621) $(28,580,965)
                            ==========     ============  ============  ===========  ============
Basic and diluted loss
 per share:
Loss before cumulative
 effect of change in
 accounting method......    $    (0.05)    $      (1.22) $      (1.50) $     (0.31) $      (0.59)
Cumulative effect of
 change in accounting
 method.................                                                                   (0.03)
                            ----------     ------------  ------------  -----------  ------------
Net loss................    $    (0.05)    $      (1.22) $      (1.50) $     (0.31) $      (0.62)
                            ==========     ============  ============  ===========  ============
Weighted average shares
 outstanding--basic and
 diluted................     3,000,000        8,799,432    35,837,523   24,769,890    45,989,468
                            ==========     ============  ============  ===========  ============

          See accompanying notes to consolidated financial statements.

                               INTERLIANT, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                Accumulated
                                      Common Stock      Additional                                 Other         Total
                   Comprehensive  --------------------   Paid-in      Deferred   Accumulated   Comprehensive Stockholders'
                   Income (Loss)    Shares   Par Value   Capital    Compensation   Deficit        Income        Equity
                   -------------  ---------- --------- ------------ ------------ ------------  ------------- -------------
Sales of common
 stock in private
 placements......                  3,000,000 $ 30,000  $  4,970,000                                          $  5,000,000
Net loss.........  $   (157,748)                                                 $   (157,748)                   (157,748)
                   ------------   ---------- --------  ------------  ----------  ------------    --------    ------------
Total
 comprehensive
 income (loss)...  $   (157,748)
                   ============
Balance as of
 December 31,
 1997............                  3,000,000   30,000     4,970,000                  (157,748)                  4,842,252
Sales of common
 stock in private
 placements......                 15,600,000  156,000    25,884,000                                            26,040,000
Deferred
 compensation....                    475,000    4,750     2,600,750  (2,602,250)                                    3,250
Amortization of
 deferred
 compensation....                                                       832,821                                   832,821
Issuance of
 common stock in
 connection with
 acquisitions....                    142,197    1,422       705,584                                               707,006
Net loss.........   (10,732,350)                                                  (10,732,350)                (10,732,350)
                   ------------   ---------- --------  ------------  ----------  ------------    --------    ------------
Total
 comprehensive
 income (loss)...  $(10,732,350)
                   ============
Balance as of
 December 31,
 1998............                 19,217,197  192,172    34,160,334  (1,769,429)  (10,890,098)                 21,692,979
Sales of common
 stock in private
 placements......                  6,600,000   66,000    10,934,000                                            11,000,000
Exercise of stock
 options and
 warrants........                  1,524,491   15,244     5,671,875                                             5,687,119
Common stock
 issued and stock
 options granted
 in connection
 with
 acquisitions....                  6,561,795   65,618    65,735,891                                            65,801,509
Conversion of
 preferred
 stock...........                  2,647,658   26,477    12,973,524                                            13,000,001
Initial public
 offering of
 common stock,
 net of offering
 costs...........                  8,050,000   80,500    72,446,504                                            72,527,004
Amortization of
 deferred
 compensation....                                                     1,769,429                                 1,769,429
Foreign currency
 translation
 adjustment......        28,840                                                                    28,840          28,840
Net loss.........   (53,931,999)                                                  (53,931,999)                (53,931,999)
                   ------------   ---------- --------  ------------  ----------  ------------    --------    ------------
Total
 comprehensive
 income (loss)...  $(53,903,159)
                   ============
Balance as of
 December 31,
 1999............                 44,601,141  446,011   201,922,128               (64,822,097)     28,840     137,574,882
Sales of common
 stock in private
 placements......                    787,881    7,879    25,967,383                                            25,975,262
Exercise of stock
 options and
 warrants........                    750,120    7,501       851,003                                               858,504
Common stock
 issued in
 connection with
 acquisitions....                  1,296,058   12,961    47,681,973                                            47,694,934
Amortization of
 deferred
 compensation....                                         4,453,187                                             4,453,187
Foreign currency
 translation
 adjustment......      (101,532)                                                                 (101,532)       (101,532)
Net loss.........  $(28,580,965)                                                  (28,580,965)                (28,580,965)
                   ------------   ---------- --------  ------------  ----------  ------------    --------    ------------
Total
 comprehensive
 income (loss)...  $(28,628,497)
                   ============
Balance as of
 March 31, 2000
 (unaudited).....                 47,435,200 $474,352  $280,875,674              $(93,403,062)   $(72,692)   $187,874,272
                                  ========== ========  ============  ==========  ============    ========    ============

         See accompanying notes to consolidated financial statements.

                                INTERLIANT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                               Period                                  Three Months
                          December 8, 1997        Year Ended              Ended
                           (inception) to        December 31,           March 31,
                            December 31,   --------------------------  ------------
                                1997           1998          1999          2000
                          ---------------- ------------  ------------  ------------
                                                                       (unaudited)
Operating activities
 Net loss...............    $  (157,748)   $(10,732,350) $(53,931,999) $(28,580,965)
 Adjustments to
  reconcile net loss to
  net cash used in
  operating activities:
   Provision for
    uncollectible
    accounts............                        320,000     1,585,254       309,453
   Depreciation and
    amortization........          1,850       3,135,465    28,120,111    11,782,576
   Non-cash
    compensation,
    including
    amortization of
    deferred
    compensation........                        832,821     1,986,694     4,453,187
   Cumulative effect of
    accounting change...                                                  1,219,712
   Other non-cash
    items...............                                      129,957      (101,532)
 Changes in operating
  assets and
  liabilities:
   Restricted cash......                                   (1,011,772)     (145,008)
   Accounts receivable..                       (980,391)   (4,947,423)      394,778
   Prepaid expenses and
    other current
    assets..............        (14,000)       (602,457)   (1,873,117)   (2,238,759)
   Other assets.........                                      (90,527)     (435,822)
   Accounts payable.....         84,389         639,607     3,478,876    (6,431,196)
   Accrued expenses.....         26,507       1,140,135     1,111,999     6,248,741
   Deferred revenue.....                        246,502     1,289,453      (190,247)
                            -----------    ------------  ------------  ------------
 Net cash used in
  operating
  activities............        (59,002)     (6,000,668)  (24,152,494)  (13,715,082)
                            -----------    ------------  ------------  ------------
Investing activities
 Purchases of
  furniture, fixtures
  and equipment.........        (28,913)     (4,321,577)  (12,084,072)   (6,464,743)
 Payments issued in
  connection with non-
  compete agreements....                                   (2,000,000)
 Investments in long-
  term assets...........                                     (952,969)
 Purchases of short-
  term investments......                                   (3,612,229)  (96,794,431)
 Acquisitions of
  businesses, net of
  cash acquired.........                    (13,597,558)  (27,809,253)  (18,869,248)
                            -----------    ------------  ------------  ------------
 Net cash used in
  investing
  activities............        (28,913)    (17,919,135)  (46,458,523) (122,128,422)
                            -----------    ------------  ------------  ------------
Financing activities
 Proceeds from sale of
  common stock, net of
  offering costs of
  $0.2 million, $7.9
  million and $1.5
  million in 1998, 1999
  and 2000,
  respectively..........      1,000,000      29,821,078    83,527,004    25,975,262
 Proceeds from sale of
  convertible notes net
  of offering costs of
  $6.0 million..........                                                158,848,179
 Proceeds from issuance
  of Series A
  redeemable
  convertible preferred
  stock.................                                   13,000,001
 Proceeds from exercise
  of options and
  warrants..............                                    5,469,854       858,504
 Proceeds from capital
  lease financing.......                                    2,550,303       936,544
 Repayment of debt......                                  (13,141,466)     (511,015)
                            -----------    ------------  ------------  ------------
 Net cash provided by
  financing
  activities............      1,000,000      29,821,078    91,405,696   186,107,474
                            -----------    ------------  ------------  ------------
 Net increase in cash
  and cash
  equivalents...........        912,085       5,901,275    20,794,679    50,263,970
 Cash and cash
  equivalents at
  beginning of period...                        912,085     6,813,360    27,608,039
                            -----------    ------------  ------------  ------------
 Cash and cash
  equivalents at end of
  period................    $   912,085    $  6,813,360  $ 27,608,039  $ 77,872,009
                            ===========    ============  ============  ============
Supplemental Disclosures
 of Non-cash Investing
 and Financing Activities
 Cash paid for
  interest..............                                 $    468,408  $     81,208
 Stock issued and
  options granted for
  acquisitions..........                   $    707,006  $ 65,801,509  $ 47,694,934
 Stock issued for
  compensation
  agreements............                   $  2,602,250
 Conversion of Series A
  redeemable
  convertible preferred
  stock into common
  stock.................                                 $ 13,000,001
 Debt assumed or issued
  in acquisitions.......                                 $ 22,250,186
 Stock subscription
  receivable............    $ 4,000,000

                                INTERLIANT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           For the period from December 8, 1997 to December 31, 1997
                 and the years ended December 31, 1998 and 1999
       and for the three months ended March 31, 1999 and 2000 (unaudited)

1. Business

   Interliant, Inc. (the Company) is a leading Application Service Provider
(ASP), providing customers with a broad range of outsourced e-business solutions. The Company's service offerings combine hosting infrastructure with Internet professional service expertise, which enable the rapid design, implementation, deployment and management of cost-effective e-business solutions for customers.

   The Company was organized under the laws of the State of Delaware on December 8, 1997. Web Hosting Organization LLC (WEB), a Delaware Limited Liability Company, is the majority and controlling shareholder of the Company. WEB's investors comprise Charterhouse Equity Partners III, L.P. and Chef Nominees Limited (collectively, CEP Members), and WHO Management, LLC (WHO).

2. Summary of Significant Accounting Policies

 Basis of Presentation

   The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

 Cash Equivalents

   The Company considers all highly liquid investments purchased with an original maturity (at date of purchase) of three months or less to be the equivalent of cash. Cash equivalents, which consist primarily of money market accounts and commercial paper, are carried at cost, which approximates market value.

 Short-term Investments

   Short-term investments, which consist of commercial paper with maturities ranging from three months to one year, are carried at cost, which approximates market value.

 Fair Value of Financial Instruments

   Carrying amounts of financial instruments held by the Company, which include cash equivalents, short-term investments, accounts receivable, accounts payable and accrued expenses, approximate fair value due to their short duration.

 Concentrations of Credit Risk

   Financial instruments that potentially subject the Company to concentrations of credit risk are comprised principally of cash, cash equivalents, short-term investments and accounts receivable. As of December 31, 1999, the Company's cash, cash equivalents and short-term investments are deposited with various domestic and foreign financial institutions. With respect to accounts receivable, the Company's customer base is dispersed across many geographic areas. The Company monitors customer payment history, generally does not require collateral and establishes reserves for uncollectible accounts as warranted. In addition to individual customers, the Company also provides services to resellers, who, in turn, provide services to their own customers.

                                INTERLIANT, INC.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Furniture, Fixtures and Equipment

   Furniture, fixtures and equipment are stated at cost. Major additions and betterments are capitalized, while replacements maintenance and repairs that do not improve or extend the life of the assets are charged to expense. Depreciation and amortization has been provided using the straight-line method over the estimated useful lives of the assets as follows:

      Network software and equipment............ 3 years
      Furniture, fixtures and office equipment.. 3 to 7 years
      Leasehold improvements.................... Remaining lease term or useful life, whichever is shorter

 Intangible Assets

   Intangible assets consist primarily of customer lists, covenants not to compete, assembled workforce, trade names and goodwill, all of which arose from the acquisitions of 21 hosting and related Internet professional services companies. Such assets are being amortized on a straight-line basis over periods ranging from one to five years (see Note 4).

 Impairment of Long-Lived Assets

   The Company continually reviews amortization periods and the carrying value of long-lived assets, including furniture, fixtures and equipment, and intangible assets to determine whether there are any indications of reduction in useful lives or impairment losses. With respect to intangible assets, certain events that would cause the Company to conduct an impairment assessment include significant losses of customers or acquired workforce, or if operating results of acquired businesses continually failed to meet management's performance expectations. If after conducting such assessment indications of impairment are present in long-lived assets, the estimated future undiscounted cash flows associated with the corresponding assets would be compared to its carrying amount to determine if a change in useful life or a write-down to fair value is necessary.

 Revenue Recognition

   The Company's revenues primarily are derived from Web hosting, application hosting, and Internet professional services.

   The Company sells its Web hosting services for contractual periods ranging from one to twelve months. These contracts generally are cancelable by either party without penalty. Revenues from these contracts are recognized ratably over the contractual period as service is delivered. Incremental fees for excess bandwidth usage and data storage are billed and recognized as revenues in the period customers utilize such services. Payments received for billings in advance of providing services are deferred until the period such services are provided.

                                INTERLIANT, INC.

   Non-refundable set-up fees charged to Web hosting customers are separately priced from hosting services and are recognized at the time a new customer account is created. Set-up costs consist primarily of labor by technical support personnel to activate the new Web site and are incurred at the time of set-up. No future set-up costs are incurred, and there is no obligation of the Company to perform any future set-up services. Following expiration of the initial contract period and upon renewal of the contract by the customer, there are no additional set-up charges and the renewal prices for Web hosting services are generally unchanged from the original contract period.

   Application hosting revenues comprise monthly usage fees, including communications charges, and customization fees, all of which are recorded as revenue at the time the services are used by the customer.

   The Staff of the Securities and Exchange Commission has issued Staff Accounting Bulletin No. 101 on the topic of revenue recognition, which the Company adopted effective with the quarter beginning January 1, 2000. During the first quarter of 2000, the Company changed its accounting method for set-up fees and is amortizing such fees over one year which generally represents the longer of the contractual period or expected life of the customer relationship. In the first quarter of 2000, the Company recorded a cumulative effect charge of $1.2 million to reflect the change in accounting method. The effect of adopting the change was not material to the results of operations for the quarter ended March 31, 2000. The estimated pro forma effect of this change was not material to the results of operations for any of the periods presented.

   Revenues from Internet professional services are recognized as the services are rendered, provided that no significant obligations remain and collection of the receivable is considered probable. Generally, contracts call for billings on a time and materials basis; however, in instances when a fixed fee contract is signed, revenue is recognized on a percentage-of-completion basis. In connection with certain professional service arrangements, the Company provides hardware and software to customers. Such products are purchased from third party vendors as required. Revenue from the sale of products is generally recorded over the period that the related professional services are performed. Product revenues and cost of revenues were $3.4 million and $2.7 million for the twelve months ended December 31, 1999, respectively.

 Advertising Expenses

   All advertising costs are expensed as incurred. Advertising expenses for the year ended December 31, 1999 and 1998 were $6.0 million and $0.7 million, respectively.

 Income Taxes

   The Company accounts for income taxes using the liability method under which deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

 Net Loss Per Share

   Net loss per share is presented in accordance with the provisions of Statement of Financial Accounting Standards No. 128, Earnings Per Share. Basic net loss per share is computed based on the weighted average number of shares of common stock outstanding. Diluted loss per share does not differ from basic loss per share since potential common shares to be issued upon exercise of stock options are anti-dilutive for the periods presented. As of December 31, 1999, the number of potentially dilutive shares of common stock were 2.5 million shares, based on the number outstanding stock options as of that date.

                                INTERLIANT, INC.

 Stock-Based Compensation

   The Company accounts for its stock-based compensation plan utilizing the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). The Company has adopted the disclosure provisions only of Statement of Financial Accounting Standards No. 123, Accounting For Stock-Based Compensation (SFAS 123).

 Foreign Currency Translation

   The financial statements of foreign subsidiaries have been translated into U.S. dollars in accordance with FASB Statement No. 52, Foreign Currency Translation. The functional currency of the Company's foreign operating units is the local currency in the country that the entity operates. All balance sheet accounts have been translated using the exchange rate in effect at the balance sheet date. Statement of operations amounts have been translated using the average exchange rate for the period. Adjustments resulting from such translation have been reported separately as a component of other comprehensive income in stockholders' equity.

 Interim Financial Information

   The interim financial information as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 is unaudited and has been prepared on the same basis as the audited consolidated financial statements. In the opinion of management, such unaudited information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim information.

 Reclassifications

   Certain 1998 amounts have been reclassified to conform to the 1999 presentation.

3. Furniture, Fixtures and Equipment

   Furniture, fixtures and equipment consist of the following:

                                                               December 31,
                                                          ----------------------
                                                             1998       1999
                                                          ---------- -----------
      Network software and equipment....................  $5,213,879 $18,693,426
      Furniture, fixtures and office equipment..........     303,742   2,081,599
      Leasehold improvements............................     283,391   3,800,282
                                                          ---------- -----------
                                                           5,801,012  24,575,307
        Less accumulated depreciation and amortization..     697,889   6,376,297
                                                          ---------- -----------
                                                          $5,103,123 $18,199,010
                                                          ========== ===========

   Assets financed under capital leases were $0 million and $3.9 in 1998 and 1999, respectively. Depreciation expense, including amortization of leasehold improvements, amounted to $1,850, $0.7 million and $6.1 million for the years ended 1997, 1998 and 1999, respectively.

4. Intangible Assets

   The Company has allocated the purchase price of acquired companies to identifiable tangible assets and liabilities and intangible assets based on the nature and the terms of the various purchase agreements and evaluation of the acquired businesses. Covenants not to compete are amortized over periods not to exceed the term of the respective agreement. Values are assigned to covenants not to compete in accordance with Accounting Principles Board Opinion No. 16 (APB 16), using the Company's estimate of fair value of the covenant. Amounts not allocated to tangible assets and liabilities and identifiable intangible assets have been recorded as goodwill.

                                INTERLIANT, INC.

   Intangible assets consist of the following:

                                                December 31,
                                          ------------------------ Amortization
                                              1998        1999        Period
                                          ------------ ----------- ------------
      Covenants not to compete........... $  3,759,202 $19,275,302  1-5 Years
      Customer lists.....................    3,295,369  22,605,369    3 Years
      Assembled work force...............    1,127,031   6,877,031    3 Years
      Trade names........................      573,982   6,773,983    3 Years
      Goodwill...........................    6,296,070  62,610,535    5 Years
                                          ------------ -----------
                                            15,051,654 118,142,220
      Less accumulated amortization......    2,439,426  24,506,019
                                          ------------ -----------
                                          $ 12,612,228 $93,636,201
                                          ============ ===========

   Amortization expense amounted to $2.4 million and $22.1 million in 1998 and 1999, respectively.

5. Acquisitions

   During 1999 and 1998, the Company acquired 21 businesses at an aggregate cost of $118.6 million, excluding assumed liabilities. Each of the acquisitions have been accounted for using the purchase method of accounting. The operations of each of the acquired companies are included in the operating results of the Company from their respective dates of acquisition.

   The following is a summary of acquisitions:

1999 Acquisitions

   In February 1999, the Company purchased the assets of Digiweb, Inc., a Web hosting company. The purchase price consisted of cash of $5.0 million and 450,000 shares of the Company's common stock (Common Stock) valued at $6.67. The agreement provides for contingent purchase consideration of $1.0 million, which has been accrued and recorded as additional purchase price (goodwill) as of December 31, 1999, due to the attainment of specified revenue and earnings targets.

   In February 1999, the Company purchased certain assets of Telephonetics International, Inc., a provider of customized music and messages on hold recording services to businesses utilizing on-hold telephone equipment. The purchase price consisted of cash of $3.0 million and 140,000 shares of Common Stock valued at $6.67 per share.

   In February 1999, the Company purchased all of the outstanding stock of Net Daemons Associates, Inc. (NDA), a provider of Web development and Internetworking services. The purchase price consisted of cash of $0.5 million and 425,000 shares of Common Stock valued at $6.67 per share. In addition, the Company paid certain officers of NDA $2.4 million to induce them to enter into non-compete agreements and paid approximately $0.4 million to cancel certain NDA stock options. The agreement also provides for contingent purchase consideration of $0.5 million in cash and 74,963 shares of Common Stock if specified gross revenue and gross margin targets are achieved in the twelve-month period following the acquisition. As of December 31, 1999, the Company paid $0.3 million in cash and issued 37,481 shares of Common Stock, valued at $10.91 per share, in connection with the attainment of specified targets. The payment of contingent consideration has been recorded as additional purchase price. The shares of stock and cash to be paid for the remaining contingent purchase consideration have been deposited with an escrow agent.

                                INTERLIANT, INC.

   In March 1999, the Company purchased substantially all of the assets and assumed specified liabilities of Interliant, Inc., a Texas corporation, (hereinafter "Interliant Texas"), a provider of groupware hosting and application outsourcing services. The purchase price consisted of $0.1 million in cash and 4,091,642 shares of Common Stock valued at $6.67 per share, and options to purchase up to 1,523,461 shares of Common Stock at $0.13 per share. The difference between the fair value of the vested options at the date of grant ($6.67 per share) and the exercise price has been included in the purchase price allocation. In addition, at closing the Company paid $7.9 million on an outstanding note payable of Interliant Texas, and assumed a note payable in the amount of $8.0 million, which was paid in full in July 1999 from a portion of the proceeds from the Company's initial public offering of Common Stock (IPO) (See Note 9).

   In May 1999, the Company purchased certain assets and assumed specified liabilities of Advanced Web Creations, Inc., a Web hosting company. The purchase price consisted of cash of approximately $0.3 million, 225,000 shares of Common Stock valued at $8.50 per share, and a promissory note in the amount of $2.4 million, which was paid in full in July 1999 from a portion of the proceeds from the Company's IPO (See Note 9). The agreement also provides for contingent purchase consideration of $0.4 million, which has been accrued and recorded as additional purchase price (goodwill) as of December 31, 1999, due to the attainment of specified revenue targets.

   In August 1999, the Company purchased substantially all of the assets of The Daily-e Corporation, a provider of business process re-engineering and Web development services. The purchase price consisted of 70,000 shares of the Common Stock, valued at $11.13 per share. The agreement also provides for contingent purchase consideration of up to $3.9 million, payable in cash, Common Stock, or any combination thereof at the Company's option, if specified net revenue and earnings targets are achieved for the twelve-month period ending July 31, 2000. The payment of contingent consideration, if any, will be recorded as additional purchase price. In 1999, contingent consideration of $0.4 million was earned and paid in the form of Common Stock (38,952 shares).

   In September 1999, the Company, through its wholly-owned subsidiary, Interliant International, Inc., a Delaware corporation, acquired all of the outstanding stock of Sales Technology Limited, a United Kingdom-based professional services firm that provides Customer Relationship Management (CRM) implementation solutions and groupware application services. The total consideration consisted of cash of $0.4 million, 235,410 shares of Common Stock valued at $11.23 per share, and assumed debt of $0.3 million. In addition, contingent consideration of up to $3.6 million is payable in Common Stock, the issuance of unsecured notes, or any combination thereof at the Company's option, to certain sellers if specified revenue and earnings targets are achieved during specified periods. The payment of contingent consideration, if any, will be recorded as additional purchase price.

   In November, 1999, the Company purchased all of the outstanding stock of Triumph Technologies, Inc. and Triumph Development, Inc., an affiliated company (collectively, "Triumph"), a provider of comprehensive Internet professional services and e-business security solutions. The purchase price consisted of cash of $3.2 million, 650,995 shares of Common Stock valued at $15.94 per share, assumption of $2.0 million of bank debt which was paid shortly after closing, and options to purchase 90,824 shares of Common Stock at $1.63 per share. The difference between the fair value of the options at the date of grant ($15.94 per share) and the exercise price has been included in the purchase price allocation. The agreement also provides for contingent consideration of up to $3.0 million in cash or shares of Common Stock, or any combination thereof, if certain revenues and earnings targets are met for the twelve month period from December 1, 1999 to November 30, 2000. The payment of contingent consideration, if any, will be recorded as additional purchase price.

   In December, 1999, the Company purchased all of the outstanding stock of The Jacobson Group, Inc., an Internet professional services firm specializing in custom application development primarily using the Lotus

                                INTERLIANT, INC.

Notes/Domino platform. The purchase price consisted of cash of $4.1 million and 159,832 shares of Common Stock valued at $24.50 per share. The agreement also provides for contingent consideration up to $4.8 million if certain revenue and earnings targets are met in the years ending December 31, 2000 and 2001. The payment of contingent consideration, if any, will be recorded as additional purchase price.

1998 Acquisitions

   In February 1998, the Company purchased certain Web hosting assets of Omnetrix, Inc., dba DirectNet, a Web hosting provider, for cash of approximately $0.1 million.

   In April 1998, the Company purchased the operating assets of Clever Computers, Inc., a Web hosting company, for cash of approximately $2.5 million. Pursuant to a three-year employment agreement, a shareholder of Clever received 150,000 shares of the Company's Common Stock, valued at $3.32 per share, which vests and is being accounted for as compensation expense over the term of the employment agreement.

   In April 1998, the Company purchased certain Web hosting assets from KnowledgeLink Interactive, Inc. for cash of approximately $0.6 million.

   In May 1998, the Company purchased the operating assets of Tri Star Web Creations, Inc., a Web hosting company, for cash of approximately $1.0 million and 9,000 shares of Common Stock valued at $4.07 per share.

   In June 1998, the Company purchased certain Web hosting assets of HostAmerica, the Web hosting division of HomeCom Communications, Inc., for cash of approximately $4.3 million.

   In June 1998, the Company purchased the operating assets of All Information Systems, Inc., a Web hosting company, for cash of approximately $0.2 million and 115,707 shares of Common Stock valued at $5.00 per share.

   In July 1998, the Company purchased certain Web hosting assets of Software Business Technologies, Inc. for 12,000 shares of Common Stock valued at $5.00 per share.

   In July 1998, the Company purchased certain Web hosting assets of DevCom, the Web hosting division of Nextron, Inc., for cash of approximately $0.6 million.

   In July 1998, the Company purchased certain Web hosting assets of BestWare, Inc., dba Maikon, for cash of approximately $0.4 million and 5,490 shares of Common Stock valued at $5.38 per share.

   In August 1998, the Company purchased all of the outstanding stock of B.N. Technology, Inc., dba ICOM, a Web hosting company, for cash of approximately $2.0 million. The purchase agreement also provides for additional payments of cash of up to $2.0 million to the shareholders of ICOM if certain earnings targets are achieved. As of December 31, 1999, all of the earnings targets had been achieved and $2.0 million has been paid. Pursuant to one-year employment agreements, two shareholders of ICOM received a total of 300,000 shares of Common Stock valued at $6.47 per share, which are vested as of December 31, 1999 and have been accounted for as compensation expense over the terms of the agreements.

   In September 1998, the Company purchased certain Web hosting assets of GEN International, Inc. (GEN) for cash of $0.5 million and substantially all the assets of Global Entrepreneurs Network, Inc. (a wholly-owned subsidiary of GEN) for $0.3 million. Pursuant to a consulting agreement with a shareholder of GEN, the Company issued 25,000 shares of Common Stock valued at $6.66 per share, which is fully vested as of December 31, 1999 and has been accounted for as compensation expense over the term of the consulting agreement.

                                INTERLIANT, INC.

   In December 1998, the Company purchased certain Web hosting assets of Dialtone, Inc. a Web hosting company for cash of $0.4 million.

   The allocation of purchase price for the acquisitions completed in 1999 as reflected in the December 31, 1999 consolidated balance sheet is preliminary based on the Company's initial assessment of the fair value of assets acquired. The allocations may be modified between components of intangible assets as the Company finalizes the purchase accounting for such acquisitions.

   The following unaudited condensed pro forma information presents the unaudited results of operations of the Company as if the acquisitions completed through December 31, 1999 had occurred on January 1, 1998:

                                                      Year Ended December 31,
                                                     --------------------------
                                                         1998          1999
                                                     ------------  ------------
      Revenues...................................... $ 69,927,000  $ 80,074,000
      Net loss......................................  (46,858,000)  (65,630,000)
      Net loss per share--basic and diluted.........       $(2.73)       $(1.74)

6. Accrued Expenses

   Accrued expenses consist of the following:

                                                               December 31,
                                                           ---------------------
                                                              1998       1999
                                                           ---------- ----------
      Compensation and related costs...................... $  226,641 $2,109,398
      Communications costs................................    121,000    376,343
      Marketing and advertising...........................               758,101
      Amounts due to former owners under contingent
       consideration arrangements (see Note 5)............  1,000,000  1,400,000
      Other...............................................    953,866  2,698,709
                                                           ---------- ----------
                                                           $2,301,507 $7,342,551
                                                           ========== ==========

7. Long-Term Debt and Capital Lease Obligations

   At December 31, 1999 long-term debt consisted of the following:

      Obligations related to the sale/leaseback of data center equipment, approximate interest rate of 15%, payable in monthly installments
       over 36 months....................................................   2,350,102
      Notes payable to former owners of acquired companies...............   1,031,684
      Capital lease obligations and other debt...........................     333,260
                                                                           ----------
                                                                            3,715,046
      Less amounts included in current liabilities.......................   1,211,835
                                                                           ----------
                                                                           $2,503,211
                                                                           ==========

   Maturities of long-term debt are as follows:

            2000.............................. $1,211,835
            2001..............................  1,268,707
            2002..............................    976,499
            2003..............................    196,778
            2004..............................     61,227
                                               ----------
                                               $3,715,046
                                               ==========

                                INTERLIANT, INC.

8. Series A Redeemable Convertible Preferred Stock

   In January 1999, the Company's Board of Directors and stockholders approved an amendment to the Company's certificate of incorporation (Charter) to authorize the issuance and sale of 2,647,658 shares of Preferred Stock, par value $0.01 per share, all of which was designated as Series A Redeemable Convertible Preferred Stock (Series A Preferred). In January 1999, pursuant to a Securities Purchase Agreement (the Purchase Agreement), the Company sold to SOFTBANK Technology Ventures IV L.P. and one of its affiliates (the SOFTBANK Investors), 2,647,658 shares of its Series A Preferred at a price of $4.91 per Series A Preferred share and issued warrants to purchase 749,625 shares of Common Stock at $6.67 per share, for cash of $13.0 million. The warrants were exercised in April 1999 for total proceeds of $5.0 million.

9. Stockholders' Equity

 Preferred Stock

   In May 1999, the Company's stockholders approved an amendment to the Company's Charter to authorize the issuance of 1,000,000 shares of undesignated preferred stock with a par value of $0.01 per share.

 Common Stock

   In May 1999, the Company's stockholders approved an amendment to the Company's Charter to increase the number of authorized shares of Common Stock to 200,000,000.

   Pursuant to a Stock Subscription Agreement dated December 8, 1997 between the Company and WEB, WEB purchased 6,600,000 shares of Common Stock during 1999, and 18,600,000 shares during the period December 8, 1997 (inception) to December 31, 1998, all at $1.67 per share.

   In July 1999, the Company sold 8,050,000 shares of Common Stock, including shares sold through the exercise of the underwriters' over-allotment option, in an underwritten IPO for net proceeds of approximately $72.5 million, after deducting underwriters' discounts and commissions and offering costs paid directly by the Company. Upon the consummation of the IPO, all of the 2,647,658 outstanding shares of Series A Preferred were converted into an equal number of share of Common Stock (See Note 8).

   During 1999, 6,561,795 shares of Common Stock were issued in connection with acquisitions (See Note 5).

 Stock Option Plan

   In February 1998, the Company adopted its 1998 Stock Option Plan (the Plan), which is administered by the Board of Directors (the Committee). Under the terms of the Plan, the Committee may grant stock options to officers, employees and consultants of the Company. The Plan permits the grant of incentive stock options (ISOs) and nonqualified stock options (NSOs). In December 1999, the Board of Directors amended the Plan to include directors of the Company among the class of persons eligible to receive grants. As of December 31, 1999, the Company has reserved 3.8 million shares of Common Stock for issuance under the Plan. The Plan provides that stock options may not be granted at less than fair market value of the Common Stock on the date of the grant and may not expire more than ten years from the date of the grant. Options granted under the Plan generally will become exercisable over a four-year period in equal annual installments unless the Committee specifies a different vesting schedule. In the event of a change in control of the Company, each option becomes immediately vested and exercisable, provided that no written provision has been made, in connection with any such event, for (1) the continuation of the stock option plan and/or the assumption of all outstanding options by a successor corporation or (2) the substitution for such options of new options covering the stock of a successor

                                INTERLIANT, INC.

corporation. The Plan has a term of ten years, subject to earlier termination or amendment by the Committee, and all options under the Plan prior to its termination remain outstanding until they have been exercised or terminated.

   The following table sets forth the Plan activity for the years ended December 31, 1998 and 1999:

                                          1998                  1999
                                   ------------------- -----------------------
                                   Number
                                     of                Number of
                                   Shares  Price Range  Shares    Range Price
                                   ------- ----------- ---------  ------------
   Options outstanding, beginning
    of year......................                        440,500  $1.67-$ 6.67
   Options granted...............  440,500 $1.67-$6.67 2,998,815  $0.13-$29.50
   Options exercised.............                       (768,867) $0.13-$ 6.67
   Options terminated............                       (135,850) $1.67-$14.00
                                   -------             ---------
   Options outstanding, end of
    year.........................  440,500 $1.67-$6.67 2,534,598  $0.13-$29.50
                                   =======             =========

   The weighted average exercise price of options granted was $5.61 and $4.11 in 1999 and 1998, respectively. In connection with certain acquisitions, the Company granted options to purchase 1,523,461 shares of Common Stock at $0.13 per share in substitution for Interliant Texas vested options, and options to purchase 90,824 shares of Common Stock at prices ranging from $1.63 to $3.79 per share in substitution for Triumph vested options. At December 31, 1999 and 1998, 1,030,385 and 0 options, respectively were vested.

 Stock-Based Compensation

   As discussed in Note 2, the Company applies APB 25 and related interpretations in accounting for its stock option plan. During 1999, options to purchase 40,250 shares of Common Stock were given accelerated vesting in connection with termination arrangements, and as a result, the Company charged approximately $0.3 million to compensation expense. During 1998, no compensation expense was recognized relating to option grants in 1998.

   As required under FAS 123, the following pro forma net loss and net loss per share presentations reflect the amortization of the option grant fair value as expense. For purposes of this disclosure, the estimated fair value of the options is amortized to expense over the options' vesting periods. The Company's pro forma information follows for the years ended December 31, 1999 and 1998:

                                                    Year Ended December 31,
                                                    -------------------------
                                                       1998          1999
                                                    -----------  ------------
      Pro forma net loss........................... $(9,756,000) $(54,574,000)
      Pro forma net loss per share--basic and
       diluted.....................................      $(1.11)       $(1.52)

   The weighted average grant date value was $10.90 and $0.83 for stock options issued in 1999 and 1998, respectively, and the weighted-average remaining contractual life for options outstanding as of December 31, 1999 is 9.2 years. Significant assumptions used in determining this value include a risk free interest rate of 6.0%, expected life of the options of four years, and a dividend rate of zero.

   The effects on pro forma disclosures of applying SFAS 123 are not likely to be representative of the effects on pro forma disclosures in future years as the period presented includes only two years of option grants under the Plan.

                                INTERLIANT, INC.

10. Income Taxes

   As of December 31, 1999, the Company has federal and state net operating loss carryforwards of approximately $40.8 million. The net operating loss carryforwards will expire at various dates beginning in the years 2003 through 2019 if not utilized.

   Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes consist of the following at December 31, 1999:

                                                    Year Ended December 31,
                                                    -------------------------
                                                       1998          1999
                                                    -----------  ------------
      Deferred tax assets:
        Net operating loss carryforwards........... $ 3,063,000  $ 16,270,000
        Depreciation...............................     (14,000)       49,000
        Other, net (principally related to
         amortization of intangible assets)........     813,000     8,000,000
                                                    -----------  ------------
      Total deferred tax assets, net...............   3,862,000    24,319,000
      Valuation allowance..........................  (3,862,000)  (24,319,000)
                                                    -----------  ------------
      Net deferred tax asset....................... $       --   $        --
                                                    ===========  ============

   The Company believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realization of the deferred tax assets such that a full valuation allowance has been recorded. The Company will continue to assess the realization of the deferred tax assets based on actual and forecasted operating results. The valuation allowance increased by $20.5 million from 1998 to 1999.

11. Leases

   The Company leases its data centers and certain office space under noncancelable operating leases, which expire at various dates through April 2010. Some of the leases contain renewal options. Total rent expense for all operating leases was approximately $3.4 million, $0.4 million and $7,000 for the years ended December 31, 1999, 1998 and 1997, respectively. In connection with certain of the leases, the Company has given the landlords standby letters of credit in the amount of approximately $0.8 million in lieu of security deposits.

   Future minimum lease commitments for noncancelable operating leases are as follows at December 31, 1999:

            2000............................. $ 3,932,000
            2001.............................   3,768,000
            2002.............................   3,275,000
            2003.............................   2,883,000
            2004.............................   2,731,000
            Thereafter.......................   8,242,000
                                              -----------
                                              $24,831,000
                                              ===========

12. Related-Party Transactions

   In connection with the acquisitions of certain Web hosting assets of various entities (see Note 5), the Company paid transaction fees of approximately $361,000 and $337,000 for the years ended December 31, 1999 and 1998, respectively, to Charterhouse Group International, Inc., a related party of WEB. These fees are included in the respective purchase price allocations as capitalized transaction costs.

                                INTERLIANT, INC.

   The Company received consulting services from Sage Equities, Inc. and Intensity Ventures, Inc., whose principals are the co-chairmen of the Company and members of WHO, for the purpose of identifying and executing potential acquisitions as well as providing strategic management oversight. In 1999, the principal of Sage Equities, Inc. was compensated as an employee of the Company. For the year ended December 31, 1998, and for the period December 8, 1997 (inception) to December 31, 1997, the Company incurred costs of $120,000, and $25,000, respectively, for Sage Equities, Inc. For the years ended December 31, 1999 and 1998, and for the period December 8, 1997 (inception) to December 31, 1997, the Company incurred costs of $338,000 (of which $141,000 were expenses), $232,000 (of which $112,000 were expenses), and $17,000, respectively, for Intensity Ventures.

13. Employee Benefit Plan

   In 1998, the Company instituted a 401k Plan for all employees who have attained age 19 and have been employed by the Company or by an acquired business for one month. Participating employees may make contributions to the plan up to 15% of their eligible compensation contributed to the 401k Plan. The Plan provides that the Company may make discretionary contributions to the Plan on behalf of participating employees. In 1999 the Company initiated a matching contribution policy wherein it agreed to match the employee's contributions 100% up to 5% of the participating employee's compensation. The total amount contributed by the Company during 1999 was $0.6 million, which was charged to expense.

14. Segment Reporting

   Pursuant to FAS 131, the Company has determined that it currently has three reportable segments: Web hosting, application hosting, and Internet Professional Services. For the year ended December 31, 1998 and the three months ended March 31, 1999, the Company operated primarily in the Web hosting segment. The results of operations for each of the segments is shown below.

Year ended December 31, 1999

                                                      Internet
                                       Application  Professional
                         Web Hosting     Hosting      Services      Other         Total
                         ------------  -----------  ------------ ------------  ------------
Revenues................ $ 16,892,000  $15,639,000  $11,493,000  $  3,090,095  $ 47,114,095
Operating income
 (loss).................  (17,302,000)  (6,173,000)     755,000   (32,098,443)  (54,818,443)
Segment assets.......... $  7,716,000  $11,223,000  $11,704,000  $132,232,068  $162,875,068

Three months ended March 31, 2000 (unaudited)

                                                     Internet
                                      Application  Professional
                         Web Hosting    Hosting      Services      Other         Total
                         -----------  -----------  ------------ ------------  ------------
Revenues................ $ 5,770,248  $ 6,394,104  $13,813,092  $    880,723  $ 26,858,167
Operating income
 (loss).................  (2,845,165)  (4,200,593)     715,736   (20,919,339)  (27,249,361)
Segment assets..........  15,059,298   32,870,586   20,829,415   326,877,371   395,636,670

   The Company's management generally reviews the results of operations of each segment exclusive of depreciation and amortization (aggregating $28.1 million for the year ended December 31, 1999 and $11.8 million for the three months ended March 31, 2000) and interest related to each segment. Accordingly, such expenses are excluded from the segment operating loss and are shown under the Other caption. In addition, all intangible assets and corporate expenses of the Company are included in the Other caption.

   The Company believes that the reportable segments may change in future periods as management continues to broaden its outsourced e-business solutions.

                                INTERLIANT, INC.

   For the years ended December 31, 1999 and 1998, approximately 16% and 19%, respectively, of revenues were from sources outside the United States, primarily from Europe, Latin America and Asia.

15. Subsequent Events

   In January and February 2000, the Company sold 787,881 shares of Common Stock in private placements for total proceeds of $27.5 million. In connection with the sales, the Company issued warrants to purchase 157,575 shares of Common Stock at an average exercise price of $34.90 per share which approximated the market price at the date of issuance. The warrants expire December 31, 2000.

   In January 2000, the Company entered into a four-year employment agreement with a new Chief Executive Officer. In connection with this agreement, the Company issued this employee options to purchase 1,500,000 shares of Common Stock, at an average exercise price of $18.00 per share. Such options were not issued pursuant to the Plan. The exercise price of the options were below the fair value of the Common Stock as of the measurement date, and as a result, the Company will recognize approximately $30.0 million as compensation expense over the four-year vesting period of the options.

   In February 2000, the Company sold $154.8 million of 7% Convertible Subordinated Notes, including $4.8 million sold upon exercise of the underwriters' over-allotment option. The notes are convertible at the option of the holder, at any time on or prior to maturity into Common Stock at a conversion price of $53.10 per share, which is equal to a conversion rate of
18.8324 shares per $1,000 principal amount of notes. Interest is payable semi-annually, beginning August 2000. The notes mature on February 16, 2005. Upon the occurrence of certain events the Company may redeem the notes prior to maturity.

   In February 2000, the Company and @viso Limited (@viso), a company incorporated under the laws of England and Wales and owned 50% by Softbank Holdings, Inc. and 50% by Vivendi S.A., agreed to form a corporation, Interliant Europe B.V., to be owned 51% by the Company, and 49% by @viso. Through Interliant Europe, the Company plans to launch Web hosting, application hosting and related services in continental Europe. @viso has loaned the Company the amount required to purchase its equity interest in Interliant Europe (approximately $7.7 million). The Company has also agreed to license some of its technology and intellectual property to and enter into a service agreement with Interliant Europe.

   The note underlying the @viso loan agreement bears interest at 8% per annum, and is repayable in full at the earlier of a sale of Interliant Europe's common stock in an initial public offering or February 2005. The Company intends to consolidate the operations of Interliant Europe with the results of operations of the Company with appropriate adjustments for the minority interest's share of the income or loss of Interliant Europe.

   In February 2000, the Company acquired all of the outstanding stock of Soft Link, Inc., a provider of Enterprise Resource Planning (ERP) solutions based on PeopleSoft software. The purchase price consisted of $18.2 million in cash, subject to adjustment based on the net worth of Soft Link, Inc. as of the closing date, and 254,879 shares of Common Stock valued at approximately $37.00 per share. The agreement provides for contingent consideration, not to exceed $10.0 million, if specified revenues and earnings targets are met for the calendar year 2000. The contingent consideration is payable 50% in cash, and the remaining 50% in cash or Common Stock at the Company's option. The payment of contingent consideration, if any, will be recorded as additional purchase price.

   In February 2000, the Company purchased substantially all of the assets and assumed certain liabilities of reSOURCE PARTNER, Inc., a provider of hosting services for outsourced human resources and finance solutions primarily using PeopleSoft software. The purchase price consisted of $2.5 million in cash, subject to adjustment based on the determination of closing net equity, and the issuance of 1,041,179 shares of Common Stock valued at approximately $37.00 per share.

                                INTERLIANT, INC.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

   The following unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined results of operations for future periods or the results of operations that actually would have been realized had Interliant, Soft Link and reSOURCE PARTNER and the businesses acquired in 1999 been a combined company during the specified periods. The unaudited pro forma combined condensed financial statements, including the related notes, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of Interliant, included in its Annual Report on Form 10-K, filed on March 29, 2000, and Soft Link and reSOURCE PARTNER, included elsewhere in this filing.

   The following unaudited pro forma combined condensed financial statements give effect to the acquisitions of Soft Link and reSOURCE PARTNER using the purchase method of accounting. The pro forma combined condensed financial statements are based on the respective historical audited and unaudited consolidated financial statements of Interliant, Soft Link and reSOURCE PARTNER and the businesses acquired in 1999. The pro forma adjustments are preliminary and based on management's estimates of the value of the tangible and intangible assets acquired.

   The actual adjustments may differ materially from those presented in these pro forma financial statements. A change in the pro forma adjustments would result in a reallocation of the purchase price affecting the value assigned to the long-term tangible and intangible assets or, in some circumstances, result in a charge to the statement of operations. The effect of these changes on the statement of operations will depend on the nature and amounts of the assets and liabilities adjusted.

   The pro forma combined condensed statements of operations assume all of the acquisitions completed through the date of this report took place as of January 1, 1999, and combines Interliant's audited consolidated statement of operations for the year ended December 31, 1999, with Soft Link's and reSOURCE PARTNER'S respective audited statements of operations for the year ended December 31, 1999 as well as the results of operations for acquisitions completed in 1999 from January 1, 1999 through their respective acquisition dates.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                   For the Three Months Ended March 31, 2000

                                                   rs SOURCE
                          Interliant   Soft Link    PARTNER      Pro Forma
                          Historical      (1)         (1)       Adjustments          Pro Forma
                         ------------  ---------- ------------  -----------         ------------
Revenues................ $ 26,858,167  $5,234,897 $  3,718,914  $  (623,149)(5)     $ 35,188,829
  Costs and expenses:
  Cost of revenues......   18,533,616   4,080,013    5,072,251   (2,673,933)(4),(5)   25,011,947
  Sales and marketing...    7,999,118     349,638      806,610                         9,155,366
  General and
   administrative.......   15,792,218     278,685      584,723    2,038,721(4)        18,694,347
  Depreciation..........    2,466,533      30,819      267,541                         2,764,893
  Amortization of
   intangibles..........    9,316,043                             2,411,692(6)        11,727,735
                         ------------  ---------- ------------  -----------         ------------
Total costs and
 expenses...............   54,107,528   4,739,155    6,731,125    1,776,480           67,354,288
                         ------------  ---------- ------------  -----------         ------------
Operating income
 (loss).................  (27,249,361)    495,742   (3,012,211)  (2,399,629)         (32,165,459)
Interest income
 (expense)..............     (111,892)      2,800                                       (109,092)
                         ------------  ---------- ------------  -----------         ------------
Income (loss) before
 cumulative effect of
 change in accounting
 method.................  (27,361,253)    498,542   (3,012,211)  (2,399,629)         (32,274,551)
Cumulative effect of
 change in accounting
 method.................   (1,219,712)                                                (1,219,712)
                         ------------  ---------- ------------  -----------         ------------
Net income (loss)....... $(28,580,965) $  498,542 $ (3,012,211) $(2,399,629)        $(33,494,263)
                         ============  ========== ============  ===========         ============
Net loss per share--
 basic and diluted......       $(0.62)                                                    $(0.71)
Weighted-average shares
 outstanding............   45,989,468                                                 46,853,507


             See accompanying notes to pro forma financial statements.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          Year Ended December 31, 1999

                                         Companies     Companies
                           Interliant     Acquired in   Acquired in   Pro Forma
                           Historical       1999(2)       2000(3)    Adjustments            Pro Forma
                          ------------  ------------  ------------  -------------         -------------
Service revenues........  $ 47,114,095  $ 32,960,172  $ 57,560,457  $  (4,595,994)(5)     $ 133,038,730
Costs and expenses:
  Cost of service
   revenues.............    27,513,710    23,027,220    49,524,350    (13,658,623)(4),(5)    86,406,657
  Sales and marketing...    17,236,121     3,181,832     5,221,351                           25,639,304
  General and
   administrative.......    29,062,596     8,079,910     5,542,238     10,239,480 (4)        52,924,224
  Depreciation..........     6,051,296       943,252     2,372,000       (365,704)(5)         9,000,844
  Amortization of
   intangibles..........    22,068,815                                 24,842,127 (6)        46,910,942
                          ------------  ------------  ------------  -------------         -------------
Total costs and
 expenses...............   101,932,538    35,232,214    62,659,939     21,057,280           220,881,971
                          ------------  ------------  ------------  -------------         -------------
Operating income
 (loss).................   (54,818,443)   (2,272,042)   (5,099,482)   (25,653,274)          (87,843,241)
                          ------------  ------------  ------------  -------------         -------------
Interest income
 (expense)..............       886,444      (145,426)     (479,710)       669,297 (5)           930,605
Other income (expense)..                      (4,877)      493,883       (371,675)(5)           117,331
                          ------------  ------------  ------------  -------------         -------------
Income (loss) before
 income tax.............   (53,931,999)   (2,422,345)   (5,085,309)   (25,355,652)          (86,795,305)
Provision for income
 tax....................                     193,166       120,000       (313,166)(7)               --
                          ------------  ------------  ------------  -------------         -------------
Net income (loss).......  $(53,931,999) $ (2,615,511) $ (5,205,309) $ (25,042,486)        $ (86,795,305)
                          ============  ============  ============  =============         =============
Net loss per share--
 basic and diluted......        $(1.50)                                                          $(2.22)
Weighted-average shares
 outstanding............    35,837,523                                                       39,108,877


             See accompanying notes to pro forma financial statements.

          Notes To Pro Forma Condensed Combined Financial Information

   The following adjustments were applied to Interliant's Consolidated Financial Statements and the financial data of the companies acquired by Interliant since January 1, 1999 to arrive at the unaudited Pro Forma Combined Financial Information.

(1) Historical results of operations from January 1, 2000 to February 29, 2000, the dates of acquisition of the two acquired businesses.

(2) The following table presents the statements of operations for acquisitions completed during 1999 for the period January 1, 1999 through the respective acquisition dates. Acquisitions that were deemed insignificant as per Rule 3-05 of Regulation S-X are aggregated in the Other Acquisitions column.

                                                    Net                                              Companies
                                                  Daemons    Interliant     Sales        Other      Acquired in
                          Telephonetics Digiweb  Associates    Texas      Technology  Acquisitions      1999
                          ------------- -------- ---------- ------------  ----------  ------------  ------------
Service revenues........    $331,182    $237,300  $836,289  $  3,501,602  $1,205,887  $26,847,912   $ 32,960,172
Costs and expenses:
Cost of service reve-
 nues...................      47,387      62,003   466,929     2,149,276     515,625   19,786,000     23,027,220
Sales and marketing.....      69,711         --     12,122     1,508,576         --     1,591,423      3,181,832
General and administra-
 tive...................     201,261      82,979   285,395     1,289,018     674,679    5,546,578      8,079,910
Depreciation............       6,000      25,000    16,206       532,192      50,000      313,854        943,252
Amortization of intangi-
 bles...................                                                                                     --
                            --------    --------  --------  ------------  ----------  -----------   ------------
Total costs and ex-
 penses.................     324,359     169,982   780,652     5,479,062   1,240,304   27,237,855     35,232,214
                            --------    --------  --------  ------------  ----------  -----------   ------------
Operating income
 (loss).................       6,823      67,318    55,637    (1,977,460)    (34,417)    (389,943)    (2,272,042)
Interest income (ex-
 pense).................                            (1,873)     (148,460)    (26,903)      31,810       (145,426)
Other income (expense)..                                                         --        (4,877)        (4,877)
                            --------    --------  --------  ------------  ----------  -----------   ------------
Income (loss) before in-
 come tax...............       6,823      67,318    53,764    (2,125,920)    (61,320)    (363,010)    (2,422,345)
Provision for income
 tax....................                            13,313                                179,853        193,166
                            --------    --------  --------  ------------  ----------  -----------   ------------
Net income (loss).......    $  6,823    $ 67,318  $ 40,451  $ (2,125,920)  $ (61,320)  $ (542,863)  $ (2,615,511)
                            ========    ========  ========  ============  ==========  ===========   ============

(3) The following table presents the statements of operations for acquisitions completed during 2000 for the period January 1, 1999 through December 31, 1999.

                                                                    Companies
                                          reSOURCE                 Acquired in
                                           PARTNER      Soft Link      2000
                                        -------------  ----------- ------------
Service revenues....................... $  25,113,669  $32,446,788 $ 57,560,457
Costs and expenses:
Cost of service revenues...............    27,097,363   22,426,987   49,524,350
Sales and marketing....................     3,005,361    2,215,990    5,221,351
General and administrative.............     3,434,794    2,107,444    5,542,238
Depreciation...........................     2,372,000                 2,372,000
Amortization of intangibles............                                     --
                                        -------------  ----------- ------------
Total costs and expenses...............    35,909,518   26,750,421   62,659,939
                                        -------------  ----------- ------------
Operating income (loss)................   (10,795,849)   5,696,367   (5,099,482)
Interest income (expense)..............      (501,893)      22,183     (479,710)
Other income (expense).................       371,675      122,208      493,883
                                        -------------  ----------- ------------
Income (loss) before income tax........   (10,926,067)   5,840,758   (5,085,309)
Provision for income tax...............                    120,000      120,000
                                        -------------  ----------- ------------
Net income (loss)...................... $ (10,926,067) $ 5,720,758 $ (5,205,309)
                                        =============  =========== ============

(4) To reclassify Interliant Texas customer service costs and reSOURCE PARTNER general and administrative costs to conform to Interliant, Inc.'s presentation.

(5) To carve-out results of operations and intercompany interest charges for reSOURCE PARTNER businesses and intercompany liabilities which were not acquired or assumed, respectively, but were included in the reSOURCE PARTNER audited financial statements for the year ended December 31, 1999 and the unaudited financial statements for the period from January 1, 2000 to date of acquisition.

(6) To record amortization of intangibles arising as a result of acquisitions for the period from January 1, 1999 to acquisition date based on amortization periods ranging from one to five years.

(7) To record elimination of income tax provision due to consolidated pre-tax loss.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Sales Technology Limited

   We have audited the accompanying consolidated balance sheet of Sales Technology Limited as of 31 October 1998 and the related consolidated profit and loss account and statement of cash flows for the year ended 31 October 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with United Kingdom auditing standards which do not differ in any significant respect from United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sales Technology Limited at 31 October 1998 and the consolidated results of its operations and its consolidated cash flows for the year ended 31 October 1998, in conformity with accounting principles generally accepted in the United Kingdom.

                                          /s/ Ernst & Young

London, England
November 22, 1999

                            SALES TECHNOLOGY LIMITED

                          CONSOLIDATED BALANCE SHEETS

                                                   Audited as at   Unaudited
                                                    31 October   as at 31 July
                                             Notes     1998          1999
                                             ----- ------------- -------------
                                                     (Pounds)      (Pounds)
FIXED ASSETS
  Tangible assets...........................    8      63,797       122,017
                                                      -------       -------
CURRENT ASSETS
  Debtors...................................    9     348,213       335,501
  Cash at bank and in hand..................           16,997            13
                                                      -------       -------
                                                      365,210       335,514
CREDITORS: amounts falling due within one
 year.......................................   10     269,575       345,395
                                                      -------       -------
NET CURRENT ASSETS/(LIABILITIES)............           95,635        (9,881)
                                                      -------       -------
TOTAL ASSETS LESS CURRENT LIABILITIES.......          159,432       112,136
CREDITORS: amounts falling due after more
 than one year..............................   11      51,247        41,398
                                                      -------       -------
                                                      108,185        70,738
                                                      =======       =======
CAPITAL AND RESERVES
  Called up share capital...................   17         562           562
  Share premium.............................   18     137,702       137,702
  Capital reserve...........................   18      14,626        14,626
  Profit and loss account...................   18     (44,705)      (82,152)
                                                      -------       -------
SHAREHOLDERS' FUNDS.........................   18     108,185        70,738
                                                      =======       =======


    The notes to the financial statements are an integral part of the financial statements

                            SALES TECHNOLOGY LIMITED

                     CONSOLIDATED PROFIT AND LOSS ACCOUNTS

                                                           Unaudited Unaudited
                                                 Audited   9 months  9 months
                                                year ended   ended     ended
                                                31 October  31 July   31 July
                                          Notes    1998      1999      1998
                                          ----- ---------- --------- ---------
                                                 (Pounds)  (Pounds)  (Pounds)
Turnover.................................    2    575,832   736,420   323,789
Cost of sales............................         135,836   314,886    42,993
                                                 --------   -------  --------
Gross profit.............................         439,996   421,534   280,796
Administrative expenses..................         726,962   442,552   475,564
                                                 --------   -------  --------
Operating loss...........................    3   (286,966)  (21,018) (194,768)
Interest receivable......................             557       --        557
Interest payable.........................    6     (5,843)  (16,429)   (1,453)
                                                 --------   -------  --------
Loss on ordinary activities before
 taxation ...............................        (292,252)  (37,447) (195,664)
Taxation.................................    7     22,363       --        --
                                                 --------   -------  --------
Loss for the financial year..............        (269,889)  (37,447) (195,664)
                                                 ========   =======  ========

   There were no recognised gains or losses other than those recorded above.


  The notes to the financial statements are an integral part of the financial statements.

                            SALES TECHNOLOGY LIMITED

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                           (all figures in (Pounds))

                                             Audited      Nine Months Ended
                                           Year Ended         July 31,
                                           October 31, -----------------------
                                   Notes      1999        1999        1998
                                   -----   ----------- ----------- -----------
                                                       (unaudited) (unaudited)
                                                       ----------- -----------
                                            (Pounds)    (Pounds)    (Pounds)
NET CASH OUTFLOW FROM OPERATING
 ACTIVITIES                           3(b)  (169,244)    (73,802)   (122,227)
                                            --------    --------    --------
RETURNS ON INVESTMENTS AND
 SERVICING OF FINANCE
  Bank interest paid..............            (5,341)    (14,647)     (1,453)
  Interest element of finance
   lease rental payments..........              (502)     (1,782)       (376)
  Interest received...............               557         --          557
                                            --------    --------    --------
NET CASH OUTFLOW FROM RETURNS ON
 INVESTMENTS AND SERVICING OF
 FINANCE..........................            (5,286)    (16,429)     (1,272)
                                            --------    --------    --------
TAXATION
  Corporation tax paid............           (23,608)        --      (23,608)
                                            --------    --------    --------
TAX PAID                                     (23,608)        --      (23,608)
                                            --------    --------    --------
CAPITAL EXPENDITURE
  Payments to acquire tangible
   fixed assets...................           (65,110)    (64,867)    (60,524)
  Proceeds from sale of tangible
   fixed assets...................             2,702       3,031         --
                                            --------    --------    --------
NET CASH OUTFLOW FROM CAPITAL
 EXPENDITURE......................           (62,408)    (61,836)    (60,524)
                                            --------    --------    --------
NET CASH OUTFLOW BEFORE
 FINANCING........................          (260,546)   (152,067)   (207,631)
                                            --------    --------    --------
FINANCING
  Issue of share capital..........            97,844         --       97,844
  Net movement in short term
   borrowings.....................            62,576      95,100         --
  Net movement in long term
   borrowings.....................            32,508         --          --
  Repayments of capital element of
   finance lease rentals..........            (4,234)     (1,780)     (3,104)
                                            --------    --------    --------
NET CASH INFLOW FROM FINANCING....           188,694      93,320      94,740
                                            --------    --------    --------
DECREASE IN CASH..................   15      (71,852)    (58,747)   (112,891)
                                            ========    ========    ========

  The notes to the financial statements are an integral part of the financial statements

                            SALES TECHNOLOGY LIMITED

                         NOTES TO FINANCIAL STATEMENTS

                                October 31, 1998

1. ACCOUNTING POLICIES

 Accounting convention

   The accounts are prepared under the historical cost convention, and in accordance with applicable United Kingdom accounting standards.

 Companies Act 1985

   These financial statements do not comprise statutory accounts within the meaning of section 240 of the Companies Act 1985 of Great Britain. Statutory accounts for the year ended 31 October 1998 of Sales Technology Limited and Sales Success Limited, have been delivered to the Registrar of Companies for England and Wales. The auditors' reports on these accounts were unqualified.

   Sales Technology Limited took advantage of exemptions for small groups available under the Companies Act 1985 and did not prepare consolidated statutory accounts for the year ended 31 October 1998.

 Basis of consolidation

   These financial statements consolidate the accounts of Sales Technology Limited and its subsidiary undertaking, Sales Success Limited, drawn up to 31 October 1998.

   The financial statements at 31 July 1999 and for the nine months ended 31 July 1999 and 1998 are unaudited but, in the opinion of the company's management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended 31 July 1999 are not necessarily indicative of the results that may be expected for the year ended 31 October 1999.

 Goodwill

   Negative goodwill arising on the acquisition of the company's wholly owned subsidiary has been taken to a capital reserve.

 Depreciation

   Depreciation is provided on all tangible fixed assets at rates calculated to write off the cost or valuation, less estimated residual value, of each asset evenly over its expected useful life, as follows:

   Leasehold land and buildings............................. over the lease term
   Fixtures and fittings....................................         25% on cost
   Office equipment.........................................    33%--50% on cost
   Motor vehicles...........................................         25% on cost

   The carrying values of tangible fixed assets are reviewed for impairment in periods if events or changes in circumstances indicate the carrying value may not be recoverable.

 Leasing and hire purchase agreements

   Assets held under finance leases and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives.

                            SALES TECHNOLOGY LIMITED

   The interest element of the rental obligations is charged to the profit and loss account over the period of the lease and represents a constant proportion of the balance of capital repayments outstanding.

   Rentals paid under operating leases are charged to income on a straight line basis over the lease term.

 Pensions

   It is the policy of the company to contribute to defined contribution pension schemes for certain employees by payment to insurance companies. The assets of the scheme are held separately from those of the company. The premiums payable are charged to the profit and loss account. Any difference between amounts charged to the profit and loss account and contributions paid is shown as a separately identified liability or asset in the balance sheet.

 Deferred taxation

   Deferred taxation is provided on the liability method on all timing differences which are expected to reverse in the future without being replaced, calculated at the rate at which it is estimated that taxation will be payable.

   Advance corporation tax which is expected to be recoverable in the future is deducted from the deferred taxation balance.

   Deferred tax assets are only recognised if recovery without replacement by equivalent debit balances is reasonably certain.

2. TURNOVER

   Turnover, which is stated net of value added tax, represents amounts invoiced to third parties in respect of the group's continuing activity, the design and implementation of computerised sales management systems and computer consultancy services.

   All turnover arises from within the United Kingdom.

3. OPERATING LOSS

   (a) This is stated after charging/(crediting):

                                                                    Year ended
                                                                      31 Oct
                                                                       1998
                                                                    ----------
                                                                     (Pounds)
   Auditors' remuneration..........................................    4,500
   Depreciation of owned fixed assets..............................   22,275
   Depreciation of assets held under finance leases and hire
    purchase contracts.............................................    3,011
   Operating lease rentals--land and buildings.....................   34,868
   Profit on sale of tangible fixed assets.........................     (423)
                                                                      ======

                            SALES TECHNOLOGY LIMITED

   (b) Reconciliation of operating loss to net cash outflow from operating activities:

                                                                      Year ended
                                                                        31 Oct
                                                                         1998
                                                                      ----------
                                                                       (Pounds)
   Operating loss....................................................  (286,966)
   Depreciation......................................................    25,286
   Decrease in operating debtors and prepayments.....................    59,800
   Increase in operating creditors and accruals......................    32,636
                                                                       --------
                                                                       (169,244)
                                                                       ========

4. DIRECTORS' REMUNERATION

                                                                      Year ended
                                                                        31 Oct
                                                                         1998
                                                                      ----------
                                                                       (Pounds)
   Emoluments........................................................  135,655
   Compensation to directors for loss of office......................    9,375
                                                                       -------
                                                                       145,030
                                                                       =======
                                                                         No.
                                                                      ----------
   Members of defined contribution pension schemes...................        1
                                                                       =======

5. STAFF COSTS

                                                                      Year ended
                                                                        31 Oct
                                                                         1998
                                                                      ----------
                                                                       (Pounds)
   Wages and salaries................................................  222,946
   Social security costs.............................................   41,199
   Other pension costs...............................................    2,400
                                                                       -------
                                                                       266,545
                                                                       =======

   The average weekly number of employees during the year was

                                                                      Year ended
                                                                        31 Oct
                                                                         1998
                                                                      ----------
                                                                       (Pounds)
   Operational.......................................................      9
   Administration....................................................      4
                                                                         ---
                                                                          13
                                                                         ===

                            SALES TECHNOLOGY LIMITED

6. INTEREST PAYABLE

                                                                      Year ended
                                                                        31 Oct
                                                                         1998
                                                                      ----------
                                                                       (Pounds)
   Interest on loans partially repayable within five years...........   5,341
   Interest on finance leases........................................     502
                                                                        -----
                                                                        5,843
                                                                        =====

7. TAXATION

                                                                      Year ended
                                                                        31 Oct
                                                                         1998
                                                                      ----------
                                                                       (Pounds)
   Based on the loss for the year:
     Corporation tax.................................................   22,363
                                                                        ======

8. TANGIBLE FIXED ASSETS

                               Short     Fixtures
                             Leasehold     and     Motor     Office
                            improvements fittings vehicles  equipment  Total
                            ------------ -------- --------  --------- --------
                              (Pounds)   (Pounds) (Pounds)  (Pounds)  (Pounds)
   Cost:
     At 1 November 1997....      --        4,046   26,559    49,335    79,940
     Additions.............    4,586      24,376      --     36,148    65,110
     Disposals.............      --          --   (14,515)      --    (14,515)
                               -----      ------  -------    ------   -------
     At 31 October 1998....    4,586      28,422   12,044    85,483   130,535
                               -----      ------  -------    ------   -------
   Depreciation:
     At 1 November 1997....      --        2,739   10,442    40,084    53,265
     Provided during the
      year.................      358       2,750    6,640    15,538    25,286
     Disposals.............      --          --   (11,813)      --    (11,813)
                               -----      ------  -------    ------   -------
     At 31 October 1998....      358       5,489    5,269    55,622    66,738
                               -----      ------  -------    ------   -------
   Net book value:
     At 31 October 1998....    4,228      22,933    6,775    29,861    63,797
                               =====      ======  =======    ======   =======
     At 1 November 1997....      --        1,307   16,117     9,251    26,675
                               =====      ======  =======    ======   =======

   The net book value of office equipment above includes an amount of (Pounds)6,775 in respect of assets held under finance leases and hire purchase contracts.

                            SALES TECHNOLOGY LIMITED

9. DEBTORS

                                                                         As at
                                                                         31 Oct
                                                                          1998
                                                                        --------
                                                                        (Pounds)
   Trade debtors....................................................... 265,378
   Other debtors.......................................................  42,534
   Corporation tax.....................................................  22,363
   Prepayments.........................................................  17,938
                                                                        -------
                                                                        348,213
                                                                        =======

   Other debtors includes (Pounds)30,000 in respect of a rent deposit which is repayable upon expiry of the lease under which it was paid. This is due to expire in 2008.

10. CREDITORS: amounts falling due within one year

                                                                        As at
                                                                        31 Oct
                                                                         1998
                                                                       --------
                                                                       (Pounds)
   Bank loans (note 12)..............................................   62,576
   Obligations under finance leases and hire purchase contracts (note
    13)..............................................................    1,100
   Trade creditors...................................................   53,757
   Other taxes and social security costs.............................   40,689
   Accruals and deferred income......................................  111,453
                                                                       -------
                                                                       269,575
                                                                       =======

   The bank loan is secured by a fixed and floating charge over all the assets of Sales Success Limited. In addition the bank loan is secured by an unlimited cross company guarantee between Sales Success Limited and Sales Technology Limited.

11. CREDITORS: amounts falling due after more than one year

                                                                         As at
                                                                         31 Oct
                                                                          1998
                                                                        --------
                                                                        (Pounds)
   Bank loan (note 12).................................................  32,508
   Convertible loan stock..............................................   7,950
   Accruals and deferred income........................................  10,789
                                                                         ------
                                                                         51,247
                                                                         ======

   The convertible loan stock can be converted into 53 ordinary shares of (Pounds)1 each at any time. Once issued, the shares will rank pari passu with the existing ordinary shares in issue. The convertible loan stock does not attract interest and cannot be repaid. The convertible loan stock is owned by David Yuile, a director of the company.

                            SALES TECHNOLOGY LIMITED

12. LOANS

                                                                        As at
                                                                        31 Oct
                                                                         1998
                                                                       --------
                                                                       (Pounds)
   Wholly repayable within five years:
   Bank loan.........................................................   95,084
   Less: included in creditors: amounts falling due within one year..  (62,576)
                                                                       -------
                                                                        32,508
                                                                       =======
   Amounts repayable:
   in one year or less or on demand..................................   62,576
   between one and two years.........................................   12,576
   between two and five years........................................   19,932
                                                                       -------
                                                                        95,084
                                                                       =======

13. OBLIGATIONS UNDER FINANCE LEASES AND HIRE PURCHASE CONTRACTS

                                                                        As at
                                                                          31
                                                                       October
                                                                         1998
                                                                       --------
                                                                       (Pounds)
   Amounts payable:
   within one year...................................................    1,160
   Less: Finance charges allocated to future periods.................       60
                                                                       -------
                                                                         1,100
                                                                       =======

14. DEFERRED TAXATION

   Deferred tax amounts which have not been recognised are as follows:

                                                                        As at
                                                                          31
                                                                       October
                                                                         1998
                                                                       --------
                                                                       (Pounds)
   Capital allowances in arrears of depreciation.....................      627
   Tax losses........................................................   33,895
                                                                       -------
                                                                        34,522
                                                                       =======

                            SALES TECHNOLOGY LIMITED

15. RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET (DEBT)/FUNDS

                                                                        As at
                                                                          31
                                                                       October
                                                                         1998
                                                                       --------
                                                                       (Pounds)
   DECREASE IN CASH...................................................  (71,852)
   Cash outflow from decrease in lease financing......................    4,234
   Loan repayments....................................................    4,916
   New loans.......................................................... (100,000)
                                                                       --------
   Change in net debt resulting from cash flows....................... (162,702)
                                                                       --------
   MOVEMENT IN NET DEBT IN THE YEAR................................... (162,702)
   NET FUNDS AT 1 NOVEMBER............................................   83,515
                                                                       --------
   NET DEBT AT 31 OCTOBER (NOTE 16)...................................  (79,187)
                                                                       ========

16. ANALYSIS OF NET FUNDS/(DEBT)

                                                     At                   At
                                                 1 November   Cash    31 October
                                                    1997      flow       1998
                                                 ---------- --------  ----------
                                                  (Pounds)  (Pounds)   (Pounds)
   Cash at bank and in hand.....................   88,849   (71,852)    16,997
   Bank loans due within one year...............      --    (62,576)   (62,576)
   Bank loans due after one year................      --    (32,508)   (32,508)
   Finance leases...............................   (5,334)    4,234     (1,100)
                                                   ------   -------    -------
                                                   83,515   162,702    (79,187)
                                                   ======   =======    =======

17. SHARE CAPITAL

                                                                Allotted, called
                                                     Authorised        up
                                                        1998     and fully paid
                                                        No.           1998
                                                     ---------- ----------------
                                                                    (Pounds)
   Ordinary shares of (Pounds)1 each................   70,000         562
                                                       ======         ===

   During the year the company issued 61 ordinary shares of (Pounds)1 each, at a premium of (Pounds)1,603 per share, for cash consideration of (Pounds)97,843. The shares were issued to fund the working capital of the business.

18. RECONCILIATION OF SHAREHOLDERS' FUNDS

                                                             Profit
                                                              and
                                  Short    Share   Capital    loss
                                 capital  premium  reserve  account    Total
                                 -------- -------- -------- --------  --------
                                 (Pounds) (Pounds) (Pounds) (Pounds)  (Pounds)
At 1 November 1997..............   501     39,919   14,626   225,184   280,230
Share issue.....................    61     97,783      --        --     97,844
Retained loss for the year......   --         --       --   (269,889) (269,889)
                                   ---    -------   ------  --------  --------
At 31 October 1998..............   562    137,702   14,626   (44,705)  108,185
                                   ===    =======   ======  ========  ========

   The capital reserve relates to negative goodwill arising on the acquisition of the company's wholly owned subsidiary, Sales Success Limited.

                            SALES TECHNOLOGY LIMITED

19. OTHER FINANCIAL COMMITMENTS

   Annual commitments under non-cancellable operating leases are as follows:

                                                                    Land and
                                                                 buildings as at
                                                                 31 October 1998
                                                                 ---------------
                                                                    (Pounds)
   Operating leases which expire:
   over five years..............................................     55,275

20. TRANSACTIONS WITH DIRECTORS

   During the year, a car was sold to S McQuillan, one of the directors, for (Pounds)3,125. This is considered to be the market value of the vehicle.

   B Raynes, a director, has options to subscribe for 100 ordinary shares of (Pounds)1 each in the company. In addition there is an agreement for B Raynes to be awarded shares based on the performance of the group over the first five years. One ordinary share would be issued for every thousand pounds of profit for the year up to a maximum of 250 ordinary shares. At 31 October 1998 B Raynes had been awarded a total of 250 profit related options.

21. OTHER RELATED PARTY TRANSACTIONS

   During the year, Sales Success Limited paid J Raynes, the wife of B Raynes, a director, (Pounds)6,350 for accountancy services. This is considered to be the open market value of the services.

   Adding Information Limited is a company controlled by J Raynes. During the year, Adding Information Limited charged Sales Success Limited (Pounds)5,375 for accountancy work. At the year end an amount of (Pounds)3,375 was owed to Adding Information Limited by Sales Success Limited, and is included within trade creditors. These amounts are considered the market value of the services provided.

   Included within trade debtors is an amount of (Pounds)1,346 due from Dowell & Associates who are one of the shareholders of Sales Technology Limited.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Soft Link, Inc.

   We have audited the accompanying balance sheets of Soft Link, Inc. (an S corporation) as of December 31, 1999 and 1998, and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits of these statements in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Soft Link, Inc. as of December 31, 1999 and 1998, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                             /s/  Smith Schafer & Associates,
                                                           Ltd.

Maplewood, Minnesota
February 7, 2000

                                SOFT LINK, INC.

                                 BALANCE SHEETS
                           December 31, 1998 and 1999

                                                              December 31,
                                                          ---------------------
                                                             1998       1999
                                                          ---------- ----------
                         Assets
Current assets:
  Cash and cash equivalents.............................. $  189,318 $  794,651
  Accounts receivable, net...............................  6,157,535  6,508,922
  Prepaid expenses.......................................    158,027    372,391
                                                          ---------- ----------
    Total current assets.................................  7,038,125  7,675,964
                                                          ---------- ----------
  Property and equipment, net............................    533,245    362,737
                                                          ---------- ----------
    Total assets......................................... $7,038,125 $8,038,701
                                                          ========== ==========
          Liabilities and stockholders' equity
Current liabilities:
  Accounts payable....................................... $  174,021 $   96,943
  Accrued wages..........................................  1,470,282  1,455,233
  Accrued liabilities....................................     59,477     74,588
                                                          ---------- ----------
    Total current liabilities............................  1,703,780  1,626,764
                                                          ---------- ----------
         Commitments and Contingencies (Note 8)
Stockholders' equity:
  Common stock, no par value; 100,000 shares authorized;
   1,000 shares issued and outstanding...................      1,000      1,000
  Retained earnings......................................  5,333,345  6,410,937
                                                          ---------- ----------
    Total stockholders' equity...........................  5,334,345  6,411,937
                                                          ---------- ----------
    Total liabilities and stockholders' equity........... $7,038,125 $8,038,701
                                                          ========== ==========


          See accompanying notes to consolidated financial statements.

                                SOFT LINK, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                (For the Years ended December 31, 1999 and 1998)

                                                            December 31,
                                                       ------------------------
                                                          1998         1999
                                                       -----------  -----------
Services Revenue...................................... $24,218,730  $32,446,788
Cost of Services Revenue..............................  16,913,234   22,426,987
                                                       -----------  -----------
    Gross Profit......................................   7,305,496   10,019,801
                                                       -----------  -----------
Operating Expenses
  Sales and Marketing.................................   1,881,432    2,215,990
  General and Administrative..........................   1,563,050    2,107,444
                                                       -----------  -----------
    Total Operating Expenses..........................   3,444,482    4,323,434
                                                       -----------  -----------
Income from Operations................................   3,861,014    5,696,367
                                                       -----------  -----------
Other Income (Expense)
  Other income........................................         --       138,484
  Interest income.....................................      11,689       22,183
  Interest expense....................................        (807)         --
  Loss on disposal of fixed assets....................         --       (16,276)
                                                       -----------  -----------
    Total Other Income................................      10,882      144,391
                                                       -----------  -----------
Income Before Income Taxes............................   3,871,896    5,840,758
Income Tax Provision..................................      32,000      120,000
                                                       -----------  -----------
Net Income............................................   3,839,896    5,720,758
Retained Earnings, Beginning of Year..................   3,255,023    5,333,345
  Stockholder Distributions...........................  (1,761,574)  (4,643,166)
                                                       -----------  -----------
Retained Earnings, End of Year........................ $ 5,333,345  $ 6,410,937
                                                       ===========  ===========


          See accompanying notes to consolidated financial statements.

                                SOFT LINK, INC.

                            STATEMENT OF CASH FLOWS

                                                      Year ended December 31,
                                                      ------------------------
                                                         1998         1999
                                                      -----------  -----------
Cash Flows From Operating Activities
 Net income.......................................... $ 3,839,896  $ 5,720,758
 Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization expense..............     144,567      294,491
  Loss on disposal of fixed assets...................         --        16,276
  Changes in assets and liabilities:
    Accounts receivable..............................  (2,709,189)    (351,387)
    Employee advances................................      53,590          --
    Prepaid expenses.................................     (61,819)    (214,364)
    Accounts payable.................................      76,462      (77,078)
    Accrued wages and accrued liabilities............     563,862           62
                                                      -----------  -----------
      Net Cash Provided By Operating Activities......   1,907,369    5,388,758
                                                      -----------  -----------
Cash Flows From Investing Activities
  Purchase of property and equipment.................    (261,736)    (140,259)
                                                      -----------  -----------
      Net Cash Used In Investing Activities..........    (261,736)    (140,259)
Cash Flows From Financing Activities
  Stockholder distributions..........................  (1,761,574)  (4,643,166)
                                                      -----------  -----------
      Net Cash Used In Financing Activities..........  (1,761,574)  (4,643,166)
Net Increase (Decrease) In Cash And Cash
 Equivalents.........................................    (115,941)     605,333
Cash and Cash Equivalents, Beginning Of Year.........     305,259      189,318
                                                      -----------  -----------
Cash and Cash Equivalents, End Of Year............... $   189,318  $   794,651
                                                      ===========  ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash Paid During The Year For:
    Interest......................................... $       807  $       --
    Income taxes..................................... $    38,977  $    97,983

                                SOFT LINK, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

   Soft Link, Inc. ("the Company") was incorporated in the state of Minnesota in 1992. The Company provides information technology services, including software implementation consulting for major providers of human resource and financial management software. The Company is an implementation partner with many software companies and is a service provider to Fortune 1000 and other large and mid-sized companies.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue Recognition

   The Company enters into arrangements to provide services, usually billed on a time and materials basis. Services consist of system requirements definition, system design and analysis, customization and installation services, system enhancements and training. Services revenue is recognized as the services are performed, primarily on a time and materials basis.

   Revenue on fixed price contracts is recognized using the percentage-of-completion method and is comprised of the portion of expected total contract earnings represented by actual costs incurred to date as a percentage of the contract's total estimated costs at completion. Provisions for anticipated contract losses are recognized at the time that they become evident. There were no fixed price contracts in process as of December 31, 1999 and 1998.

   Deferred revenue consists of the unearned portion of billings on fixed price contracts as well as deposits paid by customers prior to the performance of services. There was no deferred revenue balance as of December 31, 1999 and 1998.

   Unbilled receivables result from revenue that has been earned but not yet billed. The unbilled receivables can be invoiced at contractually defined intervals as well as upon completion of the contract.

 Cost of Services Revenue

   Cost of services revenue is comprised primarily of salaries and benefits.

 Cash and Cash Equivalents

   The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. As of December 31, 1999 and 1998, the Company maintained a cash balance with a financial institution that exceeded the $100,000 federally insured limit. Additionally, the Company's cash balances exceeded the federally insured limit at various times throughout 1999 and 1998.

 Property and Equipment

   Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years for computer equipment and software, five or

                                SOFT LINK, INC.

seven years for furniture and fixtures, and the shorter of the useful life or term of the lease for leasehold improvements. Upon retirement or disposition of property and equipment, the related gain or loss is reflected in the statement of operations.

 Concentrations of Credit Risk

   Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. The Company limits the amount of investment exposure in any one financial investment and does not have any foreign currency investments nor does it accept payment from customers in foreign currency. The Company sells services to various companies without requiring collateral. However, the Company routinely assesses the financial strength of its customers and maintains allowances for anticipated losses.

   There were two customers that represented 19% and 11%, respectively, of total accounts receivable as of December 31, 1999 and no customers that represented 10% or more of accounts receivable as of December 31, 1998.

   One customer represented approximately 20% of revenue for the year ended December 31, 1999. The same customer represented approximately 10% of revenue for the year ended December 31, 1998.

   For the years ended December 31, 1999 and 1998, over 90% of the Company's revenues were derived from projects in which its consultants implemented or provided training on software developed by a major provider of Enterprise Resource Planning (ERP) software products.

 Income Taxes

   The Company, with the consent of its stockholders, has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. In lieu of corporate income taxes, the stockholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

   The majority of the states in which the Company does business recognize the federal S election and the stockholders are liable for the state income taxes in those states. However, certain states do not recognize the Company's status as an S corporation and these states impose corporate level income taxes. Certain states also impose minimum fees or other corporate level excise taxes that have been included in the provision for income taxes. The amount of corporate state income taxes included in the income tax provision for the year ended December 31, 1999 and 1998 was $60,000 and $32,000, respectively.

   In 1999, the Company became subject to Canadian nonresident withholding taxes. The amount of Canadian income taxes included in the income tax provision for the year ended December 31, 1999 is $60,000.

 Comprehensive Income

   The Company does not have any components of comprehensive income other than net income.

 Recent Accounting Pronouncements

   In March 1998 the American Institute of Certified Professional Accountants issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The statement is effective for the year ended December 31, 1999 and provides guidance for the costs of

                                SOFT LINK, INC.

computer software developed or obtained for internal use. The Company's adoption of this statement did not have a material impact on its financial position or results of operations.

   In 1998, the Company adopted SOP 97-2 "Software Revenue Recognition" and SOP 98-9 "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions," which did not significantly affect existing revenue recognition policies.

 Reclassifications

   Certain reclassifications have been made in the 1998 financial statements to conform to classifications used in the 1999 financial statements.

3. CHANGE IN ACCOUNTING ESTIMATE

   During 1999, the Company changed the period of depreciation and amortization over certain asset classes within property and equipment to more accurately represent the useful lives of the assets.

   Computer hardware and equipment, previously depreciated over a five year period, have been assigned a useful life of three years. Leasehold improvements, previously depreciated over a period ranging from ten to forty years, have been assigned a useful life of five years. This corresponds with the term of the related operating leases.

   The change in these estimated useful lives resulted in additional depreciation and amortization expense of $78,265 for the year ended December 31, 1999. The effect of this change did not impact the reported results of operations for the year ended December 31, 1998.

4. ACCOUNTS RECEIVABLE

   Accounts receivable as of December 31, 1999 and 1998 consisted of the following:

                                                            1999        1998
                                                         ----------  ----------
   Billed receivables................................... $4,019,663  $3,727,043
   Unbilled receivables.................................  2,515,335   2,447,333
                                                         ----------  ----------
                                                          6,534,998   6,174,376
   Less allowance for doubtful accounts.................    (26,076)    (16,841)
                                                         ----------  ----------
   Accounts receivable, net............................. $6,508,922  $6,157,535
                                                         ==========  ==========

5. PREPAID EXPENSES

   Prepaid expenses as of December 31, 1999 and 1998 consisted of the following:

                                                                1999     1998
                                                              -------- --------
   Prepaid insurance......................................... $ 43,317 $ 27,513
   Prepaid health insurance..................................   74,350   39,600
   Prepaid rent..............................................   10,593   10,871
   Other prepaid expenses....................................  244,131   80,043
                                                              -------- --------
     Total prepaid expenses.................................. $372,391 $158,027
                                                              ======== ========

                                SOFT LINK, INC.

   Other prepaid expenses consists primarily of prepurchased airline tickets, annual software license and maintenance renewals, prepurchased training and annual membership dues and advertising expenses.

6. PROPERTY AND EQUIPMENT

   Property and equipment as of December 31, 1999 and 1998 consisted of the following:

                                                             1999       1998
                                                           ---------  ---------
   Computer equipment and software........................ $ 547,496  $ 499,225
   Office equipment, furniture and fixtures...............   276,086    235,377
   Leasehold improvements.................................    42,677     26,408
                                                           ---------  ---------
                                                             866,259    761,010
   Less accumulated depreciation..........................  (503,522)  (227,765)
                                                           ---------  ---------
   Property and equipment, net............................ $ 362,737  $ 533,245
                                                           =========  =========

   Depreciation expense was $294,491 and $144,567 for the years ended December 31, 1999 and 1998, respectively.

7. ACCRUED WAGES

   Accrued wages as of December 31, 1999 and 1998 consisted of the following:

                                                             1999       1998
                                                          ---------- ----------
   Accrued wages and payroll taxes....................... $  689,993 $  511,136
   Accrued bonuses.......................................    525,579    714,851
   Accrued leave.........................................    239,661    244,295
                                                          ---------- ----------
   Accrued wages......................................... $1,455,233 $1,470,282
                                                          ========== ==========

   The Company offers two alternative pay plans for its consulting employees. It is generally the consulting employee's option to determine which pay plan to utilize. Employees under an hourly pay plan receive a higher base rate of pay but are ineligible for an annual bonus, travel bonus, or leave pay. Salaried employees are eligible to receive travel bonus and leave pay. Certain salaried employees that were employed before May 1998 are also eligible for an annual bonus as long as they remain on the salaried pay plan. The annual bonus is determined utilizing a specific performance--based formula that is paid in the following year. In addition, all salaried employees accrue leave pay at the rate of one hour for every eight hours worked. The Company accrues leave pay at the average hourly rate of the employee. A majority of the Company's consultants opt to utilize the hourly pay plan.

8. COMMITMENTS AND CONTINGENCIES

  .  Lease Obligations

    The Company leases certain office facilities, automobiles and equipment under noncancelable operating lease arrangements with expiration dates extending through May 2004. The total lease expense for the years ended December 31, 1999 and 1998 was $144,042 and $108,671, respectively.

  . The Company entered into an operating lease for the new corporate headquarters on November 1, 1997. The lease term began February 1, 1998 and ends January 31, 2003. Required monthly rental

                                SOFT LINK, INC.

    payments include base rent of $5,209 and an estimated monthly operating expense of $2,083. Also, the Company entered into an operating lease agreement for additional space at the same location on July 6, 1998. The lease term began upon occupancy in May 1999 and ends April 30, 2004. Required monthly rental payments for the additional space include base rent of $3,125 and an estimated monthly operating expense of $1,250. Both lease agreements contain a renewal option for an additional five-year period. The Company is responsible for the cost of real estate taxes, insurance, utilities and other operating costs of both facilities.

   Future minimum lease payments under noncancelable operating leases as of December 31, 1999 are:

   2000................................................................ $168,083
   2001................................................................  157,606
   2002................................................................  147,931
   2003................................................................   59,792
   2004................................................................   17,500
                                                                        --------
     Total............................................................. $550,912
                                                                        ========

   The future minimum lease payments shown above include the estimated monthly operating expenses as outlined in the leases for the Company's headquarters.

  .  Purchase Obligations

   In September 1999, the Company entered into an agreement to have vendor-provided training available for the Company's consultants. Under the terms of the agreement, the Company is required to make annual payments of $23,552 until the expiration of the agreement on September 28, 2002. The Company may, at its option, cancel the agreement in whole prior to September 28, 2001 for a cancellation fee of $2,355. An additional commitment to make annual payments of $7,500 in 2000 and 2001 for web hosting services is cancelable at the option of the Company after the first 12-month period.

9. LINE OF CREDIT

   In December 1999, the Company obtained a $1,000,000 line of credit, maturing on December 24, 2000. The line of credit bears interest at the financial institution's prime rate (8.50% as of December 31, 1999). The line is collateralized by a lien on all corporate assets. As of December 31, 1999, there were no outstanding borrowings under this line of credit. Interest expense was not incurred under this line of credit for the year ended December 31, 1999.

10. RETIREMENT PLAN

   Effective May 1, 1995, the Company implemented a qualified profit sharing plan ("the Plan"), that includes a 401(k) elective deferral feature. During 1999, the Company amended and restated its plan for a change in trustee and asset custodian. All other provisions of the plan remained unchanged. Profit sharing and salary deferral matched contributions to the Plan by the Company are discretionary. No employer contributions were made to the Plan for the years ended December 31, 1999 or 1998. The Plan covers substantially all of the Company's employees.

                                SOFT LINK, INC.

11. SUBSEQUENT EVENTS

 Sale of Company

   In January 2000, the Company and the Company's shareholders signed a nonbonding letter of intent to sell all of the Company's outstanding common stock to a wholly-owned subsidiary of Interliant, Inc.

 Stockholder Distributions

   Distributions in the aggregate amount of $1,800,000 were made to the principal stockholders in January 2000.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
reSOURCE PARTNER, Inc.

   We have audited the accompanying consolidated balance sheet of reSOURCE PARTNER, Inc. (a subsidiary of Borden, Inc.) and its subsidiary as of December 31, 1999, and the related consolidated statements of operations, shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of reSOURCE PARTNER, Inc. and its subsidiary at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

Columbus, Ohio
February 11, 2000
                     reSOURCE PARTNER, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                            As of December 31, 1999
                (Dollars in thousands except per share amounts)

                           ASSETS
Current Assets
  Cash and equivalents.......................................         $    457
  Trade accounts receivable.................................. $2,024
  Affiliated accounts receivable.............................  1,100
  Allowance for doubtful accounts............................   (633)
                                                              ------
    Total accounts receivable, net...........................            2,491
  Prepaid maintenance contracts..............................              466
  Prepaid insurance and other current assets.................              697
                                                                      --------
                                                                         4,111
  Payroll and benefit funds held for customers...............            4,156
                                                                      --------
    Total current assets.....................................            8,267
Equipment and Leasehold Improvements
  Machinery and equipment....................................           12,758
  Leasehold improvements.....................................            1,227
                                                                      --------
                                                                        13,985
  Less accumulated depreciation..............................           (7,631)
                                                                      --------
                                                                         6,354
                                                                      --------
Other Assets.................................................               64
                                                                      --------
TOTAL ASSETS.................................................         $ 14,685
                                                                      ========
            LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
  Accounts and drafts payable................................         $  2,575
  Affiliated payables........................................              377
  Affiliated borrowings......................................           16,350
  Other current liabilities..................................            1,439
                                                                      --------
                                                                        20,741
Payroll and benefit funds held for customers.................            4,156
                                                                      --------
    Total current liabilities................................           24,897
Other Liabilities
  Postretirement benefit and other obligations...............              915
  Pension benefit obligations................................              653
                                                                      --------
                                                                         1,568
                                                                      --------
Commitments and Contingencies (Note 7)
Shareholders' Deficit
  Common stock -- $0.01 par value; 4,700,000 shares
   authorized, 3,759,000 issued and 3,735,000 outstanding....               38
  Paid in capital............................................           18,759
  Accumulated deficit........................................          (30,508)
  Common stock in treasury at cost -- 24,000 shares..........              (69)
                                                                      --------
Total shareholders' deficit..................................          (11,780)
                                                                      --------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT..................         $ 14,685
                                                                      ========

          See accompanying notes to consolidated financial statements.

                     reSOURCE PARTNER, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1999
                (Dollars in thousands, except per share amounts)

Net revenues
  Affiliated........................................................ $  15,931
  Trade.............................................................     9,182
                                                                     ---------
  Total net revenues................................................    25,113
Cost of services....................................................    27,097
                                                                     ---------
Gross margin (deficit)..............................................    (1,984)
Sales and marketing expense.........................................     3,005
General and administrative expense..................................     5,807
                                                                     ---------
Operating loss......................................................   (10,796)
Interest expense--affiliated........................................      (669)
Interest income.....................................................       167
                                                                     ---------
Loss before discontinued operations.................................   (11,298)
Discontinued operations:
  Loss from operations..............................................       (81)
  Gain on disposal..................................................       453
                                                                     ---------
Net loss............................................................ $ (10,926)
                                                                     =========
Per Share Data
Loss before discontinued operations................................. $   (3.02)
Discontinued operations:
  Loss from operations..............................................     (0.02)
  Gain on disposal..................................................      0.12
                                                                     ---------
Basic and diluted loss per common share............................. $   (2.92)
                                                                     =========
Average number of common shares outstanding during the year......... 3,739,000


          See accompanying notes to consolidated financial statements.

                     reSOURCE PARTNER, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                      For the Year Ended December 31, 1999
                             (Dollars in thousands)

Cash Flows From (Used In) Operating Activities
 Net loss............................................................ $(10,926)
 Adjustments to reconcile net loss to net cash used in operating activities:
  Loss from discontinued operations..................................       81
  Gain on disposal of discontinued operations........................     (453)
  Depreciation and amortization......................................    2,372
  Net change in assets and liabilities:
    Accounts receivable, net.........................................    1,923
    Prepaid maintenance contracts....................................       93
    Prepaid and other current assets.................................     (566)
    Other assets.....................................................       29
    Accounts and drafts payable......................................     (713)
    Affiliated payables..............................................       59
    Other current liabilities........................................     (294)
    Postretirement and other liabilities.............................      399
    Pension benefit obligations......................................      (70)
                                                                      --------
                                                                        (8,066)
  Net cash used by discontinued operations...........................       (3)
                                                                      --------
Cash Flows From (Used In) Investing Activities                          (8,069)
                                                                      --------
  Capital expenditures...............................................   (1,374)
  Proceeds from sale of discontinued operations......................    1,518
                                                                      --------
                                                                           144
                                                                      --------
Cash Flows From (Used) In Financing Activities
  Affiliated borrowings--net.........................................    8,150
                                                                      --------
  Increase in cash and equivalents...................................      225
  Cash and equivalents at beginning of year..........................      232
                                                                      --------
  Cash and equivalents at end of year................................ $    457
                                                                      ========
Supplemental Disclosure of Cash Flow Information
  Cash paid--affiliated interest..................................... $    656
                                                                      ========

          See accompanying notes to consolidated financial statements.

                     reSOURCE PARTNER, Inc. and subsidiary

                Consolidated Statement of Shareholders' Deficit

                      For the Year Ended December 31, 1999
                             (Dollars in thousands)

                                  Common Paid in Accumulated Treasury
                                  Stock  Capital   Deficit    Stock    Total
                                  ------ ------- ----------- -------- --------
Balance, December 31, 1998.......  $38   $18,759  $(19,582)    $(69)  $   (854)
  Net loss.......................                  (10,926)            (10,926)
                                   ---   -------  --------     ----   --------
Balance, December 31, 1999.......  $38   $18,759  $(30,508)    $(69)  $(11,780)
                                   ===   =======  ========     ====   ========



          See accompanying notes to consolidated financial statements.

                     reSOURCE PARTNER, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BACKGROUND AND NATURE OF OPERATIONS

   reSOURCE PARTNER, Inc. ("the Company") is a subsidiary of Borden, Inc. ("Borden"). Borden beneficially owns 95% of the Company with key management owning the remaining interest. The Company was formed to provide a broad range of shared services primarily for affiliated businesses of Borden. The Company owns an insurance brokerage company whose accounts are included in these statements.

   The Company owns a PeopleSoft Human Resource Management System (HRMS) license and operates a PeopleSoft training center. The Company is a member in the PeopleSoft Certified Outsourcing Partner Program and PeopleSoft Select Alliance Partner Program.

   The Company focuses its services in three related businesses linked together by its applications and IT platform:

  . Consulting, which includes design and integration of human resources and financial systems, IT systems and payroll and benefit programs.

  . Hosting, which includes application management of PeopleSoft HRMS and financial systems and IT infrastructure--outsourcing management.

  . Processing, which includes business process outsourcing for payroll, tax and benefits and pension administration.

   The Company's client base includes commercial clients and Borden related entities ("affiliates") in the chemical and food manufacturing, health care, hospitality, and information technology industries.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

   The Company operates as an independent division of Borden. The consolidated financial statements include the accounts of the Company and its insurance brokerage subsidiary, after elimination of intercompany accounts and transactions.

   The Company has incurred a $11,298 loss before discontinued operations and used $8,069 of cash in operations during 1999. The ability of the Company to continue to operate as a going concern is based on its ability to continue to fund operations. Borden has agreed to fund the operations of the Company for a reasonable period of time as long as it remains a subsidiary of Borden. As discussed in Note 13, the Company has entered into a letter of intent to sell substantially all of its assets and certain liabilities.

 Cash and Equivalents

   Cash and equivalents include cash on deposit and all highly liquid investments purchased with an original maturity of three months or less.

 Trade and Affiliated Accounts Receivable

   Accounts receivable include amounts owed to the Company, by its customers, for services rendered and contain balances owed by both trade and affiliated customers. Affiliated receivables are for ongoing services provided by the Company. Unbilled trade and affiliated revenues (included in accounts receivable) of $559 and $169, respectively, at December 31, 1999 represent revenues earned which have not yet been billed due to the timing of invoice generation. The Company provides a reserve for uncollectible accounts. Management believes such reserve is adequate at December 31, 1999.

                     reSOURCE PARTNER, INC. AND SUBSIDIARY

 Prepaid Assets

   Prepaid maintenance contracts and prepaid insurance are deferred and expensed over the life of the agreements, which typically are for a one-year term.

 Payroll and Benefit Funds Held for Customers

   As part of its payroll and payroll tax filing services, the Company collects funds for federal, state and local employment taxes from its customers. The Company also collects funds for medical claims and processes payments for its customers. The Company receives deposits from customers for payroll tax deposits and payment of benefit claims in advance of disbursing the funds. Offsetting liabilities are recorded for funds held. All customer funds are held in accounts separate from the Company's general operating funds.

 Equipment and Leasehold Improvements

   Equipment and leasehold improvements are stated at cost. Depreciation is recorded on a straight-line basis over useful lives primarily ranging from 3 to 15 years. Major renewals and betterments are capitalized. Maintenance, repairs and minor renewals are expensed as incurred. Depreciation expense for 1999 was $2,372.

 Financial Instruments

   The carrying amount for cash and equivalents, receivables, accounts, drafts and affiliated payables, affiliated short-term borrowings and other liabilities approximates fair value due to the short maturities of these instruments.

 Revenue Recognition

   Affiliated and trade revenues are recognized when services are provided. Amounts billed in advance are recorded as deferred revenue (included in other current liabilities) and are recognized when services are provided, generally the month subsequent to billing.

 Cost of Services

   Cost of goods sold includes the direct costs of providing services to customers. Types of expenses included are salaries and benefits, rent, depreciation, travel costs, outside fees and system costs associated with the implementation and ongoing support of a customer. All costs relative to a customer's implementation are expensed when incurred.

 Sales and Marketing Expense

   Production costs of future media advertising are expensed on the first airdate or print release date of the advertising. All other advertising and promotion expenses are expensed as incurred. Total advertising expense was $633 in 1999.

 Pension and Retirement Savings Plan

   The Company's employees are covered by a Borden pension plan. The Borden-sponsored plan is accounted for under Statement of Financial Accounting Standard ("SFAS") No. 87.

   Substantially all of the Company's employees participate in Borden's retirement savings plan. The Company's cost of providing the retirement savings plan represents its matching of eligible contributions made by participating employees and is recognized as a charge to income in the year the cost is incurred.

                     reSOURCE PARTNER, INC. AND SUBSIDIARY

 Non-pension Post Employment Benefits

   The Company provides certain health and life insurance benefits for eligible retirees and their dependents. The benefits are accounted for under SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," whereby the cost of postretirement benefits is accrued during the employees' working careers. The Company provides certain other postemployment benefits to qualified former and inactive employees. The benefits are accounted for under SFAS No. 112, "Employers' Accounting for Postemployment Benefits," which requires that the cost of benefits provided to former or inactive employees after employment, but before retirement, be accrued when it is probable that a benefit will be provided.

 Income Taxes

   The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the use of liability method of accounting for deferred income taxes. The Company is included in the consolidated tax return of Borden. The Company accounts for income taxes on a separate return basis under a tax sharing agreement with Borden. The provisions of the agreement provide that the Company will only realize the tax benefit of the net operating losses to the extent it pays income taxes. Due to the uncertainty of future taxable income, the Company fully reserves for the value of deferred tax assets.

 General Insurance

   The Company has insurance policies to cover potential losses and liabilities relating to workers' compensation, health and welfare claims, physical damage to property, business interruption and comprehensive general and product liability. These policies generally have deductibles. Losses are accrued for the estimated aggregate liability for claims incurred using certain actuarial assumptions and the Company's experience.

 Earnings Per Share

   Basic and diluted loss per common share for 1999 is computed by dividing net loss by the weighted average number of common shares outstanding during 1999. Options issued that enable the holder to obtain additional shares of stock were not assumed exercised because they were anti-dilutive for 1999. The Company has no other potentially dilutive securities.

 Concentrations of Credit Risk

   Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. The Company invests most of its excess cash with Borden, which in turn places the funds in temporary cash investments and marketable securities with high quality institutions and performs ongoing evaluations of the financial condition of the institutions. Borden, by policy, limits the amount of credit exposure to any one institution. The Company generally does not require collateral or other security to support customer receivables. The Company monitors its exposure to credit losses and maintains allowances for anticipated losses. Sales to the Company's largest customers, Borden Foods Corporation and Borden Chemical, Inc. were $6,816 and $4,853, respectively for 1999.

 Impairment

   The Company periodically evaluates the recoverability of equipment and leasehold improvements by assessing whether the carrying value can be recovered over its remaining useful life through expected future undiscounted cash flows. In the opinion of management, no such impairment existed at December 31, 1999.

                     reSOURCE PARTNER, INC. AND SUBSIDIARY

 Stock Options

   The Financial Accounting Standards Board ("FASB") issued SFAS No. 123, "Accounting for Stock-Based Compensation." As permitted by SFAS No. 123, the Company will continue to apply its current accounting policy of the intrinsic value method under Accounting Principles Board Opinion No. 25 and will include the additional disclosures required by SFAS No. 123.

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

 Recently Issued Accounting Statements

   In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard requires all derivatives be measured at fair value and be recorded on a company's balance sheet as an asset or liability, depending upon the company's underlying rights or obligations associated with the derivative instrument. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-- Deferral of the Effective Date of FASB Statement No. 133." This statement defers the effective date of SFAS No. 133 to fiscal quarters of all fiscal years beginning after June 15, 2000. The Company is currently considering the impact of this pronouncement.

3. AFFILIATED BORROWINGS

   The Company has a revolving loan agreement (the "Loan Agreement") to borrow funds from Borden. The Loan Agreement, as informally amended, provides for a revolving loan facility, at a variable interest rate equal to Borden's cost of funds for 30 day LIBOR borrowings plus 0.50% and has no expiration date at this time. A commitment fee of 0.10% is paid on the unused portion of the revolving loan. The Company had $16,350 of borrowings under the revolving agreement at December 31, 1999.

   The Loan Agreement contains certain restrictions on the activities of the Company and its subsidiary, including restrictions on liens, the incurrence of indebtedness, mergers and consolidations, sales of assets, investments, payment of dividends, changes in nature of business, prepayments of certain indebtedness, transactions with affiliates, capital expenditures, changes in control and the use of proceeds from asset sales.

4. PENSION AND RETIREMENT SAVINGS PLANS

   All employees of the Company are covered under a non-contributory defined benefit pension plan provided by Borden (the "Borden Plan"). The Borden Plan provides benefits for employees based on eligible compensation and years of credited service. Additionally, eligible employees may contribute up to 5% of their pay (7% for certain longer service salaried employees) in a defined contribution retirement savings plan, which is currently matched by the Company at 50%. Charges to operations for matching contributions for the Company's employees under the Borden's retirement savings plan in 1999 were $224.

   A net pension liability of $653, which approximates the portion of the total pension assets and liabilities of Borden that relates to the employees of the Company, has been reflected in the Company's consolidated balance sheet. The gross pension obligation was allocated to the Company based upon the actuarially determined obligation relating to the Company's employees. The pension expense allocated to the Company for Borden's Plan was $255 during 1999.

                     reSOURCE PARTNER, INC. AND SUBSIDIARY

   Borden's funding of its pension plans equals or exceeds the minimum funding requirements imposed by Federal and foreign laws and regulations. Plan assets consist primarily of equity securities and corporate obligations.

   For informational purposes, the funded status of the Borden Plan is as follows:

                                                                     Borden Plan
                                                                        1999
                                                                     -----------
                                                                         (in
                                                                      millions)
   Change in Benefit Obligation
   Benefit obligation at beginning of year..........................   $351.0
   Service cost.....................................................      5.0
   Interest cost....................................................     22.2
   Actuarial losses.................................................     (5.8)
   Foreign currency exchange rate changes...........................      0.2
   Benefits paid....................................................    (42.0)
   Plan amendments..................................................      2.0
   Settlements......................................................     (0.3)
                                                                       ------
   Benefit obligation at end of year................................   $332.3
                                                                       ======
   Change in Plan Assets
   Fair value of plan assets at beginning of year...................   $347.7
   Actual return on plan assets.....................................     75.4
   Foreign currency exchange rate changes...........................      0.2
   Employer contribution............................................      0.7
   Benefits paid....................................................    (42.0)
   Settlements......................................................     (1.0)
                                                                       ------
   Fair value of plan assets at end of year.........................   $381.0
                                                                       ======
   Funded Status--plan assets in excess of benefit obligation.......   $ 48.7
   Unrecognized net actuarial loss..................................     73.3
   Unrecognized initial transition loss.............................     (0.4)
   Unrecognized prior service cost..................................      6.1
                                                                       ------
   Prepaid pension asset............................................   $127.7

   The weighted average rates used to determine 1999 net pension expense were as follows:

   Discount rate........................................................... 6.8%
   Rate of increase in future compensation levels.......................... 4.2%
   Expected long-term rate of return on plan assets........................ 8.0%

   The Company has a recorded liability of $483 at December 31, 1999 for other pension benefits provided under non-qualified plans, which do not meet the reporting requirements of SFAS No. 87. In 1999, the Company recorded expenses of $115 related to these plans.

                     reSOURCE PARTNER, INC. AND SUBSIDIARY

5. NON-PENSION POSTRETIREMENT BENEFIT

   The Company uses Borden sponsored plans to provide certain health and life insurance benefits for eligible retirees and their dependents. The cost of postretirement benefits is accrued during employees' service. Participants who are not eligible for Medicare are provided with the same medical benefits as active employees, while those who are eligible for Medicare are provided with supplemental benefits. The postretirement medical benefits are contributory and the postretirement life insurance benefits are noncontributory. Benefits are funded on a pay-as-you-go basis.

   For informational purposes, the change in benefit obligations of Borden is as follows:

                                                                      Borden
                                                                       1999
                                                                   ------------
                                                                   (in millions)
   Change in Benefit Obligation
   Benefit obligation at beginning of year........................    $107.0
   Interest cost..................................................       6.7
   Contributions by plan participants.............................       2.2
   Actuarial losses...............................................       6.1
   Benefits paid..................................................     (12.4)
   Plan Amendment.................................................      (6.5)
                                                                      ------
   Benefit obligation at end of year..............................     103.1
   Unrecognized net actuarial gain................................      32.0
   Unrecognized prior service benefit.............................      32.4
                                                                      ------
   Accrued postretirement obligation at end of year...............    $167.5
                                                                      ======

   The weighted average discount rate used in determining the postretirement benefit obligation at December 31, 1999 was 7.8%. For measurement purposes, health care costs are assumed to increase 8.1% in 2000 grading down gradually to a constant 5.8% annual increase for both pre-65 and post-65 benefits by the year 2004.

   Following are the components of Borden's net postretirement benefit recognized for 1999:

                                                                    Borden 1999
                                                                   -------------
                                                                   (in millions)
   Interest cost on projected benefit obligation..................     $ 6.7
   Amortization of prior service benefit..........................      (8.7)
   Immediate recognition of initial obligation....................       1.0
   Recognized actuarial gain......................................      (2.7)
                                                                       -----
   Net postretirement benefit.....................................     $(3.7)
                                                                       =====

   Assumed health care cost trend rates have a significant effect on the amounts reported for health care plans. A one-percentage-point change in the assumed health care cost trend rates would have the following effects on the Borden amounts:

                                                      1% increase 1% decrease
                                                      ----------- -----------
                                                           (in millions)
   Effect on total service cost and interest cost
    components.......................................    $0.6        $(0.5)
   Effect on postretirement benefit obligation.......     7.2         (6.5)

                     reSOURCE PARTNER, INC. AND SUBSIDIARY

   The Company has a recorded liability of $288 at December 31, 1999 for its share of postretirement benefits provided by Borden. In 1999 the Company recorded expenses of $23 related to these benefits.

6. INCOME TAXES

   The Company is included in the consolidated income tax return of Borden. The Company accounts for income taxes as if it were filing on a separate return basis. The Company has a limited tax sharing agreement with Borden, whereby the losses generated by the Company are utilized by Borden. The Company will not receive benefit for such losses until and to the extent it pays income tax on the separate return basis.

   The Company did not provide any current or deferred United States federal, state or foreign income tax provision or benefit because it experienced operating losses since inception. The Company has provided a full valuation allowance on the deferred tax asset, consisting of primarily net operating loss carryforwards.

   The tax effects of the Company's significant temporary differences and loss carry forwards which comprise the deferred tax assets and liabilities at December 31, 1999 follows:

   Deferred tax assets:
     Reserve for doubtful accounts...................................... $  242
     Employee benefits and related items................................    417
     General insurance..................................................     97
     Other long term liabilities........................................    250
     Loss carryforwards (under tax sharing agreement)................... 10,759
                                                                         ------
                                                                         11,765
     Valuation allowance................................................ (9,821)
                                                                         ------
     Total deferred tax assets..........................................  1,944
   Deferred tax liabilities:
     Prepaid and other assets...........................................    331
     Equipment and leasehold improvements...............................  1,613
                                                                         ------
     Total deferred tax liabilities.....................................  1,944
                                                                         ------
     Net deferred tax asset............................................. $    0
                                                                         ======

7. COMMITMENTS AND CONTINGENCIES

   The Company leases office facilities and various types of equipment under operating leases. Lease terms generally range from 3 to 5 years. A portion of the Company's office space is through a sublease agreement with Borden.

   Future minimum annual rentals under operating leases at December 31, 1999 are as follows:

                                                                         Non-
                                                           Affiliated Affiliated
                                                           ---------- ----------
   2000...................................................  $ 1,374    $   889
   2001...................................................    1,446        687
   2002...................................................    1,519         62
   2003...................................................    1,591         59
   2004...................................................      --          18
                                                            -------    -------
     Total................................................  $ 5,930    $ 1,715
                                                            =======    =======

   Total rental expense in 1999 was $1,597, of which $1,446 was affiliated.

                     reSOURCE PARTNER, INC. AND SUBSIDIARY

8. RELATED PARTIES

   In addition to the affiliated borrowings, tax and lease agreements, the Company is engaged in various transactions with Borden and its affiliated companies in the ordinary course of business. Management believes costs associated with these transactions are reasonable based on the agreements, however, the amounts are not necessarily indicative of costs that would have been incurred if the Company operated on a stand alone basis since the business has historically been operated as a division of Borden. Although the Company is a division of Borden, it operates independently. Management fees of $93 have been allocated and are included in the Company's financial statements.

   The Company provides certain administrative services to Borden and its affiliated companies at negotiated fees. These services include: processing of payroll as well as active and retiree group insurance claims, securing insurance coverage for catastrophic claims and IT infrastructure outsourcing.

   The Company is generally self-insured for general insurance claims and post-employment benefits other than pensions; however, they do participate in Borden sponsored plans with other affiliated businesses. The liabilities for these obligations are included in the Company's financial statements.

   The Company also invests excess cash funds held for customers with Borden in one-day investments that totaled $2,750 at December 31, 1999. Interest income from Borden for these one-day investments totaled $98 for 1999.

9. COMMON STOCK AND STOCK OPTIONS

   The Company issued stock options under its Management Stockholders' Agreement in which the fair value is determined by a formula (as defined) and whereby the Company has the right to repurchase the stock and options at certain determinable dates and events.

   At December 31, 1999, the Company has granted options to purchase additional 574,655 shares of common stock at an exercise price of $5 per share. During 1999, options for 21,000 shares and 56,000 were cancelled and forfeited, respectively, and 40,250 options were granted. The options expire 10 years from the date of grant and vest ratably over 5 years. The options are generally not transferable and exercisability of the options will accelerate upon a change of control as defined.

   The stock options have an exercise price of $5 per share (fair value at date of grant) and a weighted average remaining life of 1.7 years. The fair value of options at the grant date and at December 31, 1999 was less than the exercise price for all options outstanding. Compensation expense for the Company's stock option plan for 1999 based on the provisions of SFAS No. 123 is $106.

10. INSURANCE SUBSIDIARY

   rSP Insurance Agency, Inc (a wholly owned subsidiary) handles the placement of stop-loss, life and short-term disability insurance for selected customers of the processing business. This subsidiary is a licensed insurance agency in the State of Ohio. Commissions earned on the placement of policies were $694 in 1999.

11. DISCONTINUED OPERATIONS

   In the first quarter of 1999, the Company sold its printing business for cash proceeds of $1,518 resulting in a pretax gain of $453. This business was a separate segment of the Company's business as defined by generally accepted accounting principles and as such has been reclassified to discontinued operations in the statements of operations and cash flows.

                     reSOURCE PARTNER, INC. AND SUBSIDIARY

12. SEGMENT REPORTING

   SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" requires an enterprise to report financial and descriptive information about its operating segments. In accordance with SFAS No. 131, the Company determined its operating segments on the same basis that is used internally to evaluate segment performance and allocate resources.

   Each of the Company's operating segments offers different, but integrated, services with different economic characteristics. The segments within the Company include Consulting, Hosting and Processing services.

   The remainder of the Company's results of operations represent general and administrative and selling and marketing functions which are listed in the "Administrative and other" category.

   The results of the discontinued operations have not been included in the segment reporting.

                                                                        1999
                                                                      --------
   Affiliated Revenues
    Consulting....................................................... $    750
    Hosting..........................................................   11,443
    Processing.......................................................    3,536
    Other............................................................      202
                                                                      --------
    Total............................................................ $ 15,931
                                                                      ========
   Trade Revenues
    Consulting....................................................... $  2,241
    Hosting..........................................................    5,111
    Processing.......................................................    1,724
    Other............................................................      106
                                                                      --------
    Total............................................................ $  9,182
                                                                      ========
   Gross Margin (Deficit)
    Consulting....................................................... $ (1,741)
    Hosting..........................................................      753
    Processing.......................................................   (1,304)
    Other............................................................      308
                                                                      --------
    Total............................................................ $ (1,984)
                                                                      ========
   Total Assets
    Consulting....................................................... $  1,664
    Hosting..........................................................    5,488
    Processing.......................................................    5,545
    Administrative and other.........................................    1,988
                                                                      --------
    Total............................................................ $ 14,685
                                                                      ========
   Depreciation and Amortization
    Consulting....................................................... $    708
    Hosting..........................................................    1,008
    Processing.......................................................      197
    Administrative and other.........................................      459
                                                                      --------
    Total............................................................ $  2,372
                                                                      ========
   Capital Expenditures
    Consulting....................................................... $    194
    Hosting..........................................................      833
    Processing.......................................................      249
    Administrative and other.........................................       98
                                                                      --------
    Total............................................................ $  1,374
                                                                      ========

                     reSOURCE PARTNER, INC. AND SUBSIDIARY

13. SUBSEQUENT EVENTS

   Subsequent to December 31, 1999, Borden entered into a letter of intent to sell substantially all the assets and certain liabilities of the Company. The transaction has not yet been finalized.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.


                              [LOGO OF INTERLIANT]

                   7% Convertible Subordinated Notes due 2005


                               ----------------

                              P R O S P E C T U S

                               ----------------


                                      , 2000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following is an itemized statement of the estimated amounts of all expenses payable by the Registrant in connection with the registration of the common stock and notes offered hereby:

      Registration Fee--Securities and Exchange Commission............. $26,105
      Accountants' fees and expenses...................................
      Legal fees and expenses..........................................  10,000
      Printing and engraving expenses..................................
      Transfer agent and registrar fees................................
      Miscellaneous....................................................
                                                                        -------
        Total.......................................................... $
                                                                        =======

Item 14. Indemnification of Directors and Officers

   Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

   Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

   Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against any expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

   Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his duty of loyalty, failing to act on good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. Interliant's Restated Certificate of Incorporation contains such a provision.

   Interliant's Certificate of Incorporation and By-Laws provide that Interliant shall indemnify officers and directors and, to the extent permitted by the Board of Directors, employees and agents of Interliant, to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the By-Laws permit the Board of Directors to authorize Interliant to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of Interliant arising out of his capacity as such.

Item 15. Recent Sales of Unregistered Securities

   In the three years preceding the filing of this Registration Statement, Interliant has issued securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act") to a limited number of persons, as described below.

   Interliant believes that the transactions described below were exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, as transactions by an issuer not involving public offering, or pursuant to Rule 701 promulgated under
Section 3(b) of the Securities Act, as transactions pursuant to written compensatory benefit plans and contracts relating to compensation. The recipients of securities in each of these transactions represented that they were acquiring the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with Interliant, to information about Interliant, or were given an adequate opportunity to review information about Interliant.

   The following figures give effect to a three-for-one stock split of the Common Stock of Interliant in July 1998.

(a) Issuance of Capital Stock.

   Pursuant to a Stock Subscription Agreement dated December 8, 1997 between Interliant and Web Hosting Organization LLC ("WEB"), Interliant issued to WEB, for a purchase price of $5,000,000, 3,000,000 shares of common stock of Interliant, $.01 par value and also granted WEB an option to purchase up to an additional 6,600,000 shares of common stock at an exercise price of $1.67 per share (the "Option").

   On April 7, 1998, in connection with the acquisition of substantially all of the assets of Clever Computers, Inc., ("Clever") and as consideration for entering into an employment agreement with Interliant, Interliant issued 150,000 shares of common stock to the former president and founder of Clever, Steven C. Dabbs.

   On July 10, 1998, Interliant issued 9,000 shares of common stock to Jab Web, Inc. (formerly Tri-Star Web Creations, Inc.), as part of the purchase price for substantially all of the assets of Tri-Star Web Creations, Inc.

   On July 10, 1998, Interliant issued to WEB, for a purchase price of $11,000,000, 6,600,000 shares of common stock.

   On July 10, 1998, Interliant issued 115,707 shares of common stock to All Information Systems, Inc., as part of the purchase price for substantially all of the assets of All Information Systems, Inc.

   On July 10, 1998, Interliant issued 12,000 shares of common stock to Software Business Technologies, Inc., as part of the purchase price for substantially all of the Web hosting assets of Software Business Technologies, Inc.

   On July 30, 1998, Interliant issued 5,490 shares of common stock to BestWare, Inc. (dba "Maikon"), as part of the purchase price for substantially all of the assets of BestWare, Inc. (dba "Maikon").

   On August 31, 1998, in connection with the acquisition of B.N. Technology, Inc. and as consideration for entering into employment agreements with Interliant, Interliant issued 240,000 shares of common stock to Mr. Bernd Neumann and Andrea Neumann, his wife and 60,000 shares of common stock to Mr. Thomas Gorny.

   On September 16, 1998, in connection with the acquisition of GEN International Inc. and as consideration for entering into a consulting agreement with Interliant, Interliant issued 25,000 shares of common stock to Mr. Thomas Heimann and Patricia Karasy, his wife.

   On September 18, 1998, Interliant issued to WEB, for a purchase price of $7,500,000, 4,500,000 shares of common stock.

   On December 4, 1998, Interliant issued to WEB, for a purchase price of $7,500,000, 4,500,000 shares of common stock.

   On January 28, 1999, Interliant issued 2,647,658 shares of Series A Redeemable Convertible Preferred Stock, convertible into an equal amount of shares of common stock and warrants to purchase 749,625 shares of common stock to SOFTBANK Technology Ventures IV L.P. and one of its affiliates, SOFTBANK Technology Advisors Fund, L.P. for a purchase price of $13,000,000.

   On February 4, 1999, Interliant issued 450,000 shares of common stock to DigiWeb, Inc. as part of the purchase price for substantially all of the assets of DigiWeb, Inc.

   On February 4, 1999, in connection with the acquisition of substantially all of the assets of Telephonetics International, Inc., Interliant issued 140,000 shares of common stock to Telephonetics, International, Inc..

   On February 4, 1999, Interliant issued to WEB, for a purchase price of $11,000,000, 6,600,000 shares of common stock.

   On February 17, 1999, in connection with the acquisition of Net Daemons Associates, Inc., Interliant issued 425,000 shares of common stock to certain stockholders of Net Daemons Associates, Inc.

   On March 10, 1999, in connection with the acquisition of substantially all of the assets of Interliant Texas, Interliant issued 2,748,555 shares of common stock to Mathew Wolf, 398,845 shares of common stock to the Ann Weltchek Wolf 1995 Marital Trust, 797,690 shares of common stock to the Mathew D. Wolf Children's Trust, 31,908 shares of common stock to Michael August and 114,644 shares of common stock to Broadview Holdings LLP.

   On April 19, 1999, SOFTBANK Technology Ventures IV, L.P. and SOFTBANK Technology Advisors Fund, L.P. exercised their warrants to purchase 749,625 shares of the common stock of Interliant for an aggregate exercise price of $5,000,000.

   On May 4, 1999, in connection with the acquisition of Advanced Web Creations, Inc. Interliant issued 52,500 to Advanced Web Creations, Inc., 2,250 shares of common stock to Santa Fe Capital Group of New Mexico, Inc., 53,417 shares of common stock to Gary Rudd, 53,416 shares of common stock to Stephen Rudd, 53,417 shares of common stock to Mark Lichtenstein and 10,000 shares of common stock to Kevin Paul.

   On May 19, 1999, as consideration for entering into a licensing arrangement, Interliant issued 6,000 shares of common stock to Greg Stipe.

   On August 25, 1999, in connection with the acquisition of substantially all of the assets of The Daily-e Corporation, Interliant issued 35,000 shares of common stock to David O'Neill and 35,000 shares of common stock to Eric Ginsburg.

   On September 14, 1999, in connection with the acquisition of Sales Technology Limited, Interliant issued 113,256 shares of common stock to Brett Raynes, 34,206 shares of common stock to Juliet Raynes, 30,085 shares of common stock to David Yuile, 21,870 shares of common stock to Dowell and Associates Advertising Limited, 12,077 shares of common stock to Alastair Morrison, 12,077 shares of common stock to Susannah Morrison, 6,827 shares of common stock to Geoff Dowell and 5,014 shares of common stock to Sheena McQuillan.

   On November 17, 1999, in connection with the acquisition of Triumph Technologies, Inc. and Triumph Development, Inc., Interliant issued 404,298 shares of common stock to Steven R. Munroe, 161,987 shares of common stock to Robert F. Munroe, 75,933 shares of common stock to Brad D. Munroe and 8,776 shares of common stock to Peter Hawtrey

   On December 21, 1999, in connection with the acquisition of The Jacobson Group, Inc., Interliant issued 46,618 shares of common stock to Patricia K. Jacobson, 46,618 shares of common stock to Barry H. Jacobson, 46,618 shares of common stock to Richard W. Weissberg, 15,983 shares of common stock to Michael
S. Kirschenbaum and 3,995 shares of common stock to Elizabeth W. Reiland.

   In January and February 2000, Interliant sold an aggregate of 787,881 shares of common stock to three strategic partners for a total purchase price of $27.5 million. In connection with this sale and with related commercial agreements entered into at the same time with these strategic partners, Interliant issued warrants to purchase an aggregate of 157,575 shares of common stock with a weighted average exercise price of $34.90 per share.

   In February 2000, Interliant sold an aggregate principal amount of $154.8 million of 7% Convertible Subordinated Notes to the initial purchasers and in March 2000, Interliant sold an aggregate principal amount of $10.0 million of the same 7% Convertible Subordinated Notes to Microsoft Corporation.

   On February 29, 2000, in connection with the acquisition of Soft Link, Inc, Interliant issued, as partial consideration, 254,879 shares of common stock to certain stockholders of SoftLink, Inc.

   On February 29, 2000, in connection with the purchase of substantially all of the assets and assumption of certain liabilities of reSOURCE PARTNER, Inc., Interliant issued, as partial consideration, 1,041,179 shares of common stock to certain stockholders of reSOURCE PARTNER, Inc.

(b) Grants of Stock Options.

   The Interliant, Inc. 1998 Stock Option Plan was adopted by Interliant's Board of Directors on February 1, 1998. As of March 31, 2000, options to purchase up to an aggregate 3,927,890 shares of common stock at prices ranging from $0.13 to $42.88 per share, had been granted to employees of Interliant, of which options to purchase up to an aggregate of 1,520,414 shares of common stock, at a weighted average exercise price of $0.85 per share, were outstanding as of such date.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

  2.1 --Asset Purchase Agreement among Sage Networks Acquisition Corp., Sage
        Networks, Inc., Interliant, Inc. and the shareholders of Interliant,
        Inc., dated March 8, 1999.*

  2.2 --Agreement to Deliver Shares between Interliant, Inc., Sage Networks
        Acquisition Corp. and Sage Networks, Inc., dated as of March 10, 1999.*

  2.3 --Agreement and Plan of Merger by and among Net Daemons, Inc., the
        Shareholders Party hereto and Sage Networks, Inc. and Sage NDA
        Acquisition Corp., dated as of February 17, 1999.*

  2.4 --Asset Purchase Agreement between DigiWeb, Inc., a Delaware corporation, Yi Wen Chung, Diane X. Chen and DigiWeb, Inc., a Maryland corporation, dated February 4, 1999.*

  2.5  --Asset Purchase Agreement between Telephonetics International, Inc.,
         Alan Kvares and Telephonetics, Inc., dated February 4, 1999.*

  2.6  --Asset Purchase Agreement between Sage Networks Acquisition Corp.,
         Thomas Heimann and GEN International Inc., dated September 16, 1998.*

  2.7  --Asset Purchase Agreement between Global Entrepreneurs Network, Inc.
         and Sage Networks Acquisition Corp., dated as of September 16, 1998.*

  2.8  --Stock Purchase Agreement among B.N. Technology, Inc., Bernd Neumann,
         Annedore Somber and Sage Networks, Inc., dated August 31, 1998.*

  2.9  --Asset Purchase Agreement between Sage Networks, Inc. and HomeCom
         Communications, Inc. dated June 10, 1998.*

  2.10 --Asset Purchase Agreement between Sage Networks Acquisition Corp.,
         Bonnie Shimel, William Nicholson and James Kucharski, Alan Shimel and
         Tri-Star Web Creations, Inc., dated May 1, 1998.*

  2.11 --Asset Purchase Agreement between Sage Networks Acquisition Corp.,
         Steven C. Dabbs and Clever Computers, Inc., dated April 7, 1998.*

  2.12 --Share Purchase Agreement and certain related documents pertaining to the acquisition of the entire issued share capital of Sales Technology
         Limited, between Brett Raynes and others, and Interliant, Inc., and Interliant International, Inc., dated September 14, 1999.**

  2.13 --Stock Purchase Agreement pertaining to the acquisition of all of the outstanding shares of Soft Link Inc., between Gretchen Artig-Swomley and Dale Swomley, and Interliant, Inc., and its wholly owned subsidiary Soft Link Holding Corp., dated February 29, 2000.***

  2.14 --Asset Purchase Agreement dated February 29, 2000 pertaining to the purchase of assets and assumption of certain liabilities of reSOURCE
         PARTNER, Inc. by reSOURCE PARTNER Acquisition Corp., a wholly owned subsidiary of Interliant, Inc.***

  3.1  --Form of Amended and Restated Certificate of Incorporation of the
         Registrant.*

  3.2  --Form of Amended and Restated By-Laws of the Registrant.*

  4.1  --Specimen Certificate for common stock of the Registrant.*

  4.2  --Investors Agreement, dated as of January 28, 1999, by and among Sage
         Networks, Inc., SOFTBANK Technology Ventures IV, L.P. and SOFTBANK
         Technology Advisors Funds, L.P.*

  4.3  --Securities Purchase Agreement between Sage Networks, Inc. and SOFTBANK
         Technology Ventures IV, L.P. and SOFTBANK Technology Advisors Funds,
         L.P. dated January 28, 1999.*

  4.4 --Registration Rights Agreement, dated as of December 8, 1997, by and between Sage Networks, Inc. and Web Hosting Organization LLC.*

  4.5 --Shareholders Agreement by and among Sage Networks, Inc. and each of the Stockholders of Sage Networks, Inc., dated as of March 10, 1999.*

  4.6  --Letter Agreement, dated November 26, 1997, between Leonard J. Fassler,
         Bradley A. Feld, Chef Nominees Limited and Charterhouse Equity
         Partners III L.P. (Agreement has now been terminated.)*

  4.7 --Piggyback Registration Rights Agreement, dated as of January 27, 2000 among Interliant, Inc. and the signatories thereto.+

  4.8 --Indenture for the 7% Convertible Subordinated Notes due 2005, dated as of February 16, 2000, by and between Interliant, Inc. and The Chase
         Manhattan Bank, as trustee including the form of 7% Convertible
         Subordinated Note due 2005.+

  4.9 --Registration Rights Agreement, dated as of February 16, 2000, by and among Interliant, Inc. and the Initial Purchasers.+

  4.10 --Indenture for the 7% Convertible Subordinated Notes due 2005, dated as of February 16, 2000, by and between Interliant, Inc. and The Chase
         Manhattan Bank, as trustee including the form of 7% Convertible
         Subordinated Note due 2005.+

  4.11 --Registration Rights Agreement, dated as of March 10, 2000, by and among Interliant, Inc. and Microsoft Corporation.+

  5.1  --Opinion of Dewey Ballantine LLP.++

 10.1  --Professional Services Agreement by and between Sage Networks, Inc. and
         Portal Software, Inc., dated as of July 31, 1998.*

 10.2  --Software License and Support Agreement by and between Sage Networks,
         Inc. and Portal Software, Inc., dated as of July 31, 1998.*

 10.3 --The Vantive Corporation Software License and Support Agreement by and between Interliant Networks, Inc. and The Vantive Corporation, dated as of September 29, 1998.*

 10.4  --Addendum to The Vantive Corporation Software License and Support
         Agreement by and between Sage Networks, Inc. and The Vantive
         Corporation, dated as of September 29, 1998.*

 10.5  --Master Discounted Internet Services Agreement by and between UUNET
         Technologies, Inc. and Sage Networks, Inc., dated February 17, 1999.*

 10.6  --Joint Development Agreement between Lotus Development Corporation and
         Interliant, Inc., dated as of April 27, 1998.*

 10.7  --Sage Networks, Inc. 1998 Stock Option Plan.*

 10.8  --Form of ISO Award Agreement.*

 10.9  --Form of Incentive Stock Option Award Agreement between Sage Networks,
         Inc. and the individual Optionee.*

 10.10 --Form of Nonqualified Stock Option Award Agreement between Sage
         Networks, Inc. and the individual Optionee.*

 10.11 --Employment Agreement by and between Sage Networks, Inc. and Leonard J.
         Fassler, dated January 1, 1999.*

 10.12 --Consulting Agreement by and between Sage Networks, Inc. and Intensity
         Ventures, Inc., dated January 1, 1999.*

 10.13 --Employment Agreement by and between Sage Networks, Inc. and Stephen W.
         Maggs, dated January 1, 1999.*

 10.14 --Employment Agreement by and between Sage Networks, Inc. and Rajat
         Bhargava, dated January 1, 1999.*

 10.15 --Employment Agreement between Sage Networks, Inc. and James M.
         Lidestri, dated March 3, 1999.*

 10.16 --Deed of Lease by and between Westwood Center, LLC and Sage Networks,
         Inc., dated February 11, 1999.*

 10.17 --Sublease Agreement by and between Southern Company Services, Inc. and
         Sage Networks, Inc., dated May 29, 1998.*

 10.18 --First Amendment to Sublease Agreement by and between Southern Company
         Services, Inc. and Sage Networks, Inc., dated December 15, 1998.*

 10.19 --Sublease Agreement by and between Leuko Site, Inc. and Sage Networks,
         Inc., dated November 17, 1998.*

 10.20 --Agreement for Terminal Facilities Collocation Space by and between
         Comstor Corporation and Sage Networks, Inc., dated as of July 2,
         1998.*


 10.21 --Standard Lease Agreement, dated June 11, 1995, between LaSalle
         Partners Management Limited (as agent for Fannin Street Limited
         Partnership) and Wolf Communications Company.*

 10.22 --First Amendment to Standard Lease, dated January 18, 1996, between
         LaSalle Partners Management Limited (as agent for Fannin Street
         Limited Partnership) and Wolf Communications Company.*

 10.23 --Second Amendment to Standard Lease, dated August 8, 1996, between
         LaSalle Partners Management Limited (as agent for Fannin Street
         Limited Partnership) and Wolf Communications Company.*

 10.24 --First Amendment to Lease Agreement, between Westwood Center, L.L.C.
         and Interliant, Inc., dated June 28, 1999.*

 10.25 --Master Lease Agreement between Leasing Technologies International,
         Inc. and Interliant, Inc., dated June 9, 1999.*

 10.26 --Agreement of Lease between Purchase Corporate Park Associates and
         Courtaulds United States Inc., dated August 23, 1991.*

 10.27 --Sublease, by and between Akzo Nobel Courtalds United States, Inc. and
         Interliant, Inc., dated as of May 11, 1999.*

 10.28 --Agreement of Lease, between Purchase Corporate Park Associates, L.P.
         and Interliant, Inc., dated as of June 16, 1999 (Interliant I).*

 10.29 --Agreement of Lease, between Purchase Corporate Park Associates, L.P.
         and Interliant, Inc., dated as of June 16, 1999 (Interliant II).*

 10.30 --Agreement of Lease, between Purchase Corporate Park Associates, L.P.
         and Interliant, Inc., dated as of June 16, 1999 (Interliant III).*

 10.31 --Employment Agreement by and between Sage Networks, Inc. and Jennifer
         A. Lawton, dated February 17, 1999.****

 10.32 --Second Amendment to Sublease Agreement, dated as of October 31, 1999, between Interliant, Inc. and Southern Company Services, Inc.****

 10.33 --Employment Agreement by and between Interliant, Inc. and William A.
         Wilson, dated November 5, 1999.****

 10.34 --Employment Agreement by and between Interliant, Inc. and Kristian
         Nelson, dated as of January 1, 2000.****

 10.35 --Employment Agreement by and between Interliant, Inc. and Herbert R.
         Hribar, dated January 14, 2000.****

 10.36 --Second Amendment to Lease Agreement, dated as of February 3, 2000,
         Westwood Center L.L.C. and Interliant, Inc.****

 10.37 --Third Amendment to Sublease Agreement, dated as of February 10, 2000, by and between EOP-Perimeter Center, L.L.C. and Interliant, Inc.****

 10.38 --Assignment and Consent of Sublease, dated as of February 29, 2000, by and among reSOURCE Partner, Inc., reSOURCE Partner Acquisition Corp.
         and Borden, Inc.+

 21.1  --List of Subsidiaries.+

 23.1 --Consent of Ernst & Young LLP with respect to the financial statements of Interliant, Inc.+

 23.2 --Consent of Ernst & Young with respect to the financial statements of Sales Technology Limited+

 23.3  --Consent of Deloitte & Touche LLP.+

 23.4  --Consent of Smith Schafer & Associates, Ltd.+

 24.1  --Power of Attorney (included on page II-9).+

 25.1  --Form T-1 Statement of Eligibility under the Trust Indenture Act of
        1939, as amended, of The Chase Manhattan Bank, as Trustee under the Indenture included as Exhibit 4.8.++

 25.2 --Form T-1 Statement of Eligibility under the Trust Indenture Act of
       1939, as amended, of The Chase Manhattan Bank, as Trustee under the Indenture included as Exhibit 4.10.++

 27.1 --Financial Data Schedule.+

--------
   * Incorporated by reference to the Registrant's Registration on Form S-1, File No. 333-74403.
  ** Previously filed as an exhibit to the Company's Current Report on Form 8-K dated September 14, 1999, and incorporated by reference herein.
 *** Previously filed as an exhibit to the Company's Current Report on Form 8-K dated February 16, 2000, and incorporated by reference herein.
**** Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated by reference herein. + Filed herewith
  ++ To be filed by amendment

(b) Consolidated Financial Statement Schedules

   Schedule II Valuation and qualifying accounts

   All other schedules have been omitted because they are not required or because the required information is given in the Consolidated Financial Statements or Notes thereto.

Item 17. Undertakings

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and this offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 16, 2000.

                                          INTERLIANT, INC.

                                          By:      /s/ Herbert R. Hribar
                                             ----------------------------------
                                                     Herbert R. Hribar
                                                    President and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below appoint and constitute Leonard J. Fassler, Bradley A. Feld, William A. Wilson and Bruce S. Klein and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments to the within Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended and to file the same, together with all exhibits thereto, with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and such other agencies, offices and persons as may be required by applicable law, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on May 16, 2000 in the capacities indicated:

                 Signature                            Title                  Date
                 ---------                            -----                  ----

          /s/ Leonard J. Fassler            Co-Chairman of the Board     May 16, 2000
___________________________________________
            Leonard J. Fassler

            /s/ Bradley A. Feld             Co-Chairman of the Board     May 16, 2000
___________________________________________
              Bradley A. Feld

           /s/ Herbert R. Hribar            President, Chief Executive   May 16, 2000
___________________________________________  Officer and Director
             Herbert R. Hribar

           /s/ William A. Wilson            Chief Financial Officer      May 16, 2000
___________________________________________  (Chief Financial and
             William A. Wilson               Accounting Officer)

           /s/ Thomas C. Dircks             Director                     May 16, 2000
___________________________________________
             Thomas C. Dircks

                 Signature                            Title                  Date
                 ---------                            -----                  ----

             /s/ Jay M. Gates               Director                     May 16, 2000
___________________________________________
               Jay M. Gates

           /s/ Merril M. Halpern            Director                     May 16, 2000
___________________________________________
             Merril M. Halpern

            /s/ John P. Landry              Director                     May 16, 2000
___________________________________________
              John P. Landry

            /s/ Charles R. Lax              Director                     May 16, 2000
___________________________________________
              Charles R. Lax

           /s/ Stephen W. Maggs             Director                     May 16, 2000
___________________________________________
             Stephen W. Maggs

          /s/ Patricia A.M. Riley           Director                     May 16, 2000
___________________________________________
            Patricia A.M. Riley

                 Schedule II Valuation and Qualifying Accounts

                                              Additions
                          Balance at  -------------------------            Balance at
                         Beginning of Charged to   Charged to                End of
Classification              Period     Expense   Other accounts Deductions   Period
--------------           ------------ ---------- -------------- ---------- ----------
Year ended December 31,
 1999
  Allowance for
   uncollectible
   accounts............    $320,000   $1,585,254  $507,078(1)   $1,034,332 $1,378,000
Year ended December 31,
 1998
  Allowance for
   uncollectible
   accounts............               $  320,000                           $  320,000

--------
(1) includes allowances of acquired companies

                                 EXHIBIT INDEX

  2.1  --Asset Purchase Agreement among Sage Networks Acquisition Corp., Sage
         Networks, Inc., Interliant, Inc. and the shareholders of Interliant,
         Inc., dated March 8, 1999.*

  2.2  --Agreement to Deliver Shares between Interliant, Inc., Sage Networks
         Acquisition Corp. and Sage Networks, Inc., dated as of March 10,
         1999.*

  2.3  --Agreement and Plan of Merger by and among Net Daemons, Inc., the
         Shareholders Party hereto and Sage Networks, Inc. and Sage NDA
         Acquisition Corp., dated as of February 17, 1999.*

  2.4 --Asset Purchase Agreement between DigiWeb, Inc., a Delaware corporation, Yi Wen Chung, Diane X. Chen and DigiWeb, Inc., a Maryland corporation, dated February 4, 1999.*

  2.5  --Asset Purchase Agreement between Telephonetics International, Inc.,
         Alan Kvares and Telephonetics, Inc., dated February 4, 1999.*

  2.6  --Asset Purchase Agreement between Sage Networks Acquisition Corp.,
         Thomas Heimann and GEN International Inc., dated September 16, 1998.*

  2.7  --Asset Purchase Agreement between Global Entrepreneurs Network, Inc.
         and Sage Networks Acquisition Corp., dated as of September 16, 1998.*

  2.8  --Stock Purchase Agreement among B.N. Technology, Inc., Bernd Neumann,
         Annedore Somber and Sage Networks, Inc., dated August 31, 1998.*

  2.9  --Asset Purchase Agreement between Sage Networks, Inc. and HomeCom
         Communications, Inc. dated June 10, 1998.*

  2.10 --Asset Purchase Agreement between Sage Networks Acquisition Corp.,
         Bonnie Shimel, William Nicholson and James Kucharski, Alan Shimel and
         Tri-Star Web Creations, Inc., dated May 1, 1998.*

  2.11 --Asset Purchase Agreement between Sage Networks Acquisition Corp.,
         Steven C. Dabbs and Clever Computers, Inc., dated April 7, 1998.*

  2.12 --Share Purchase Agreement and certain related documents pertaining to the acquisition of the entire issued share capital of Sales Technology
         Limited, between Brett Raynes and others, and Interliant, Inc., and Interliant International, Inc., dated September 14, 1999.**

  2.13 --Stock Purchase Agreement pertaining to the acquisition of all of the outstanding shares of Soft Link Inc., between Gretchen Artig-Swomley and Dale Swomley, and Interliant, Inc., and its wholly owned subsidiary Soft Link Holding Corp., dated February 29, 2000.***

  2.14 --Asset Purchase Agreement dated February 29, 2000 pertaining to the purchase of assets and assumption of certain liabilities of reSOURCE
         PARTNER, Inc. by reSOURCE PARTNER Acquisition Corp., a wholly owned subsidiary of Interliant, Inc.***

  3.1  --Form of Amended and Restated Certificate of Incorporation of the
         Registrant.*

  3.2  --Form of Amended and Restated By-Laws of the Registrant.*

  4.1  --Specimen Certificate for common stock of the Registrant.*

  4.2  --Investors Agreement, dated as of January 28, 1999, by and among Sage
         Networks, Inc., SOFTBANK Technology Ventures IV, L.P. and SOFTBANK
         Technology Advisors Funds, L.P.*

  4.3  --Securities Purchase Agreement between Sage Networks, Inc. and SOFTBANK
         Technology Ventures IV, L.P. and SOFTBANK Technology Advisors Funds,
         L.P. dated January 28, 1999.*

  4.4 --Registration Rights Agreement, dated as of December 8, 1997, by and between Sage Networks, Inc. and Web Hosting Organization LLC.*

  4.5 --Shareholders Agreement by and among Sage Networks, Inc. and each of the Stockholders of Sage Networks, Inc., dated as of March 10, 1999.*

  4.6  --Letter Agreement, dated November 26, 1997, between Leonard J. Fassler,
         Bradley A. Feld, Chef Nominees Limited and Charterhouse Equity
         Partners III L.P. (Agreement has now been terminated.)*

  4.7 --Piggyback Registration Rights Agreement, dated as of January 27, 2000 among Interliant, Inc. and the signatories thereto.+

  4.8 --Indenture for the 7% Convertible Subordinated Notes due 2005, dated as of February 16, 2000, by and between Interliant, Inc. and The Chase
         Manhattan Bank, as trustee including the form of 7% Convertible
         Subordinated Note due 2005.+

  4.9 --Registration Rights Agreement, dated as of February 16, 2000, by and among Interliant, Inc. and the Initial Purchasers.+

  4.10 --Indenture for the 7% Convertible Subordinated Notes due 2005, dated as of February 16, 2000, by and between Interliant, Inc. and The Chase
         Manhattan Bank, as trustee including the form of 7% Convertible
         Subordinated Note due 2005.+

  4.11 --Registration Rights Agreement, dated as of March 10, 2000, by and among Interliant, Inc. and Microsoft Corporation.+

  5.1  --Opinion of Dewey Ballantine LLP.++

 10.1  --Professional Services Agreement by and between Sage Networks, Inc. and
         Portal Software, Inc., dated as of July 31, 1998.*

 10.2  --Software License and Support Agreement by and between Sage Networks,
         Inc. and Portal Software, Inc., dated as of July 31, 1998.*

 10.3 --The Vantive Corporation Software License and Support Agreement by and between Interliant Networks, Inc. and The Vantive Corporation, dated as of September 29, 1998.*

 10.4  --Addendum to The Vantive Corporation Software License and Support
         Agreement by and between Sage Networks, Inc. and The Vantive
         Corporation, dated as of September 29, 1998.*

 10.5  --Master Discounted Internet Services Agreement by and between UUNET
         Technologies, Inc. and Sage Networks, Inc., dated February 17, 1999.*

 10.6  --Joint Development Agreement between Lotus Development Corporation and
         Interliant, Inc., dated as of April 27, 1998.*

 10.7  --Sage Networks, Inc. 1998 Stock Option Plan.*

 10.8  --Form of ISO Award Agreement.*

 10.9  --Form of Incentive Stock Option Award Agreement between Sage Networks,
         Inc. and the individual Optionee.*

 10.10 --Form of Nonqualified Stock Option Award Agreement between Sage
         Networks, Inc. and the individual Optionee.*

 10.11 --Employment Agreement by and between Sage Networks, Inc. and Leonard J.
         Fassler, dated January 1, 1999.*

 10.12 --Consulting Agreement by and between Sage Networks, Inc. and Intensity
         Ventures, Inc., dated January 1, 1999.*

 10.13 --Employment Agreement by and between Sage Networks, Inc. and Stephen W.
         Maggs, dated January 1, 1999.*

 10.14 --Employment Agreement by and between Sage Networks, Inc. and Rajat
         Bhargava, dated January 1, 1999.*

 10.15 --Employment Agreement between Sage Networks, Inc. and James M.
         Lidestri, dated March 3, 1999.*

 10.16 --Deed of Lease by and between Westwood Center, LLC and Sage Networks,
         Inc., dated February 11, 1999.*

 10.17 --Sublease Agreement by and between Southern Company Services, Inc. and
         Sage Networks, Inc., dated May 29, 1998.*

 10.18 --First Amendment to Sublease Agreement by and between Southern Company
         Services, Inc. and Sage Networks, Inc., dated December 15, 1998.*

 10.19 --Sublease Agreement by and between Leuko Site, Inc. and Sage Networks,
         Inc., dated November 17, 1998.*

 10.20 --Agreement for Terminal Facilities Collocation Space by and between
         Comstor Corporation and Sage Networks, Inc., dated as of July 2,
         1998.*

 10.21 --Standard Lease Agreement, dated June 11, 1995, between LaSalle
         Partners Management Limited (as agent for Fannin Street Limited
         Partnership) and Wolf Communications Company.*

 10.22 --First Amendment to Standard Lease, dated January 18, 1996, between
         LaSalle Partners Management Limited (as agent for Fannin Street
         Limited Partnership) and Wolf Communications Company.*

 10.23 --Second Amendment to Standard Lease, dated August 8, 1996, between
         LaSalle Partners Management Limited (as agent for Fannin Street
         Limited Partnership) and Wolf Communications Company.*

 10.24 --First Amendment to Lease Agreement, between Westwood Center, L.L.C.
         and Interliant, Inc., dated June 28, 1999.*

 10.25 --Master Lease Agreement between Leasing Technologies International,
         Inc. and Interliant, Inc., dated June 9, 1999.*

 10.26 --Agreement of Lease between Purchase Corporate Park Associates and
         Courtaulds United States Inc., dated August 23, 1991.*

 10.27 --Sublease, by and between Akzo Nobel Courtalds United States, Inc. and
         Interliant, Inc., dated as of May 11, 1999.*

 10.28 --Agreement of Lease, between Purchase Corporate Park Associates, L.P.
         and Interliant, Inc., dated as of June 16, 1999 (Interliant I).*

 10.29 --Agreement of Lease, between Purchase Corporate Park Associates, L.P.
         and Interliant, Inc., dated as of June 16, 1999 (Interliant II).*

 10.30 --Agreement of Lease, between Purchase Corporate Park Associates, L.P.
         and Interliant, Inc., dated as of June 16, 1999 (Interliant III).*

 10.31 --Employment Agreement by and between Sage Networks, Inc. and Jennifer
         A. Lawton, dated February 17, 1999.****

 10.32 --Second Amendment to Sublease Agreement, dated as of October 31, 1999, between Interliant, Inc. and Southern Company Services, Inc.****

 10.33 --Employment Agreement by and between Interliant, Inc. and William A.
         Wilson, dated November 5, 1999.****

 10.34 --Employment Agreement by and between Interliant, Inc. and Kristian
         Nelson, dated as of January 1, 2000.****

 10.35 --Employment Agreement by and between Interliant, Inc. and Herbert R.
         Hribar, dated January 14, 2000.****

 10.36 --Second Amendment to Lease Agreement, dated as of February 3, 2000,
         Westwood Center L.L.C. and Interliant, Inc.****

 10.37 --Third Amendment to Sublease Agreement, dated as of February 10, 2000, by and between EOP-Perimeter Center, L.L.C. and Interliant, Inc.****

 10.38 --Assignment and Consent of Sublease, dated as of February 29, 2000, by and among reSOURCE Partner, Inc., reSOURCE Partner Acquisition Corp.
         and Borden, Inc.+

 21.1 --List of Subsidiaries.+

 23.1 --Consent of Ernst & Young LLP with respect to the financial statements of Interliant, Inc.+

 23.2 --Consent of Ernst & Young with respect to the financial statements of Sales Technology Limited+

 23.3 --Consent of Deloitte & Touche LLP.+

 23.4 --Consent of Smith Schafer & Associates, Ltd.+

 24.1 --Power of Attorney (included on page II-9).+

 25.1 --Form T-1 Statement of Eligibility under the Trust Indenture Act of
       1939, as amended, of The Chase Manhattan Bank, as Trustee under the Indenture included as Exhibit 4.8.++

 25.2 --Form T-1 Statement of Eligibility under the Trust Indenture Act of
       1939, as amended, of The Chase Manhattan Bank, as Trustee under the Indenture included as Exhibit 4.10.++

 27.1 --Financial Data Schedule.+

--------
   * Incorporated by reference to the Registrant's Registration on Form S-1, File No. 333-74403.
  ** Previously filed as an exhibit to the Company's Current Report on Form 8-K dated September 14, 1999, and incorporated by reference herein.
 *** Previously filed as an exhibit to the Company's Current Report on Form 8-K dated February 16, 2000, and incorporated by reference herein.
**** Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated by reference herein. + Filed herewith
  ++ To be filed by amendment

(b) Consolidated Financial Statement Schedules